UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

LETTER TO SHAREHOLDERS

Dear Fellow Shareholder,

You are cordially invited to attend the 2020 annual and special meeting of shareholders (the “Meeting”) of DIRTT Environmental Solutions Ltd. (“DIRTT”). The Meeting will take place in                      at                                                      , at 11:00 a.m. CT on Friday, May 22, 2020.

The matters expected to be acted upon at the Meeting are described in the accompanying Notice of Annual and Special Meeting of Shareholders and Management Information Circular and Proxy Statement. You are entitled to vote at the Meeting and any adjournments, continuations or postponements of the Meeting only if you were a shareholder as of the close of business on April 2, 2020.

Thank you for your ongoing commitment to DIRTT. I look forward to seeing you May 22nd.

Sincerely,

Kevin O’Meara

Chief Executive Officer

Your vote is important. Whether or not you can attend the Meeting, please read the Management Information Circular and Proxy Statement carefully, and then cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the proxy card so that your shares will be represented at the Meeting. Your vote will mean that you are represented at the Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

DIRTT Environmental Solutions Ltd.

Notice of Annual and Special Meeting

Our annual and special meeting of shareholders (the “Meeting”) will be held at on Friday, May 22, 2020 at 11:00 am (CT)

for the purposes of:

1.

receiving the audited consolidated financial statements of DIRTT Environmental Solutions Ltd. (the “Company”) for the year ended December 31, 2019 and the independent registered public accounting firm’s report thereon;

2.	electing the directors of the Company to serve until the 2021 annual meeting of shareholders or until their successors are duly elected or appointed;

3.

appointing PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, at a remuneration to be fixed by the board of directors of the Company;

4.

confirming and ratifying an amendment to the Amended and Restated By-Law No. 1 of the Company to provide for a minimum quorum of at least 33-1/3% of the outstanding common shares of the Company at meetings of shareholders (the “Common Shares”);

5.	approving the Company’s 2020 Long Term Incentive Plan (the “LTIP”), which, if approved, replaces the Company’s current Performance Share Unit Plan and Amended and Restated Incentive Option Plan; and

6.	transacting such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Only registered holders of Common Shares at the close of business on April 2, 2020, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof. The specific details of the matters proposed to be put before the meeting are set forth in the Management Information Circular and Proxy Statement of the Company, which accompanies this Notice.

Registered holders of Common Shares may vote their proxies by signing, dating and returning a proxy card or by using the Internet or telephone pursuant to the instructions on their proxy card. If your Common Shares are held in the name of a bank or broker, you may be able to vote on the Internet or by telephone. Please follow the instructions on the voting instruction form you receive. Voting by using the Internet or telephone, or by returning your proxy card or voting instruction form in advance of the Meeting, does not preclude you from attending the Meeting.

By order of the Board of Directors

                             , 2020

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2020

Our notice of the annual and special meeting, proxy statement, form of proxy card or voting instruction form and 2019 annual report to shareholders are available on the Internet at www.dirtt.com/investors.

We will provide without charge to you, upon your request, a copy of our annual report on Form 10-K for the year ended December 31, 2019 filed with the U.S. Securities and Exchange Commission and the applicable securities commissions or similar regulatory authorities in Canada. Requests for copies should be addressed to 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6, Attention: Investor Relations.

Your vote is important. Whether or not you expect to attend the meeting, please vote over the Internet, by telephone, or by completing and promptly returning the enclosed proxy card or voting instruction form so that your shares may be represented at the meeting.

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GENERAL INFORMATION	1

Who Can Vote	2

How to Vote	2

Shareholder Voting Matters and Board Recommendation	4

Voting by Proxy	4

Changing Your Vote	4

Abstentions, Withheld Votes and Broker Non-votes	4

Required Votes for Each Proposal	5

Other Information	5

FINANCIAL STATEMENTS	7

PROPOSAL NO. 1 – ELECTION OF DIRECTORS	8

Family Relationships	12

Majority Voting Policy	12

Legal Proceedings, Cease Trade Orders, Bankruptcies, Penalties or Sanctions	13

PROPOSAL NO. 2 –APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	15

Audit and Related Fees	15

PROPOSAL NO. 3 – BY-LAW AMENDMENT	17

PROPOSAL NO. 4 – APPROVAL OF THE COMPANY’S LONG TERM INCENTIVE PLAN	19

Background and Purpose of Proposal	19

Summary of the Plan	19

Persons Who May Participate in the Plan	20

Shares to be Offered	20

Compensation Limits	21

Administration	21

Awards Under the Plan	21

Other Provisions	23

Canadian Federal Income Tax Consequences	26

Federal U.S. Tax Consequences to Participants	29

Federal U.S. Tax Consequences to the Company	31

New Plan Benefits	31

Securities Authorized for Issuance Under Equity Compensation Plans	32

Consequences of Failing to Approve Proposal No. 4	32

Shareholder Approval	33

Vote Required	33

CORPORATE GOVERNANCE	34

Board of Directors and Committees	34

Board Mandate and Corporate Governance Guidelines	35

Code of Ethics, Insider Trading Policy and Other Corporate Policies	41

Short-Sales and Hedging Transactions	41

Board Shareholder Communication and Engagement Policy	41

EXECUTIVE OFFICERS	43

Biographical Information of Executive Officers	43

EXECUTIVE COMPENSATION	44

2019 Summary Compensation Table	45

Base Salary	47

Short-Term Incentive Plan	48

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Long-Term Incentive Awards	49

All Other Compensation	53

Agreements with our NEOs	53

Agreements with our NEOs	57

Incentive Plans	60

DIRECTOR COMPENSATION	62

Director Stock Ownership Guidelines	63

Director Compensation Table	63

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	64

Transactions with Related Parties	64

Related Party Transactions Policy	64

Interest of Informed Persons in Material Transactions	64

Indebtedness of Directors and Executive Officers	64

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	65

REPORT OF THE AUDIT COMMITTEE	67

DELINQUENT SECTION 16(A) REPORTS	68

OTHER MATTERS	68

Householding	68

SHAREHOLDER PROPOSALS	69

Shareholder Proposals	69

Other Proposals or Nomination under the Advance Notice Provision	69

ANNUAL REPORT, PROXY STATEMENT AND OTHER INFORMATION	70

APPENDIX A	A-1

APPENDIX B	B-1

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PROXY STATEMENT FOR

2020 ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 22, 2020

at 11:00 am (CT)

at

GENERAL INFORMATION

This management information circular and proxy statement (the “Proxy Statement”), dated April 10, 2020, is provided in connection with the solicitation of proxies by or on behalf of the Board of Directors (the “Board”) of DIRTT Environmental Solutions Ltd. for use at the annual and special meeting of shareholders (the “Meeting”). In this Proxy Statement, “DIRTT,” the “Company,” “we,” “us” or “our” refer to DIRTT Environmental Solutions Ltd., and “you,” “your” and “shareholder” refer to the holders of common shares of the Company (“Common Shares”). The Meeting will be held on Friday, May 22, 2020, at 11:00 am CT, at                                              , for the purposes set forth in the Notice of Meeting.

This Proxy Statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and applicable corporate and securities laws in Canada, and that is designed to assist you in voting your Common Shares.

This Proxy Statement contains detailed information on the matters to be considered at the Meeting, or any adjournment or postponement thereof. Please read this Proxy Statement carefully and remember to vote your Common Shares, either by proxy or in person at the Meeting, or any adjournment or postponement thereof. Your vote is important.

Pursuant to the “notice and access” rules adopted by the SEC and the Canadian Securities Administrators, we have elected to provide access to our proxy materials to our shareholders via the Internet. This delivery process allows us to provide shareholders with the information they need electronically, which is more environmentally friendly and reduces our costs to print and distribute these materials. Accordingly, on or about April 10, 2020, we began mailing a Notice of Internet Availability to shareholders entitled to vote at the Meeting containing instructions on how to access the proxy materials and how to vote online. Please follow the instructions on the Notice of Internet Availability for requesting paper or e-mail copies of our proxy materials. Please note that, while our proxy materials are available at the website referenced in the Notice of Internet Availability and on our website, no other information contained on either website is incorporated by reference into or considered to be a part of this document.

We are permitted under applicable securities laws to deliver a single proxy notice to one address shared by two or more shareholders. This delivery method is referred to as “householding” and helps reduce our printing costs and postage fees. See “Other Matters – Householding” on page 69 of this Proxy Statement.

Unless otherwise indicated, references herein to “$” or “dollars” are expressed in U.S. dollars (US$), and references to Canadian dollars are noted as “C$” or “CAD$.” Unless otherwise stated, all figures presented in Canadian dollars and translated into U.S. dollars were calculated using the daily average exchange rate as reported by the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 31, 2019 of C$1.2962 = US$1.00.

Who Can Vote

Shareholders of record at the close of business on April 2, 2020 (the “Record Date”) are entitled to vote at the Meeting or at any adjournment or postponement thereof, on the basis of one vote per Common Share held, unless (i) a registered shareholder has transferred the ownership of any Common Shares subsequent to the Record Date, and (ii) the transferee shareholder produces properly endorsed share certificates, or otherwise establishes that he or she owns the Common Shares and demands, no later than 10 days before the Meeting, that his or her name be included on the shareholders list before the Meeting, in which case, the transferee shareholder shall be entitled to vote such Common Shares at the Meeting, or any adjournment or postponement thereof. The transfer books will not be closed. As of the close of business on the Record Date, the Company had 84,681,364 Common Shares issued and outstanding.

The presence, in person or by proxy, of two or more shareholders representing at least 33-1/3% of the voting power of outstanding Common Shares on the Record Date (constituting 28,227,122 votes) will constitute a quorum for the transaction of business at the Meeting and any postponement or adjournment thereof, though the Board may fix a new record date for purposes of a postponed or adjourned meeting. Although our current by-laws require the presence, in person or by proxy, of two or more shareholders representing at least 25% of the voting power of outstanding Common Shares, as part of our listing on The Nasdaq Global Select Market (“Nasdaq”), we undertook to disclose in our Proxy Statement that we will postpone or adjourn this Meeting until at least 33-1/3% of our outstanding Common Shares are represented at the Meeting. Additionally, we also undertook to submit for shareholder ratification an amendment to our current by-laws to raise the quorum threshold from 25% to at least 33-1/3% of the voting power of outstanding Common Shares, as described in this Proxy Statement under “Proposal No. 3 – By-Law Amendment.”

Abstentions and broker non-votes, each discussed below, will be counted for the purpose of determining the presence or absence of a quorum.

How to Vote

How you vote depends on whether you are a registered or non-registered shareholder. You are a registered shareholder if the Common Shares you own are registered in your name. You are a non-registered shareholder if your Common Shares are registered in the name of an intermediary, such as a trustee, financial institution or securities broker. This is often called ownership in “street name” because your name does not appear in the records of the Company’s transfer agent, Computershare Trust Company of Canada (“Computershare”). If you are a registered shareholder, you can vote in person or by proxy, as explained below. If you hold any Common Shares in street name, you should receive a voting instruction form from the intermediary in respect of such Common Shares with further voting instructions.

If you receive more than one proxy card or voting instruction form, then you may have more than one account at Computershare, with an intermediary, or both. Please vote all proxy cards and voting instruction forms using the respective control numbers that you receive so that all of the Common Shares that you own will be represented at the Meeting.

Registered Shareholders

If you are a registered shareholder (i.e., shareholder of record), there are four ways to vote:

•

In Person. You do not need to complete or return your proxy form. Before entering the Meeting, please identify yourself as a registered shareholder to a Computershare representative at the table identified as “Shareholder Registration” to register your attendance.

•

Via the Internet. You may vote by proxy via the Internet at www.investorvote.com by following the instructions provided on the Notice of Internet Availability or proxy card. You will need your 15-digit control number that is on the Notice of Internet Availability or proxy card when voting.

•

By Telephone or Facsimile. If you live in the United States or Canada, you may vote by proxy via the telephone by calling 1-866-732-8683. You will need your 15-digit control number that is on the Notice of Internet Availability or proxy card when voting. You may also vote by completing, dating and signing the proxy card and returning it to Computershare by facsimile to 1-416-263-9524 or 1-866-249-7775.

•

By Mail. You may vote by completing, dating and signing the proxy card and returning it to Computershare Trust Company of Canada, Proxy Department in the postage-prepaid envelope provided therewith: (i) by mail using the enclosed return envelope or one addressed to 135 West Beaver Creek, P.O. Box 300, Richmond Hill, Ontario, Canada L4B 4R5; or (ii) by hand delivery to 8th Floor, 100 University Avenue, Toronto, Ontario, Canada M5J 2Y1.

Your completed proxy form must be received by Computershare, or you must have voted by Internet, no later than May 20, 2020 at 11:00 am (CT), or in the case of adjournment or postponement, not less than two business days prior to the time of the adjourned or postponed Meeting or any subsequent adjournment(s) or postponement(s) thereof. The proxy form or any other instrument of proxy will not be valid for the Meeting, or any adjournment or postponement thereof, unless it is signed by you or your attorney (duly authorized in writing). The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion, without notice.

Non-Registered Shareholders

If you are a non-registered shareholder (i.e., beneficial owner), there are four ways to vote:

•

In Person. You may vote your Common Shares in person at the Meeting if you appoint yourself as the proxyholder for your Common Shares before the Meeting by following the instructions on your voting instruction form and returning the completed form to your intermediaries in accordance with its instructions. Before entering the Meeting, please identify yourself as a proxyholder to a Computershare representative at the table identified as “Shareholder Registration” to register your attendance.

•

Via the Internet. You may vote by proxy via the Internet at www.investorvote.com by following the instructions provided on the Notice of Internet Availability or voting instruction form provided to you by your intermediary. You will need your 15-digit control number that is on the voting instruction form when voting.

•

By Telephone. If you live in the United States or Canada, you may vote by proxy via the telephone by calling 1-866-732-8683. You will need your 15-digit control number that is on the voting instruction form provided to you when voting. You may also vote by completing, dating and signing the voting instruction form provided to you by your intermediary and following the guidelines set forth in the voting instruction form.

•	By Mail. You may vote by completing, dating and signing the voting instruction form in accordance with the guidelines set forth in the voting instruction form.

Your completed voting instruction form must be returned on or before the deadline specified on the voting instruction form. The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion, without notice.

Shareholder Voting Matters and Board Recommendation

Voting Matter	Board Vote Recommendation	Additional Information on Page
Election of Directors	FOR each nominee	8
Appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm and authorization of the Board of Directors to fix their remuneration	FOR	15
Confirmation and ratification of amendments to the Company’s Amended and Restated By-Law No. 1 (the “By-Law Amendment”)	FOR	17
Approval of the Company’s 2020 Long Term Incentive Plan (the “LTIP”)	FOR	19

Voting by Proxy

The persons named in the enclosed proxy form are directors or executive officers of the Company. You have the right to appoint another person (who need not be a shareholder) to represent you at the Meeting, or any adjournment or postponement thereof. To do so, insert the name of that person in the space provided in the proxy form and strike out the other names.

Your Common Shares will be voted in accordance with your instructions indicated on the proxy form. In the absence of such instructions, your Common Shares will be voted by the persons named in the enclosed proxy form as follows:

-	FOR the election of each nominated director;
-	FOR the appointment of PwC as the independent registered public accounting firm;
-	FOR the approval of the amendment to the Company’s Amended and Restated By-Law No. 1; and
-	FOR the approval of the LTIP.

We know of no other matters to be submitted to a vote of shareholders at the Meeting. If any other matter is properly brought before the Meeting or any postponement or adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the Common Shares they represent in accordance with their best judgment on such matter. In order for any shareholder to nominate a candidate or to submit a proposal for other business to be acted upon at a given annual meeting, he or she must provide timely written notice to our Corporate Secretary in the form prescribed by our current by-laws and applicable law, as described under “Shareholder Proposals.”

Changing Your Vote

If you are a registered shareholder and change your mind on how you want your Common Shares voted or you decide to attend the Meeting, or any adjournment or postponement thereof, and vote in person, you can revoke your proxy in any manner permitted by law, including (i) by personally attending at the Meeting, or any adjournment or postponement thereof, and voting your Common Shares, (ii) by depositing another form of proxy with a later date, or (iii) in any manner permitted by law, including by instrument in writing executed by you or your attorney (duly authorized in writing) and deposited with Computershare at any time up to and including the second to the last business day preceding the day of Meeting or any adjournment or postponement thereof at which the proxy is to be used, or with the Chair of the Meeting on the day of the Meeting, or any adjournment or postponement thereof. If you are a non-registered shareholder, you must follow the instructions on your voting instruction form to revoke or amend any prior voting instructions.

Abstentions, Withheld Votes and Broker Non-votes

Proxies received but marked as abstentions and broker non-votes will be included in the number of shares considered present at the Meeting for quorum purposes. If you are a non-registered shareholder holding Common Shares through an intermediary, you may instruct the intermediary that you wish to abstain from voting on a proposal or withhold authority to vote for one or more nominees for director or the appointment of the auditor of the Company at the Meeting.

Where a proposal is not “routine,” a broker who has not received instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.” For the Meeting, Proposals No. 1, No. 3 and No. 4 are not considered “routine” proposals, and therefore, brokers cannot exercise discretionary authority regarding such proposals for non-registered owners who have not returned voting instructions. Proposal No. 2 is considered a “routine” proposal, and therefore, brokers can exercise discretionary authority regarding this proposal for non-registered owners who have not returned voting instructions.

Required Votes for Each Proposal

The required vote for each of the proposals expected to be acted upon at the Meeting and the treatment of abstentions and broker non-votes under each proposal are described below:

Proposal No. 1 — Election of directors. The election of each director nominee must be approved by a plurality of votes cast, which means a director will be elected in an uncontested election if he or she receives at least one vote cast “FOR” such nominee. You may either vote “FOR” or “WITHHOLD” your vote with respect to the election of each director nominee. If you vote “FOR” the election of a nominee, your vote will be cast accordingly. If you select “WITHHOLD” with respect to the election of a nominee, your vote will not be counted as a vote cast for the purposes of electing such nominee but will be considered in the application of the Company’s majority voting policy (the “Majority Voting Policy”). See “Proposal No. 1 – Election of Directors – Majority Voting Policy” on page 5 of this Proxy Statement. Pursuant to our Majority Voting Policy, a “WITHHOLD” vote is treated as a share present or represented and entitled to vote on the director nominee and has the same effect as a vote “against” the nominee. The total votes cast with respect to this proposal under our plurality voting requirement and our Majority Voting Policy will exclude abstentions, broker non-votes, and failures to vote with respect to that director’s election. Shareholders do not have the right to cumulative voting in the election of directors.

Proposal No. 2 — Appointment of the independent registered public accounting firm. The proposal to appointment of PwC as our independent registered public accounting firm must receive the affirmative vote of the majority of the votes duly cast at the Meeting, either present in person or represented by proxy. For purposes of this proposal, votes cast at the Meeting include only those votes cast “FOR” the appointment of PwC. If you select “WITHHOLD,” your vote will not be counted as a vote cast for purposes of appointing the proposed independent registered public accounting firm. The total votes cast with respect to this proposal will exclude abstentions and broker non-votes.

Proposal No. 3 — By-Law Amendment. The proposal to confirm and ratify the By-Law Amendment must receive a majority of the votes duly cast at the Meeting, either present in person or represented by proxy. The total votes cast with respect to this proposal will exclude abstentions and broker non-votes.

Proposal No. 4 — Approval of LTIP. The proposal to adopt the LTIP must receive a majority of the votes duly cast at the Meeting, either present in person or represented by proxy. The total votes cast with respect to this proposal will exclude abstentions and broker non-votes.

Other Information

Solicitation

This solicitation is being made by and on behalf of the Board. We will pay the cost of preparing these proxy materials and soliciting your vote. We also will pay the Meeting expenses. In addition, proxies may be solicited by our directors, officers and other employees over the Internet or by telephone, fax, in person or otherwise. These individuals will not receive any additional compensation for assisting in the solicitation. We may also request that intermediaries, brokerage firms, nominees, custodians and fiduciaries transmit proxy materials to the non-registered holders, and we will reimburse them for their reasonable out-of-pocket expenses in transmitting such materials.

The Company has retained the services of Kingsdale Advisors as our strategic shareholder advisor and proxy solicitation agent for the solicitation of proxies for the Meeting, or any adjournment or postponement thereof, at an aggregate cost estimated to be $23,145. Kingsdale Advisors may also receive additional fees from the Company for other services.

The Company may also utilize the Broadridge QuickVote service to assist beneficial shareholders with voting their Common Shares over the telephone. In addition, Kingsdale Advisors may contact such beneficial shareholders to offer assistance with conveniently voting their Common Shares through the Broadridge QuickVote service. Broadridge will then tabulate the results of all the instructions received and provide the appropriate instructions respecting the Common Shares to be represented at the Meeting.

Receiving Meeting Materials as a Non-Registered Holder

The Company uses the “notice and access” process as its method of communication with beneficial shareholders for shareholder voting and proxy-related materials. The Company will not send proxy-related materials directly to non-objecting beneficial shareholders, and such materials will be delivered to non-objecting beneficial shareholders by the non-objecting beneficial shareholder’s intermediary. The Company intends to pay for the costs of an intermediary to deliver to objecting beneficial shareholders the proxy-related materials.

Questions

If you have any questions about the information contained in this Proxy Statement, or require any assistance in completing your proxy form, please contact Kingsdale Advisors at 1-866-851-2743.

Explanatory Note

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. For as long as we are an emerging growth company, we will not be required to include a Compensation Discussion and Analysis section in this Proxy Statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies.

FINANCIAL STATEMENTS

The audited consolidated financial statements of the Company for the year ended December 31, 2019 and the independent registered public accounting report thereon will be placed before the Meeting, or any adjournment or postponement thereof. No vote by the shareholders with respect to the audited consolidated financial statements is required. The audited consolidated financial statements were audited by PwC and approved by the Audit Committee of the Board. Copies of these materials may be obtained by shareholders upon request and will be available at the Meeting, or any adjournment or postponement thereof. These materials are also available on our website at www.dirtt.com, on the Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) at www.sec.gov, and on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

At the Meeting, our shareholders will be asked to elect each of the eight (8) directors identified below to serve until the close of our next annual meeting of shareholders or until his or her successor has been duly elected or appointed. All of the nominees proposed for election as directors are currently directors of the Company. All nominees were recommended to the Board by the Nominating and Governance Committee.

Additionally, see “Proposal No. 1 – Election of Directors – Majority Voting Policy” on page 12 for information about the Company’s Majority Voting Policy.

Mr. Parry has served as a member of the Board since December 2011. Mr. Parry has been the President of Skara Brae Strategy Consultants since 2018, and in this role, he provides strategic advisory services regarding access to capital to high growth companies. Mr. Parry served as the Executive Chairman of Grenville Strategic Royalty Corp. (“Grenville”) from 2014 to 2016 and served as the President and Chief Executive Officer of Grenville from 2017 to 2018. Mr. Parry also served as a Managing Member of NGEN Partners, a U.S. cleantech venture capital firm, and the General Manager, Innovation at BHP Billiton Exploration and Development. Mr. Parry previously served as a director and chair of the audit committee of Boardwalktech (TSXV: BWLK), a California-based blockchain company. Mr. Parry currently serves as a director and chair of the audit committee, and a member of the compensation committee of Clear Blue International Technologies (“Clear Blue”) (TSXV: CBLU), a provider of off-grid lighting and telecom control solutions; and a director at Greengate Power Corp, a privately held company in the renewable energy field. Mr. Parry is a professional geologist and holds a Bachelor of Science degree from Queen’s University and a Master of Science degree from the University of Western Ontario. Our Board believes that Mr. Parry is qualified to serve on our Board due to his extensive management experience, his experience with high growth companies and his board service for several public and private companies.

[Insert Photo] Steve Parry Board Chair, DIRTT
President, Skara Brae Strategy Consultants Age: 64 Ontario, Canada Director Since: December 2011 Independent	MEMBER OF	2019 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board	6/6	100%	Clear Blue International
	Compensation Committee	3/3	100%	Technologies (TSXV: CBLU)
	SECURITIES HELD
	Date	Common Shares	Deferred Share Units		Options
	January 1, 2020	27,100	35,864		40,000
	2019 VOTES IN FAVOR		96.87%

Mr. Boulais has served as a member of the Board since May 2015. Mr. Boulais has been the Managing Director of Tensility Venture Partners, a U.S.-based venture capital firm, since 2017. Additionally, since 2002, Mr. Boulais has served as the Managing Member of Apex Management VI, LLC, the General Partner of Apex Venture Partners, a venture capital firm specializing in investments in seed, early stage, and growth stage companies. He was also a Principal at Mercer Management Consulting (now Oliver Wyman) in the communications, information and entertainment practice. Mr. Boulais holds a Bachelor of Science degree, a Master of Science degree in electrical engineering from the University of Massachusetts, and a Master of Business Administration degree from the Massachusetts Institute of Technology. Our Board believes that Mr. Boulais is qualified to serve on our Board due to his extensive experience with investments in the technology sector and his financial accounting background.

[Insert Photo] Wayne Boulais Managing Director,
Tensility Venture Partners Age: 56 Illinois, USA Director Since: May 2015 Independent	MEMBER OF	2019 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board	6/6	100%	None
	Audit Committee	6/6	100%
	SECURITIES HELD
	Date	Common Shares(1)	Deferred Share Units	Options
	January 1, 2020	3,984,925	12,689	40,000
	2019 VOTES IN FAVOR		99.79%

Mr. Elliott has served as a member of the Board since April 2018. Mr. Elliott was initially appointed to the Board in 2018 as part of a settlement agreement with Iron Compass LLC, one of our shareholders, pursuant to which we agreed to nominate Mr. Elliott as a director for election at our 2018 annual and special meeting of shareholders. Mr. Elliott has over 40 years of experience in construction and technology-enabled engineering. He is currently an advisor to Xylem Inc. (“Xylem”), a leading water technology company committed to delivering innovative and smart technology solutions to meet the world’s water, wastewater and energy needs. Mr. Elliott served as President, from 2009 to 2014, and as President and Chief Executive Officer of Pure Technologies Ltd. (“Pure”) from 2014 to February 2018, when it was acquired by Xylem. Prior to joining Pure, Mr. Elliott served in various management and engineering roles with the Foundation Company of Canada (now Aecon), Cana Construction Ltd. and CCD Engineering Ltd. He is also a former president of the American Concrete Institute (Alberta Chapter). Mr. Elliott holds a Bachelor of Engineering degree from National University of Ireland (University College Cork). Our Board believes that Mr. Elliott is qualified to serve on our Board due to his extensive industry and management experience.

[Insert Photo] John (Jack) Elliott Corporate Director
Age: 68 Alberta, Canada Director Since: April 2018 Independent	MEMBER OF	2019 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board	6/6	100%	None
	Compensation Committee	5/5	100%
	Nominating and Governance Committee	3/3	100%
	SECURITIES HELD
	Date	Common Shares(2)	Deferred Share Units		Options
	January 1, 2020	45,400	12,934		-
	2019 VOTES IN FAVOR		98.19%

Mr. Kaplan has served as a member of the Board since April 2018. Mr. Kaplan was initially appointed to the Board in 2018 as part of a settlement agreement with Iron Compass LLC, one of our shareholders, pursuant to which we agreed to nominate Mr. Kaplan as a director for election at our 2018 annual and special meeting of shareholders. Mr. Kaplan has served as the Chairman of Trex Company (NYSE: TREX), a wood-alternative decking manufacturer focusing on environmental sustainability, since 2015, and served as its President and Chief Executive Officer from 2008 to 2015. Mr. Kaplan also served as the President and Chief Executive Officer of Continental Global Group Inc. from 2006 to 2007. He currently serves as a director of CaesarStone Ltd. (Nasdaq: CTSE), a countertop manufacturing company, and ECORE International Inc., a flooring manufacturing company with a focus on sustainability. Mr. Kaplan holds a Bachelor of Arts degree in Economics from Alfred University and a Master of Business Administration degree from the Wharton School of Business. Our Board believes that Mr. Kaplan is qualified to serve on our Board due to his extensive experience in the building materials and construction industries and his prior executive management experience.

[Insert Photo] Ronald Kaplan Chairman, Trex Company
Age: 68 Virginia, USA Director Since: April 2018 Not Independent	MEMBER OF		2019 ATTENDANCE	CURRENT PUBLIC COMPANY BOARDS
	Board	6/6	100%	Caesarstone Ltd. (NASDAQ: CTSE) Trex Company Inc. (NYSE: TREX)
	SECURITIES HELD
	Date	Common Shares	Deferred Share Units		Options
	January 1, 2020	3,000	11,953		-
	2019 VOTES IN FAVOR		99.77%

Ms. Karkkainen has served as a member of the Board since August 2015. Ms. Karkkainen has over 30 years of experience in commercial real estate development, ownership, property management and finance. Ms. Karkkainen served as a Principal of Bravura Business Solutions Inc., a governance advisory and strategic project management services firm, from 2013 until her retirement in 2018. Ms. Karkkainen currently serves as a director and chairs the finance and audit committee and the compensation committee of Musqueam Capital Company, a privately-held company that develops the real estate holdings of and manages the business of the Musqueam First Nation. She has served on several private and non-profit boards, including as a founding director and Vice-Chair of the BC Provincial Health Services Authority. Ms. Karkkainen holds an ICD.D designation from the Institute of Corporate Directors of Toronto, Ontario. Our Board believes that Ms. Karkkainen is qualified to serve on our Board due to her experience in the commercial real estate sector, her financial accounting background and her board service experience.

[Insert Photo] Denise Karkkainen Corporate Director Age: 56 British Columbia, Canada Director Since: August 2015 Independent	MEMBER OF	2019 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board	6/6	100%	None
	Audit Committee	6/6	100%
	Compensation Committee	5/5	100%
	Nominating and Governance Committee	3/3	100%
	SECURITIES HELD
	Date	Common Shares	Deferred Share Units		Options
	January 1, 2020	33,300	16,314		40,000
	2019 VOTES IN FAVOR		98.24%

Mr. Lillibridge has served as a member of the Board since August 2017. Mr. Lillibridge has served as the President and Chief Executive Officer of TWL Enterprises LLC, a consulting firm focusing on healthcare real estate, since 2019. Mr. Lillibridge also served as the Special Advisor to the Chief Executive Officer of Ventas Inc. (NYSE: VTR), a healthcare real estate investment trust, from 2018 to 2019 and as its Executive Vice-President of Medical Property Operations from 2010 to 2018. He was also the Chief Executive Officer and founder of Lillibridge Healthcare Services Inc. He sits on the boards of Rush University Medical Center and Preferred Podiatry Group, and previously served as the Chairman and member of Young Presidents’ Organization YPO (Gold Chicago Chapter). Mr. Lillibridge has a Bachelor of Science degree with honors from the University of Illinois at Urbana-Champaign and is a member of its Dean’s Business Council. Our Board believes that Mr. Lillibridge is qualified to serve on our Board due to his industry experience in the healthcare sector and his service in various executive management positions.

[Insert Photo] Todd Lillibridge President and CEO of TWL
Enterprises LLC Age: 64 Illinois, USA Director Since: August 2017 Independent	MEMBER OF	2019 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board	6/6	100%	None
	Compensation Committee	5/5	100%
	SECURITIES HELD
	Date	Common Shares	Deferred Share Units		Options
	January 1, 2020	155,700	12,444		-
	2019 VOTES IN FAVOR		98.31%

Ms. McGinley has served as a member of the Board since November 2013. Ms. McGinley served as the Senior Vice-President, Operations of Canwest Broadcasting from 2006 until her retirement in 2010. Since then, she has served on the boards of various public and non-profit companies. She is currently a director of Mullen Group Ltd. (TSX: MTL), a trucking, logistics and oilfield services company, where she also serves on the audit committee and the compensation, nomination and governance committee. She also serves as a trustee, chair of the investment committee and member of the audit committee of Northview Apartment REIT (TSX: NVU.UN), a large multi-family Canadian REIT. Additionally, Ms. McGinley serves as a director and chairs the audit committee of Alberta Blue Cross, and as vice chair and member of the risk and compliance and governance and compensation committees of Blue Cross Life. Ms. McGinley holds a Bachelor of Commerce degree from the University of Alberta and an ICD.D designation by the Institute of Corporate Directors of Toronto, Ontario. She is also a member of the Canadian and Alberta Chartered Professional Accountants. Our Board believes that Ms. McGinley is qualified to serve on our Board due to her financial accounting background and her board and executive management experience.

[Insert Photo] Christine McGinley Corporate Director
Age: 61 Alberta, Canada Director Since: November 2013 Independent	MEMBER OF	2019 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board	6/6	100%	Mullen Group Ltd. (TSE: MTL)
	Audit Committee	6/6	100%	Northview Apartment REIT (TSE: NVU.UN)
	Nominating and Governance Committee	3/3	100%
	SECURITIES HELD
	Date	Common Shares(3)	Deferred Share Units		Options
	January 1, 2020	25,941	21,949		40,000
	2019 VOTES IN FAVOR		99.70%

Mr. O’Meara has served as our President and Chief Executive Officer since September 2018. Prior to joining DIRTT, Mr. O’Meara was an independent advisor to private equity firms spanning multiple industries from 2012 to 2018. He served as the President and Chief Executive Officer of Atrium Corporation, North America’s largest vinyl and aluminum window manufacturer, from 2010 to 2012. Mr. O’Meara was also a co-founder of Builders FirstSource (Nasdaq: BLDR) and served as its Chief Financial Officer from 1997 to 2000, Senior Vice President and Chief Operating Officer from 2000 to 2006, and President and Chief Operating Officer from 2006 to 2007. Mr. O’Meara holds a Master of Business Administration degree from Harvard Business School, a Bachelor of Arts degree in Economics and a Bachelor of Business Administration degree from Southern Methodist University and is a Certified Public Accountant. Our Board believes that Mr. O’Meara is qualified to serve on our Board due to his extensive industry and executive management experience spanning over 20 years and his experience with high growth companies.

[Insert Photo] Kevin O’Meara President & CEO, DIRTT
Age: 55 Alberta, Canada Director Since: September 2018 Not Independent	MEMBER OF		2019 ATTENDANCE	CURRENT PUBLIC COMPANY BOARDS
	Board	6/6	100%	None
	SECURITIES HELD
	Date	Common Shares	Deferred Share Units		Options
	January 1, 2020	50,000	-		2,475,000
	2019 VOTES IN FAVOR		N/A

(1)    Mr. Wayne Boulais is a Managing Member of Apex Management VI, LLC, the General Partner of Apex Venture Partners Fund VI, LP, which owns 3,939,925 Common Shares; however, Mr. Boulais disclaims beneficial ownership of the Common Shares held by Apex Venture Partners Fund VI, LP except to the extent of his pecuniary interest therein.

(2)    Consists of (i) 22,700 Common Shares held of record by Ms. Eleanor Mary Elliott, the spouse of Mr. Elliott, and (ii) 5,000 Common Shares held of record by Scorpion Advisors Ltd.

(3)    Consists of 1,895 Common Shares held of record by Mr. Jeff McGinley, the spouse of Ms. McGinley.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Majority Voting Policy

As set forth in the enclosed proxy form, shareholders may vote “for” or “withhold” their vote for each director nominee. In accordance with the Board’s Majority Voting Policy, if any director nominee receives a number of votes “withheld” from his or her election that is equal to or greater than votes “for” such election, such nominee will submit his or her offer of resignation to the lead director or Chair of the Board. The Nominating and Governance Committee will review such resignation offer and make a recommendation to the Board of whether or not to accept such resignation. The Nominating and Governance Committee is expected to recommend acceptance of the resignation offer to the Board, and the Board is expected to accept such recommendation and resignation offer, except in situations where exceptional circumstances would warrant the director nominee continuing to serve on the Board. The director nominee will not participate in any deliberations of the Nominating and Governance Committee or the Board with respect to his or her resignation offer. Within 90 days of receiving the resignation offer, the Board will make a decision and the Company will issue a press release announcing whether they have accepted or rejected the director nominee’s resignation, a copy of which will be provided to the Toronto Stock Exchange (the “TSX”). The resignation will be effective when accepted by the

Board. The Majority Voting Policy does not apply to contested elections in which the number of director nominees for election is greater than the number of director positions on the Board.

Legal Proceedings, Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Other than as described below, none of the Company’s current directors are, at the date of this Proxy Statement, or have been, within 10 years prior to the date of this Proxy Statement, a director, chief executive officer or chief financial officer of a company that: (a) while such person was acting in that capacity was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation for a period of more than 30 consecutive days (an “order”); or (b) was subject to an order that was issued after that person ceased to be a director, chief executive officer or chief financial officer of the relevant company and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Mr. Parry has served as a director of Clear Blue since July 2018 and as chair of the audit committee since November 2019. On May 1, 2019, the British Columbia Securities Commission issued a management cease trade order against two officers of Clear Blue in connection with the failure by Clear Blue to file audited financial statements for the year ended December 31, 2018 and the related management’s discussion and analysis. The management cease trade order was revoked on June 3, 2019.

None of the Company’s directors have been subject to: (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority, or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Other than as described below, none of the Company’s directors: (a) is, at the date of this Proxy Statement, or have been, within 10 years prior to the date of this Proxy Statement, a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; (b) has, within 10 years prior to the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of the director or executive officer, as applicable, or (c) has been involved in any legal proceedings requiring disclosure under U.S. federal securities laws.

Mr. Parry was elected as a director of Energy and Power Solutions, Inc. (“EPS”) in 2007 as the designee of NGEN Partners. EPS provided energy efficiency solutions to the industrial market. In September 2011, EPS filed for bankruptcy protection pursuant to Chapter 11 of the United States Bankruptcy Code. Mr. Parry ceased to be a director of EPS in June 2011 and, in January 2012, EPS entered into settlement agreements with NGEN Partners to, among other things, release past and current officers, directors, employees and agents of NGEN Partners. In addition, Mr. Parry was elected as a director of Tioga Energy, Inc. (“Tioga”) and SolFocus, Inc. (“SolFocus”) as the designee of NGEN Partners. Tioga and SolFocus were providers of photovoltaic solar systems. Tioga and SolFocus conducted an assignment for the benefit of creditors in April 2013 and May 2013, respectively, and Mr. Parry ceased to be a director of both Tioga and SolFocus each upon such assignments.

Mr. Boulais was elected as a director of BitWave Semiconductor, Inc. (“BitWave”) and SolFocus as the designee of Apex. BitWave was a fabless radio frequency semiconductor company and SolFocus was a provider of photovoltaic solar systems. BitWave and SolFocus conducted an assignment for the benefit of creditors in May 2010 and May 2013, respectively, and Mr. Boulais ceased to be a director of both BitWave and SolFocus each upon such assignments.

To be elected to the Board, a nominee must receive a plurality of votes cast, which means a nominee will be elected in an uncontested election if he or she receives at least one vote cast “FOR” such nominee. Nevertheless, under the Company’s Majority Voting Policy, if a nominee receives a number of “WITHHOLD” votes that equals or exceeds the number of “FOR” votes, that nominee must submit his or her offer of resignation for consideration by the Company’s Nominating and Governance Committee and the Board. See “Proposal No. 1 – Election of Directors – Majority Voting Policy.”

The Board unanimously recommends that the shareholders of the Company vote “FOR” the election of each of the director nominees. Unless you give other instructions, the persons named in the enclosed proxy form intend to vote FOR the election of each of our director nominees. The Company has been informed that each of the proposed nominees listed herein is willing to serve as a director if elected. We have no reason to believe that any of the proposed nominees will be unable to serve as a director. If, prior to the Meeting, or any adjournment or postponement thereof, one of our director nominees is unable to serve or for good cause will not serve, either the number of directors will be reduced or we will nominate or appoint a new director in accordance with applicable law.

PROPOSAL NO. 2 – APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has recommended that PwC be appointed as our independent registered public accounting firm for the fiscal year ended December 31, 2020, and that the remuneration of PwC for such year be fixed by our directors.

At the Meeting, or any adjournment or postponement thereof, shareholders will be asked to appoint PwC to serve as our independent registered public accounting firm until the next annual meeting of shareholders at a remuneration to be fixed by the Board. PwC was first appointed as our independent registered public accounting firm effective June 9, 2017. Deloitte LLP served as our independent auditor prior to such time.

The Audit Committee reviews and pre-approves all audit and non-audit services performed by our independent registered public accounting firm. The Audit Committee approved all services rendered by PwC in the fiscal year ended December 31, 2019, in accordance with these policies.

In its review of non-audit services, the Audit Committee considers, among other things, the possible impact of the performance of such services on the independence of our independent registered public accounting firm. The Audit Committee has determined that the non-audit services performed by PwC in the fiscal year ended December 31, 2019, were compatible with maintaining the independence of our independent registered public accounting firm. Additional information concerning the Audit Committee and its activities can be found in this Proxy Statement under “Corporate Governance.”

Representatives of PwC are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

Audit and Related Fees

The following table sets out the fees for services provided to us by our independent registered public accounting firm for the years ended December 31, 2019 and 2018.

Nature of Services	December 31, 2019 (1)	December 31, 2018 (1)
Audit Fees (2)	$728,975	$407,278
Audit-Related Fees (3)	$96,340	6,820
Tax Fees (4)	$-	47,904
All Other Fees (5)	$1,612	-

Total	$826,876	$462,002

(1)

Such fees were paid in Canadian dollars and translated into U.S. dollars using the daily average exchange rate as reported by the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 31, 2019 of C$1.2962 = US$1.00 and on December 31, 2018 of C$1.3644 = US$1.00 for the respective periods.

(2)

Consists of fees for audit services. This includes, among other things, quarterly reviews and audit of the annual financial statements, including audit of historical financial statements converted from International Financial Reporting Standards to U.S. generally accepted accounting principles, review of the Registration Statement on Form 10 and the Registration Statement on Form S-8 filings, due diligence in support of a potential strategic transaction, assessing compliance with U.S. foreign private issuer regulations, and assessing U.S. listing readiness.

(3)

Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported in (1) above. This includes, among other things, fees paid to the Canadian Public Accountability Board.

(4)	Consists of fees for tax advisory services. This includes, among other things, reviewing the impact of potential taxable benefits related to a former executive.

(5)	Consists of fees for an online subscription service.

The appointment of PwC as our independent registered public accounting firm requires an affirmative majority of the votes duly cast at the Meeting.

The Board unanimously recommends that the shareholders of the Company vote “FOR” the appointment of PwC to serve as our independent registered public accounting firm until the next annual meeting of shareholders at a remuneration to be fixed by the Board. Unless you give other instructions, the persons named in the enclosed proxy form intend to vote FOR the appointment of PwC as our independent registered public accounting firm at a remuneration to be fixed by the Board.

PROPOSAL NO. 3 – BY-LAW AMENDMENT

On February 25, 2020, the Board approved, subject to confirmation and ratification by the shareholders at the Meeting or any adjournment or postponement thereof, the adoption of the By-Law Amendment to the Amended and Restated By-Law No. 1 (“current by-laws”) of the Company. A copy of our current by-laws prior to the adoption of the By-Law Amendment is available on our website at www.dirtt.com, at www.sec.gov and on SEDAR at www.sedar.com.

The current by-laws require the presence, in person or by proxy, of two or more shareholders representing at least 25% of the voting power of our outstanding Common Shares in order to constitute a quorum at any meeting of shareholders. As part of our listing on Nasdaq, we undertook the obligation to submit for shareholder ratification an amendment to our current by-laws to raise the quorum threshold of meetings of shareholders from at least 25% to 33-1/3% of the voting power of outstanding Common Shares. Additionally, we undertook to disclose that we would postpone or adjourn this Meeting until at least 33-1/3% of our outstanding Common Shares are represented at the Meeting. If this proposal is not confirmed by shareholders at the Meeting, we also undertook to postpone or adjourn any future meetings of shareholders unless at least 33-1/3% of our outstanding Common Shares are represented at such meetings. Therefore, the purpose of the By-Law Amendment is to raise the quorum threshold from 25% to 33-1/3% in order to comply with our Nasdaq listing requirements. As a result of the By-Law Amendment, it may be more difficult to reach the quorum threshold at future meetings of shareholders.

The By-Law Amendment is effective until it is considered by the shareholders at the Meeting. If the By-Law Amendment is confirmed by shareholders at the Meeting, or any adjournment or postponement thereof, then it will continue to be effective. If shareholders do not confirm the By-Law Amendment at the Meeting, or any adjournment or postponement thereof, then the By-Law Amendment will be of no force and effect, and we will continue to be governed by the current by-laws. Nevertheless, as previously disclosed, we will continue to postpone or adjourn any future meetings of shareholders unless at least 33-1/3% of our outstanding Common Shares are represented at such meetings. If the By-Law Amendment is not confirmed and ratified at the Meeting, and if we do not subsequently postpone or adjourn any future meetings of shareholders unless at least 33-1/3% of our outstanding Common Shares are represented at such meetings, then we may be subject to possible disciplinary actions by Nasdaq, including delisting.

If approved, Section 9.06 of the current by-laws will be replaced with the following:

“9.06 QUORUM

A quorum for the transaction of business at any Meeting of Shareholders shall be at least two persons present in person, each being a Shareholder entitled to vote thereat or a duly appointed proxy or representative for an absent Shareholder so entitled, and representing in the aggregate not less than thirty-three and one-third percent (33-1/3%) of the outstanding shares of the Corporation carrying voting rights at the Meeting of Shareholders, provided that, if there should be only one Shareholder entitled to vote at any Meeting of Shareholders, the quorum for the transaction of business at the Meeting of Shareholders shall consist of the one Shareholder.”

Shareholder Approval

At the Meeting, or any adjournment or postponement thereof, shareholders will be asked to pass the following ordinary resolution confirming and ratifying the By-Law Amendment, subject to such amendments, variations or additions as may be approved at the Meeting, or any adjournment or postponement thereof:

“BE IT RESOLVED:

1.	The Amended and Restated By-Law No. 1 of DIRTT Environmental Solutions Ltd. (the “Company”), which has been amended and restated to raise the quorum threshold for shareholder meetings to

33-1/3% of the outstanding common shares of the Corporation, as described in the Management Information Circular and Proxy Statement of the Company dated April 10, 2020 in respect of the Company’s annual and special meeting of holders of Common Shares in the capital of the Company scheduled to be held on May 22, 2020, is hereby confirmed and ratified; and

2.

any one director or officer of the Company is hereby authorized and directed for and in the name of and on behalf of the Company to execute or cause to be executed and to deliver or cause to be delivered all such documents, and to do or cause to be done all such acts and things, as in the opinion of such director or officer may be necessary or desirable in order to carry out the terms of this resolution, such determination to be conclusively evidenced by the execution and delivery of such documents or the doing of any such act or thing.”

The By-Law Amendment must be confirmed and ratified by a majority of the votes cast thereon at the Meeting in order for it to continue to be effective.

The Board unanimously recommends that the shareholders vote “FOR” confirmation and ratification of the By-Law Amendment. Unless you give other instructions, the persons named in the enclosed proxy form intend to vote FOR the confirmation and ratification of the By-Law Amendment.

PROPOSAL NO. 4 – APPROVAL OF THE COMPANY’S LONG TERM INCENTIVE PLAN

On February 25, 2020, the Board unanimously approved and adopted the DIRTT Environmental Solutions Ltd. Long Term Incentive Plan (the “Plan”), subject to shareholder approval. At the Meeting, our shareholders will be asked to approve the Plan, and if approved, the Plan will be effective on May 22, 2020. The Board unanimously recommends that our shareholders approve the Plan, including the reservation of 2,650,000 of our Common Shares thereunder.

Background and Purpose of Proposal

The use of share-based awards under our predecessor incentive plans, including the Performance Share Unit Plan (the “PSU Plan”) and the Amended and Restated Incentive Option Plan (the “Option Plan” and together with the PSU Plan, the “Prior Plans”), has been a key component of our compensation program. Incentive compensation awards assist us in attracting and retaining capable, talented individuals to serve in the capacity of employees, officers, consultants and directors. If the Plan is approved, no new awards will be made under the Prior Plans on and after the effective date of the Plan. Thus, all future share-based awards, whether granted to employees, officers, consultants or directors, will be granted under the Plan if it is approved by the shareholders at the Meeting.

The ability to grant share-based compensation is critical for meeting the Company’s compensation objectives and for enabling the Company to attract and retain highly-qualified employees, officers, consultants and directors. The Plan will add flexibility to our current compensation program by giving us the ability to grant different types of awards while, at the same time, consolidating future share-based awards based on our historical grant practices under a single plan. The Plan also ensures that share-based awards are properly governed by applicable Canadian or United States law. Furthermore, the Plan will help facilitate our adoption of evolving best practices in executive compensation and the incorporation of legal developments since the adoption of the Prior Plans.

For additional information regarding share-based awards previously granted, please see Note 14 to our consolidated financial statements on Form 10-K for the year ended December 31, 2019 and the table included in this Proposal No. 4 below, entitled “Securities Authorized for Issuance Under Equity Compensation Plans.” As of February 17, 2020, there were 84,681,364 of our Common Shares outstanding. The closing price per Common Share on the Nasdaq as of February 14, 2020, the last U.S. business day prior to February 17, was U.S. $3.08.

The proposed Plan is included as Appendix A to this proxy statement. If our shareholders approve this proposal, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the Common Shares available for delivery under the Plan.

Summary of the Plan

The following summary of the Plan does not purport to be a complete description of all provisions of the Plan and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the Plan, which is attached as Appendix A to this Proxy Statement. The Plan gives the Compensation Committee the ability to award options (“Options”) (either in the form of incentive stock options (“ISOs”) intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or Options that are not intended to constitute ISOs (“Nonstatutory Options”)), share appreciation rights (“SARs”), restricted share units (“Restricted Share Units”), restricted shares (“Restricted Shares”), dividend-equivalent rights in conjunction with the grant of Restricted Share Units (“Dividend-Equivalent Rights”), vested share awards (“Share Awards”), other share-based awards (“Other Share-Based Awards”) and cash awards (“Cash Awards”) (collectively, “Awards”). Unless earlier terminated by action of the Board, the Plan will terminate on May 22, 2030. If the Plan is not approved, share-based awards will continue to be made under the Prior Plans. Any awards that remain outstanding under the Prior Plans will be governed by the terms of the applicable Prior Plan and the terms of the award agreement pursuant to which such award was granted, as applicable.

Key features of the Plan include:

•	No automatic Award grants are promised to any eligible individual;

•	No discounted options or related Awards may be granted other than awards converted into Awards under the Plan in connection with a transaction;

•	No repricing, replacement or re-granting of Options or SARs outside of the context of a restructuring or recapitalization of the Company;

•	Awards are subject to potential reduction, cancellation or forfeiture pursuant to any clawback policy adopted by the Company;

•	Awards are generally non-transferrable except by will or the laws of descent or by the designation of a beneficiary or pursuant to a domestic relations order;

•	Minimum vesting period requirements;

•	Limits on total officer and director compensation; and

•

Dividend-Equivalent Rights accrued with respect to Restricted Share Units and dividends accrued with respect to Restricted Shares are subject to restrictions and risk of forfeiture to the same extent as the Restricted Share Unit or Restricted Share with respect to which such Dividend-Equivalent Rights or dividends are accrued and will not be paid unless and until such Restricted Share Unit or Restricted Share has vested.

Persons Who May Participate in the Plan

Employees, officers, consultants and directors of the Company and its affiliates are eligible to receive awards under the Plan. Eligible individuals to whom an Award is granted under the Plan are referred to as “Participants.” As of February 17, 2020, it is expected that the Company and its affiliates will have approximately 1,160 employees, 9 officers, 15 consultants and 7 directors who will be eligible to participate in the Plan. A consultant who is a Canadian resident may be required to provide services to the Company for a period of at least 12 months to be eligible to receive an Award.

Shares to be Offered

Subject to adjustment as described below, the aggregate number of our Common Shares available for issuance pursuant to the exercise or redemption of Awards under the Plan is equal to 2,650,000, representing approximately 3.1% of the Company’s outstanding Common Shares on a non-diluted basis (2.9% on a fully diluted basis) as of February 17, 2020, and all such Common Shares will be available for issuance upon the exercise of ISOs (as defined below).

If an Award under the Plan is cancelled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of shares, any shares subject to such Award will again be available for new Awards under the Plan. Any Common Shares withheld or surrendered in payment of any taxes relating to Awards will not again be available for new Awards under the Plan unless such Award is an Option or SAR, in which case such withheld or surrendered Common Shares will again be available for new Awards under the Plan. In addition, any Common Shares withheld or surrendered in payment of any exercise or purchase price of Options or SARs will again be available for new Awards under the Plan.

Subject to stock exchange requirements, including stock exchange approval, as applicable, certain Awards granted in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines will not reduce the Common Shares authorized for issuance under the Plan, nor shall shares subject to such Awards be added to the Common Shares available for issuance under the Plan if such Awards are later cancelled, forfeited or otherwise terminated.

Our Common Shares issued under the Plan may come from authorized but unissued shares, or (except in the case of Options granted to Canadian taxpayers) from our previously issued Common Shares reacquired by the Company, including shares purchased on the open market.

Compensation Limits

The maximum number of our Common Shares underlying or relating to Awards which may be granted to any one Participant under the Plan in any calendar year will not exceed 10% of our total issued and outstanding Common Shares. Furthermore, under the Plan and all of the Company’s other security-based compensation arrangements, the maximum number of our Common Shares issuable to insiders pursuant to outstanding Awards at any time will not exceed 10% of our total issued and outstanding Common Shares. Under the Plan and all of the Company’s other security-based compensation arrangements, in any one year period, the maximum number of our Common Shares issued to insiders will not exceed 10% of our total issued and outstanding Common Shares.

The aggregate number of our Common Shares issuable pursuant to outstanding Awards under the Plan to non-employee directors of the Company will be limited to 1% of our total issued and outstanding Common Shares provided that the value of all Options issuable in any one year period under the Plan to any one non-employee director of the Company will not exceed CAD $100,000, and the value of all Awards issuable in any one year period under the Plan to any one non-employee director will not exceed CAD $150,000, in each case, not including any Awards issued or taken in lieu of cash fees or a one-time initial grant to a new director upon joining the Board.

Minimum Vesting Period

The Compensation Committee shall not award more than 5% of the number of Common Shares available for issuance under the Plan pursuant to Awards with a vesting schedule that provides for full or partial vesting in less than one year after the date of grant; provided, however, that (i) Awards may vest upon death, termination of employment or a Change of Control and (ii) this limitation will not apply to certain Awards granted in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines.

Administration

The Compensation Committee will administer the Plan (the “Administrator”). Subject to the terms of the Plan and applicable law, the Administrator has broad authority to select Participants to receive Awards, determine the types and amounts of Awards and terms and conditions of Awards, modify, waive, or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, and interpret and administer the Plan. Subject to applicable law, the Administrator is also authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to delegate duties under the Plan to one or more officers or managers of the Company or its affiliate, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Administrator deems necessary or desirable.

Awards Under the Plan

Options

An Option represents a right to purchase our Common Shares at a fixed exercise price. The Company may grant Options to eligible persons including: (i) ISOs which comply with the requirements of Section 422 of the Code; and (ii) Nonstatutory Options. Except in limited circumstances, the exercise price for an Option must not be less than the fair market value per Common Share as of the date of grant (or at least 110% of the fair market value for certain ISOs), nor may the Option be repriced without the prior approval of our shareholders. Options may be exercised as the Administrator determines, but not later than ten years from the date of grant (or five years from the date of grant for certain ISOs). Consistent with the applicable terms of the Plan, the Administrator determines the methods and form in which payment of the exercise price of an Option may be made and the methods and forms in which our Common Shares will be delivered to a Participant, provided that all Options granted to “Canadian Participants” (as defined in the Plan) will generally be exercisable only for authorized and unissued Common Shares from treasury. The Administrator may decide to accept any of the following forms of payment for the exercise price: cash or cash equivalents, Common Shares (including previously owned Common Shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of Common Shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any affiliate, other property, or any other legal consideration the Administrator deems appropriate. In the case of an exercise whereby the exercise price is paid with Common Shares, such Common Shares shall be valued based on the Common Shares’ fair market value (as defined in the Plan) as of the date of exercise.

SARs

A SAR is the right to receive an amount equal to the excess of the fair market value of one Common Share on the date of exercise over the grant price of the SAR, payable in either cash or our Common Shares or any combination thereof as determined by the “Employer” (as defined in the Plan). Except in limited circumstances, the grant price for a SAR must not be less than the fair market value of a Common Share on the date of grant. No SAR may have a term of more than ten years and any SAR granted to a Canadian Participant will have a term extending not later than December 15th of the calendar year in which such SAR becomes vested and exercisable. A SAR granted in connection with an Option will entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (i) the difference obtained by subtracting the exercise price with respect to a Common Share specified in the related Option from the fair market value of a Common Share on the date of exercise of the SAR, by (ii) the number of Common Shares as to which that SAR has been exercised. The Option will then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option will be subject to the terms and conditions of the award agreement governing the Option, which will provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and will not be transferable except to the extent that the related Option is transferrable.

Restricted Share Units

A Restricted Share Unit represents a future conditional right to receive a cash payment equal to the fair market value of a Common Share on a specified date as determined by the Administrator, provided that, for Canadian Participants, such specified date is on or before that date which is three years following the end of the relevant year of service of the Participant in respect of which the Restricted Share Unit was granted. Restricted Share Units granted to U.S. taxpayers will be settled no later than 70 days following vesting unless otherwise specified in the applicable award agreement. Unless otherwise provided in the applicable award agreement, Dividend-Equivalent Rights will accrue, in the form of additional Restricted Share Units, with respect to each Restricted Share Unit if any dividends are paid following grant and before settlement. Such additional Dividend-Equivalent Rights accrued in the form of Restricted Share Units will be subject to the same terms and conditions as the underlying Restricted Share Units.

Restricted Shares

An award of Restricted Shares is a grant of our Common Shares subject to a risk of forfeiture, restrictions on transferability and any other conditions or restrictions imposed by the Administrator in its discretion. Except as otherwise provided under the terms of an award agreement, the holder of Restricted Shares will generally have rights as a shareholder, including the right to receive dividends on our Common Shares subject to the award of Restricted Shares during the restriction period and, subject to approval of the stock exchange, the right to vote our Common Shares subject to the award of Restricted Shares. Our Common Shares distributed in connection with a share split or share dividend and other property (including cash) distributed as a dividend will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Common Shares or other property has been distributed. As a condition to the grant of an Award of Restricted Shares, the Administrator may allow a Participant to elect, or may require, that any cash dividends paid on a Restricted Share be automatically reinvested in additional Restricted Shares, applied to the purchase of additional Awards or deferred without interest to the date of vesting of the associated Award of Restricted Shares.

Share Awards

The Administrator may grant vested Common Shares as a Share Award to a Participant as a bonus, as additional compensation, or in lieu of cash compensation any such Participant is entitled to receive, in such amounts and subject to such other terms as the Administrator determines is appropriate.

Other Share-Based Awards and Cash Awards

The Administrator is authorized to grant to Participants Other Share-Based Awards that may be denominated in or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, our Common Shares on such terms and conditions as the Administrator deems appropriate. In addition, the Administrator is authorized to grant Cash Awards on a free-standing basis, as an element of, or a supplement to, or in lieu of any other Award under the Plan on such terms and conditions as the Administrator deems appropriate.

Other Provisions

Dividends and Dividend Equivalents

Any dividend, or Dividend-Equivalent Right, credited with respect to any Award other than a Share Award will be subject to the same time and/or performance based vesting conditions applicable to such Award and will, if vested, be delivered or paid at the same time as such Award.

Fair Market Value

Under the Plan, the fair market value of a Common Share, Restricted Share or Restricted Share Unit, including for purposes of establishing the exercise price of an Option and the grant price of a SAR, will be equal to the closing sale price of our Common Shares, as reported by the principal stock exchange (as described below) on the day immediately preceding the specified date (or if no sales occur on such date, on the last preceding date on which such sales of Common Shares are so reported). If the Common Shares did not trade, then the fair market value will be determined by the Administrator, acting reasonably, using any other appropriate method selected by the Administrator and compliant with applicable laws. If our Common Shares are traded on more than one stock exchange, the fair market value will be determined by looking at the closing price of the principal stock exchange upon which has occurred the greatest trading volume of the Common Shares for the six months (or, to the extent the Common Shares have not been listed, admitted to trading, posted for trading, or quoted upon for at least six months, the next longest period since the Common Shares were initially listed, admitted to trading, posted for trading, or quoted upon) prior to the date of reference provided, however, that to the extent deemed necessary or appropriate, the Administrator may identify which stock exchange’s price to utilize so long as such determination is made in accordance with applicable law.

Tax Withholding

The Company and any of its affiliates have the right to deduct or withhold from any Award granted, any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant, or require payment or reimbursement from a Participant in respect of, such amounts as may be necessary so as to ensure the Company and its affiliates comply with any applicable law relating to the withholding of tax or other required deductions. The Administrator will determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, our Common Shares (including through delivery of previously owned shares, other than, in the case of a Canadian Participant, shares previously issued upon the exercise of an Option within the preceding 24-month period), net settlement, a broker-assisted sale or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property or any other legal consideration the Administrator deems appropriate.

Adjustments as a Result of Restructuring

In the event of certain equity restructuring events, the Administrator will equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or exercise price of Awards and performance criteria, as applicable, and (iv) the applicable share-based limitations with respect to Awards provided in the Plan, in each case to equitably reflect such equity restructuring event.

Adjustments as a Result of Recapitalization

In the event that the Administrator determines that any dividend or other distribution, recapitalization, share split, share dividend, reverse share split, reorganization, merger, consolidation split-up, spin-off, combination, repurchase, exchange of our Common Shares or other securities of the Company, issuance of warrants or other rights to purchase our Common Shares or other securities of the Company or other similar corporate transactions or events that affects our Common Shares, such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and any Awards granted under the Plan, then the Administrator may equitably adjust any or all of: (i) the number and kind of our Common Shares or other securities which thereafter may be made the subject of Awards; (ii) the number and kind of our Common Shares or other securities subject to outstanding Awards; (iii) the fair market value or the grant or exercise price with respect to any Award or make provision for a cash payment to the holder of an outstanding Award; and (iv) the share-based limitations with respect to Awards issuable to insiders and directors provided in the Plan; provided, however, that the number of Common Shares subject to any Award denominated in Common Shares will always be a whole number.

Vesting Provisions of Awards and Termination of Employment

Except as provided in the section immediately below, the vesting provisions of the Awards, including treatment upon a termination of employment, will be specified in each Participant’s applicable award agreement and are not specified under the Plan.

Change of Control

In the event of a Change of Control (as defined in the Plan), any successor entity will assume any outstanding Awards or will substitute similar Awards for the outstanding Awards, on the same terms and conditions as the original Awards. Unless otherwise provided in the applicable award agreement, if, upon a Change of Control, the successor entity does not comply with such provision of the Plan, the vesting of all then outstanding Awards will be accelerated in full with effect immediately prior to the Change of Control (vesting for performance-based Awards will be calculated based on target performance through the date of the transaction), and Participants will be permitted to conditionally redeem or exercise any or all of the remaining Options and SARs, or Other Share-Based Awards (if applicable) effective immediately prior to the completion of any such transaction constituting the Change of Control for the sole purposes of participating in such transaction. Unless otherwise provided in the applicable award agreement, if, within 12 months following the Change of Control, a Participant’s service, consulting relationship or employment is terminated by the Company, its affiliates or the successor entity without “Cause” or the Participant resigns from his or her employment with the Company, its affiliates or the successor entity for “Good Reason” (each quoted term as defined in the Plan), then the vesting and exercisability of all

Awards held by such Participant will be accelerated in full and the expiration date of any Options and SARs held by such Participant will be the 60th day following such Participant’s termination date.

Substitution Following a Transaction

Awards may be granted under the Plan in substitution for awards held by individuals who become Participants as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with us or an affiliate. Such substituted Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price or grant price that is less than the fair market value of one of our Common Shares on the date of the substitution if such substitution complies with applicable laws and stock exchange rules.

Amendment and Termination of Plan

The Board may amend, alter, suspend, discontinue or terminate the Plan or any Award without the consent of any shareholder, Participant, other holder or beneficiary of an Award or other person; provided, however, that, subject to the Company’s rights to adjust Awards in connection with certain recapitalizations, restructurings, and related transactions as described above, no such amendment, alteration, suspension, discontinuation or termination that would impair the rights of a Participant or holder or beneficiary under any Award previously granted, will not to that extent be effective without the consent of the Participant or holder or beneficiary of an Award. Further, without the approval of shareholders, no amendment, alteration, suspension, discontinuation or termination will be made that would: (i) increase the total number of our Common Shares available for Awards under the Plan, (ii) amend any outstanding Option or SAR to reduce its exercise price, extend its term beyond the original term set forth in the applicable award agreement or take any other action that would be considered a repricing under the applicable stock exchange listing standards, (iii) remove or exceed the insider participation limits, (iv) increase the non-employee director compensation limits, (v) have the effect of amending the section of the Plan that enumerates what actions require approval of shareholders, (vi) modify or amend the provisions of the Plan in any manner that would permit Awards to be transferable or assignable in a manner other than as currently provided in the Plan, (vii) change eligible Participants under the Plan, which would have the effect of broadening or increasing insider participation, or (viii) otherwise cause the Plan to cease to comply with any tax or regulatory requirement. Without limiting the generality of the preceding sentence, shareholder approval will not be required for any of the following types of amendments: (a) amendments for the purpose of curing any ambiguity, error, or omission in the Plan or Award or to correct or supplement any provision of the Plan or Award that is inconsistent with any other provision of the Plan or Award; (b) amendments necessary to comply with applicable laws; (c) amendments of a “housekeeping” nature; (d) amendments intended to comply with changes in tax or regulatory requirements; or (e) a change to the termination provisions of Awards which does not entail an extension beyond the original expiry date of such Award.

Limitations on Transfer of Awards

Participants may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber any Award, other than a Share Award, except by will or the laws of descent or by the designation of a beneficiary. Each Award, and each right under any Award, will only be exercised by a Participant during that Participant’s lifetime (or, if permissible under applicable law, by the Participant’s guardian or legal representative) or by the person to whom the Participant’s rights pass by will or the laws of descent or by the designation of a beneficiary. However, notwithstanding these restrictions, a Participant may assign or transfer an Award, other than an ISO, pursuant to a court authorized or approved domestic relations order. All of our Common Shares subject to an Award and evidenced by a share certificate will contain a legend referencing the restrictions on the transferability of the Common Shares pursuant to the terms of the Plan. If Common Shares are issued in book entry form, a notation to the same restrictive effect will be placed on the transfer agent’s books in connection with such Common Shares.

Clawback

All Awards under the Plan will be subject to any written clawback policy adopted by the Company, as in effect from time to time.

Term of the Plan

If our shareholders approve this proposal, the Plan will become effective as of the date of the Meeting. Unless earlier terminated by action of the Board, the Plan will terminate on the tenth anniversary of the Meeting. Awards granted before the termination date of the Plan will continue to be effective according to their terms and conditions.

Fractional Common Shares

No fractional Common Shares will be issued or delivered pursuant to the Plan or any Award thereunder. The Administrator will determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Common Shares or whether those fractional Common Shares or any rights thereto will be cancelled, terminated or otherwise eliminated.

Blackout Periods

If the date under any Award on which: (i) cash is to be issued in settlement of the Award, or (ii) performance criteria are to be evaluated by the Company, occurs during a “blackout period” (as defined in the Company’s insider trading policy) applicable to the relevant Participant, or within three business days of the expiry of a blackout period applicable to the relevant Participant, then the settlement date or evaluation date, as applicable, will be deemed to be the tenth business day after expiry of the blackout period, or such earlier date following the expiry of the blackout period as determined by the Administrator. Awards described in the preceding sentence will be settled during a blackout period in order to comply with applicable U.S. and Canadian tax laws or exemptions therefrom.

Canadian Federal Income Tax Considerations

The following is a general summary of the material Canadian federal income tax considerations, based on the current provisions of the Income Tax Act (Canada) and the regulations thereto (collectively, the “ITA”), to Canadian Participants who, at all relevant times and for purposes of the ITA: (i) hold any Common Shares acquired pursuant to the settlement of an Award as capital property, and (ii) deal at arm’s length with, and are not affiliated with, the Company or any affiliate (each, a “Canadian Participant” for purposes of this section “Canadian Federal Income Tax Considerations”). Common Shares will generally be considered to be capital property to a Canadian Participant unless such shares are held in the course of carrying on a business of trading or dealing in securities or are acquired in a transaction or transactions which may be considered to be an adventure or concern in the nature of trade.

This summary is of a general nature only and is not exhaustive of all possible Canadian federal income or other tax considerations that may apply to an Award. This summary is provided for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Participant. No representations are made with respect to the income tax consequences to any particular Participant. This summary does not cover provincial, local, or foreign tax treatment for Participants and does not discuss any tax implications to Participants who receive Awards by virtue of a consulting relationship. Participants should consult their own tax advisors for advice with respect to the income tax consequences of Awards in their particular circumstances, including the application and effect of the income and other tax laws of any applicable country, province, state or local tax authority. This summary does not describe the tax considerations applicable to the transfer of Awards. Participants should consult their own tax advisors.

Exchange Rates

For the purposes of the ITA, each amount relating to the benefit realized pursuant to an Award, and each amount relating to Common Shares, including adjusted cost base, dividends, and proceeds of disposition, must be expressed in Canadian dollars. Any amount denominated in U.S. dollars must be converted into Canadian dollars, which will generally be done at the exchange rate quoted by the Bank of Canada on the date the amount arose.

Employees that are Canadian Participants may realize income, gains, or losses by virtue of changes in foreign currency exchange rates.

Options

The Plan provides that all Options granted to Canadian Participants will be exercisable only for the issuance by the Company of authorized and previously unissued Common Shares from treasury (subject to the right of a Participant to elect an alternative form of payment as set out in the applicable award agreement).

A Canadian Participant will not have taxable income upon the grant of an Option. At the time of exercising an Option, a Canadian Participant will recognize, as employment income (subject to withholding), the difference between the fair market value of the Common Shares at the time of acquisition less the exercise price paid. Provided that the exercise price of the Option is at least equal to the fair market value of the underlying Common Shares at the time the Option was granted and the Common Shares constitute “prescribed shares” (within the meaning of section 6204 of the regulations to the ITA), a Canadian Participant who exercises an Option should be entitled to a deduction of 50% of the taxable amount on exercise, subject to proposed amendments to the ITA which may restrict the availability of the deduction to Options covering a maximum of fair market value of CAD $200,000 of shares that vest each year. Each Canadian Participant should consult his or her own financial advisor regarding the availability of such deduction.

If, instead of exercising an Option, a Canadian Participant elects to surrender an Option pursuant to the exercise of a SAR granted in tandem with the Option, the tax results for the Canadian Participant will generally be the same as if the Canadian Participant had exercised the Option, provided that a Canadian Participant will only be entitled to the 50% deduction described above if, in addition to the satisfaction of the above requirements, the Company makes an election under subsection 110(1.1) of the ITA to not claim any deduction associated with the payment.

The tax cost to a Canadian Participant of Common Shares acquired on the exercise or surrender of an Option will be equal to the fair market value of the Common Shares at the time of acquisition. The cost of the Common Shares must be averaged with the adjusted cost base of all other Common Shares held by the Canadian Participant as capital property to determine the adjusted cost base on a per share basis.

Neither the Company nor any of its affiliates will generally be entitled to a tax deduction upon the issuance of Common Shares to a Canadian Participant pursuant to the exercise or surrender of an Option. The Company or affiliate that makes a cash payment upon the surrender of an Option pursuant to the exercise of a SAR granted in tandem with the Option should generally be entitled to a deduction, provided that the amount of the cash payment is reasonable and the Company has not made an election under subsection 110(1.1) of the ITA.

SARs (other than SARs granted in tandem with an Option)

The Plan provides that the grant price per Common Share subject to a SAR shall not be less than the fair market value per share as of the date of grant of that SAR, that all SARs granted to a Canadian Participant shall be granted solely in respect of the services of such Canadian Participant to be rendered to the Company and its affiliates subsequent to the date of grant of the SAR, and that any SAR granted to a Canadian Participant shall have a term extending not later than December 15th of the calendar year in which such SAR becomes vested and exercisable.

A Canadian Participant will not have taxable income upon the grant of a SAR. At the time of exercising a SAR, a Canadian Participant will recognize, as employment income (subject to withholding), the amount of the cash payment received or the fair market value of the Common Shares at the time of acquisition.

The tax cost to a Canadian Participant of Common Shares, if any, acquired on the exercise of a SAR will be equal to the fair market value of the Common Shares at the time of acquisition. The cost of the Common Shares must be averaged with the adjusted cost base of all other Common Shares held by the Canadian Participant as capital property to determine the adjusted cost base on a per share basis.

The Company or affiliate that makes a payment upon the exercise of a SAR should generally be entitled to a deduction, provided that the amount of the payment is reasonable.

Restricted Shares and Share Awards

An income inclusion will generally arise to a Canadian Participant at the time of an Award of Restricted Shares or a Share Award under the Plan. The Canadian Participant will recognize employment income (subject to withholding) equal to the fair market value of the Common Shares received, which may reflect a discount for the risk of forfeiture and restrictions on the sale of the Restricted Shares, less the purchase price, if any, paid by such Canadian Participant for the Common Shares.

The tax cost to a Canadian Participant of Common Shares acquired pursuant to an Award of Restricted Shares or a Share Award will be equal to the fair market value of the shares at the time of acquisition. The cost of the Common Shares must be averaged with the adjusted cost base of all other Common Shares held by the Canadian Participant as capital property to determine the adjusted cost base on a per share basis.

The availability to the Company or any affiliate of a tax deduction upon the issuance of Common Shares to a Canadian Participant pursuant to an Award of Restricted Shares or a Share Award will depend on the circumstances surrounding the particular Award.

Restricted Share Units

The Plan provides that Restricted Share Units granted to Canadian Participants are to have such terms and conditions as are necessary so that the Restricted Share Units are exempt from, the definition of “salary deferral arrangement” in the ITA.

Canadian Participants will not have taxable income upon the grant of Restricted Share Units. Upon the future payment being made in respect of the Restricted Share Units, whether in cash or Common Shares, a Canadian Participant will recognize, as employment income (subject to withholding), the amount of the cash payment received or the fair market value of the Common Shares at the time of acquisition.

The tax cost to a Canadian Participant of Common Shares, if any, acquired on the settlement of a Restricted Share Unit will be equal to the fair market value of the shares at the time of acquisition. The cost of the Common Shares must be averaged with the adjusted cost base of all other Common Shares held by the Canadian Participant as capital property to determine the adjusted cost base on a per share basis.

The Company or applicable affiliate will generally be entitled to deduct the amount of any payment made in settlement of a Restricted Share Unit, provided such amount is reasonable.

Other Share-Based Awards

The Canadian federal income tax consequences to a Canadian Participant on the grant, holding or settlement of an Other Share-Based Award will depend on the form, terms and conditions of such Award. Canadian Participants who receive an Other Share-Based Award should consult with their own tax advisors.

Cash Awards

A Canadian Participant will recognize, as employment income (subject to withholding), the amount of the cash payment received upon the grant of any Cash Award.

The Company or applicable affiliate will generally be entitled to deduct the amount of any payment made in settlement of a Cash Award, provided such amount is reasonable.

Subsequent Disposition of Common Shares

A Canadian Participant who disposes of a Common Share (other than as a result of a redemption or repurchase of such share by the Company), including on a deemed disposition on death, will realize a capital gain (or capital loss) equal to the amount by which the actual or deemed proceeds of disposition exceed (or are exceeded by) the Canadian Participant’s adjusted cost base of the share and any reasonable costs of disposition.

Federal U.S. Tax Consequences to Participants

The following discussion is for general information only and is intended to briefly summarize the United States federal income tax consequences to Participants arising from participation in the Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the Plan may vary depending on his or her particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential state or local tax consequences or federal tax consequences in jurisdictions outside of the United States. In addition, Nonstatutory Options and SARs with an exercise price less than the fair market value of our Common Shares on the date of grant, SARs payable in cash, Restricted Share Units and certain other Awards that may be granted pursuant to the Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and the guidance promulgated thereunder.

Options and SARs

Participants will not realize taxable income upon the grant of an Option or SAR. Upon the exercise of a Nonstatutory Option or an SAR, a Participant will recognize ordinary compensation income (subject to the Company’s withholding obligations if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of our Common Shares received, over (ii) the exercise price of the Award. A Participant will generally have a tax basis in any Common Shares received pursuant to the exercise of a Nonstatutory Option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Federal U.S. Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells our Common Shares acquired as a result of the exercise of a Nonstatutory Option or SAR, any appreciation (or depreciation) in the value of such Common Shares after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. Our Common Shares must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an ISO will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a Participant will not recognize taxable income, although the excess of the fair market value of our Common Shares received upon exercise of the ISO (“ISO Shares”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of an ISO Share that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Share. However, if a Participant disposes of an ISO Share that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Share at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Share. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Share on the exercise date. If the exercise price paid for the ISO Share exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a Participant makes a Disqualifying Disposition of the ISO Share. If a Participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “Federal U.S. Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of our Common Shares (other than an ISO Share that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonstatutory Option or an ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or ISO exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, that number of our Common Shares received upon exercise which equals the number of previously held Common Shares surrendered in satisfaction of the Nonstatutory Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held Common Shares surrendered in satisfaction of the Nonstatutory Option exercise price. Any additional Common Shares received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The Plan generally prohibits the transfer of Awards other than by will or according to the laws of descent and distribution or pursuant to a domestic relations order, but the Plan allows the Administrator to permit the transfer of Awards (other than ISOs) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of Nonstatutory Options should generally be treated as completed gifts, subject to gift taxation.

The United States Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the IRS has informally indicated that after a transfer of share options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and employment or payroll taxes will be collectible at the time the transferee exercises the share options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and employment or payroll taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the share, the potential for future appreciation or depreciation of our Common Shares, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of U.S. $15,000 per donee (for 2020, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Restricted Shares; Restricted Share Units; Share Awards; Other Share-Based or Cash Awards

A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a Cash Award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of Restricted Share Units, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a Common Share in settlement of the Restricted Share Units, as applicable, in an amount equal to the cash or the fair market value of the common share received.

A recipient of Restricted Shares or a Share Award generally will be subject to tax at ordinary income tax rates on the fair market value of the Common Shares when such Award is received, reduced by any amount paid by the recipient; however, if the Common Shares are not transferable and are subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Shares (i) when the Common Shares first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and our Common Shares are subsequently forfeited, the Participant will not be allowed to take a deduction for the value of the forfeited Common Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the Participant; otherwise the dividends will be treated as dividends.

A Participant who is a taxpayer in the United States will be subject to withholding for United States federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in our Common Shares received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those Common Shares will commence on the later of the date such Common Shares are received or the restrictions lapse. Subject to the discussion below under “Federal U.S. Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Federal U.S. Tax Consequences to the Company

Reasonable Compensation

In order for the amounts described above to be deductible by the Company (or its subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments

Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change of control of an employer-corporation.

Compensation of Covered Employees

The ability of the Company (or its subsidiary) to obtain a deduction for amounts paid under the Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of U.S. $1,000,000.

New Plan Benefits

The future Awards, if any, that will be made to Participants under the Plan are subject to the discretion of the Administrator, and therefore, the benefits or number of shares subject to awards that may be granted in the future to our executive officers, directors and employees is not currently determinable. If our shareholders approve the Plan, the Awards that will be outstanding under the Plan as of the date of such approval, and the number of our Common Shares subject to such currently outstanding Awards, is zero. Therefore, a New Plan Benefits Table is not provided.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information about securities that may be issued under the outstanding equity compensation plans as of December 31, 2019. If the Plan is approved, no new awards will be made under the Amended and Restated Stock Option Plan on and after the effective date of the Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b) (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	6,512,301	6.51	1,955,835
Equity compensation plans not approved by security holders(2)	739,559		4,760,441

TOTAL	7,251,860		6,716,276

(1)	The plan included in this row is our Option Plan, which has been approved by our shareholders.

(2)

The plan included in this row is our Amended and Restated Employee Share Purchase Plan (“ESPP”), which has not been approved by our shareholders. See “Executive Compensation—Narrative Disclosure to Summary Compensation Table—Employee Share Purchase Plan” for a description of the material terms of the Amended and Restated Employee Share Purchase Plan. Common Shares delivered under the ESPP are purchased on the open market and are not issued from treasury.

(3)	The calculation of the weighted-average exercise price of outstanding options, warrants and rights excludes awards granted under the ESPP and is reflected in U.S. dollars.

The following table sets forth the annual burn rate of Options issued under the Option Plan for the last three years.

Year	Number of Options Granted	Weighted-Average Number of Securities Outstanding	Burn Rate (%)
2019	1,382,361	84,671,000	1.63

2018	3,327,525	84,477,350	3.94
2017	57,500	84,678,984	0.07

Consequences of Failing to Approve Proposal No. 4

The Plan will not be implemented unless approved by our shareholders. If the Plan is not approved by our shareholders, the Prior Plans will remain in effect in their current forms, and the Company will continue to grant awards under the Prior Plans until the share reserve under each of the Prior Plans is exhausted. Once the remaining share reserve is exhausted, the Company may elect to provide compensation through other means, such as cash-settled awards or other cash compensation, to assure that the Company and its affiliates can attract and retain qualified personnel.

Shareholder Approval

At the Meeting, or any adjournment or postponement thereof, our shareholders will be asked to pass the following ordinary resolution adopting the Plan:

“BE IT RESOLVED:

1. the adoption of the DIRTT Environmental Solutions Ltd. Long Term Incentive Plan (the “Plan”) attached as Appendix A to the Management Information Circular and Proxy Statement of the Company dated April 10, 2020 in respect of the Company’s annual and special meeting of holders of Common Shares in the capital of the Company scheduled to be held on May 22, 2020 is hereby authorized and approved;

2. the reservation for issuance under the Plan of 2,650,000 Common Shares, is hereby authorized and approved, and all such shares will be available for issuance upon the exercise of incentive stock options, within the meaning of Section 422 of the U.S. Internal Revenue Code;

2. the Company is authorized to amend the Plan should such amendments be required by applicable regulatory authorities including, but not limited to, the Nasdaq and TSX; and

3. any director or officer of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as, in such person’s opinion, may be necessary or desirable to give full force and effect to the this resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such other document or instrument of any other such act or thing.”

Vote Required

The Plan requires an affirmative vote of the majority of the votes cast thereon at the Meeting in order for it to be approved.

The Board unanimously recommends that the shareholders vote “FOR” the approval of the Plan. Unless you give other instructions, the persons named in the enclosed proxy form intend to vote FOR the approval of the Plan.

CORPORATE GOVERNANCE

The Board is committed to the highest standards of corporate governance practices. The Board believes that this commitment is not only in the best interest of shareholders but that it also promotes effective decision-making at the Board level. In establishing its corporate governance practices, the Board has been guided by (i) the applicable securities laws of Canada, including National Policy 58-201 - Corporate Governance Guidelines, National Instrument 52-110 - Audit Committees (“NI-52-110”), (ii) the applicable securities laws of the United States, including under the U.S. Securities and Exchange Act of 1934 (the “Exchange Act”), and (iii) consideration of corporate governance trends in Canada and the United States.

Board of Directors and Committees

Board Composition

Our business and affairs are managed under the direction of our Board, which consists of eight members. Each director is elected to serve until the close of the next annual meeting of shareholders of the Company or until his or her successor is duly elected or appointed. Our current by-laws provide that the number of directors may be determined by resolution of the Board.

Director Independence

Under the requirements of Nasdaq, independent directors must comprise a majority of our Board. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees must be independent. Audit committee members must also satisfy the independence criteria set forth in NI 52-110 and Rule 10A-3 under the Exchange Act. Under the rules of Nasdaq, a director will qualify as an “independent director” only if, in the opinion of that company’s board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of its composition, the composition of its committees and independence of each director. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board has determined that Steve Parry, Wayne Boulais, John (Jack) Elliott, Denise Karkkainen, Todd Lillibridge and Christine McGinley, representing a majority of our directors, do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC, the listing requirements of Nasdaq and applicable securities laws of Canada. Mr. O’Meara is not considered independent because he is an employee of the Company, and Mr. Kaplan is not considered independent because he received compensation from the Company, other than compensation for Board or committee service, in excess of C$75,000 during 2018. Richard Haray served as a director and as a member of our Compensation Committee until his resignation from the Board and all committees thereof in November 2019, and the Board determined that Mr. Haray was “independent” in accordance with the standard set forth above during the time he served on the Board. Our Board also determined that Ms. McGinley, Mr. Boulais and Ms. Karkkainen, who comprise our audit committee (“Audit Committee”), Mr. Parry, Mr. Elliott, Ms. Karkkainen and Mr. Lillibridge, who comprise our compensation committee (“Compensation Committee”), and Ms. Karkkainen, Mr. Elliott, and Ms. McGinley, who comprise our nominating and governance committee (“Nominating and Governance Committee”), satisfy the independence standards for those committees established by applicable rules and regulations of the SEC, the listing requirements of Nasdaq and applicable securities laws of Canada. In making this determination, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our share capital by each non-employee director and the transactions involving each non-employee director, if any, described in “Certain Relationships and Related Party Transactions.”

Board Mandate and Corporate Governance Guidelines

The Board is responsible for the stewardship of the Company which includes satisfying itself as to the integrity of the Chief Executive Officer and other executive officers, developing and adopting a strategic planning process, identifying the principal risks of the Company’s business and ensuring implementation of systems to manage these risks, overseeing the Company’s succession planning, adopting a communication policy, monitoring the Company’s internal control and management information systems, and developing the Company’s approach to corporate governance.

The Board has developed a written Board Mandate and Corporate Governance Guidelines, which is attached as Appendix B to this Proxy Statement.

Position Descriptions

The Board has developed written position descriptions for the Chair of the Board and the President and Chief Executive Officer. The Board has not developed separate written position descriptions for the chair of each committee of the Board. Instead, the Board has adopted written charters for each Board committee that outline the responsibilities of each committee chair. The position descriptions for the Chair of the Board and the committee charters are available on our website at www.dirtt.com/investors/governance.

Leadership Structure of the Board

Mr. Parry, an independent director, serves as the Chair of our Board. In that role, Mr. Parry presides over the executive sessions of the Board in which Mr. O’Meara, our Chief Executive Officer, does not participate. Mr. Parry also serves as a liaison to management on behalf of the independent members of the Board. Our Board has concluded that our current leadership structure is appropriate at this time. Our Board will periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Our Board may, from time to time, establish other committees to facilitate the management of our business. The following sections describe the composition and functions of each committee. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Our Audit Committee consists of Christine McGinley, Wayne Boulais and Denise Karkkainen. Ms. McGinley is the chair of our Audit Committee. Our Board has determined that Mmes. McGinley and Karkkainen and Mr. Boulais are independent under Nasdaq listing standards, Rule 10A-3(b)(1) of the Exchange Act and applicable securities laws of Canada.

Our Board has determined that Ms. McGinley is an “audit committee financial expert” within the meaning of SEC regulations. Our Board has also determined that each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The Board has adopted a written charter setting forth the responsibilities, powers and operations of the Audit Committee, which is available on our website at www.dirtt.com/investors/governance. The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities in relation to:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements related to financial reporting;

•	the qualifications, independence and performance of the Company’s independent auditor;

•	the review of internal controls and disclosure controls of the Company;

•	oversight of the accounting and financial reporting processes of the Company and audits of the Company’s financial statements; and

•	any additional matters delegated to the Audit Committee by the Board.

The Audit Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and to determine the compensation of such advisors. The Audit Committee meets at least four times annually.

Compensation Committee

Our Compensation Committee consists of Steve Parry, John (Jack) Elliott, Denise Karkkainen and Todd Lillibridge. Mr. Parry is the chair of our Compensation Committee. Our Board has determined that Messrs. Parry, Elliott, and Lillibridge and Ms. Karkkainen are independent under the current rules and regulations of the SEC, Nasdaq listing standards and applicable securities laws of Canada. Each is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

The Board has adopted a written charter setting forth the responsibilities, powers and operations of the Compensation Committee, which is available on our website at www.dirtt.com/investors/governance. The Compensation Committee is responsible for assisting the Board in fulfilling its oversight responsibilities in relation to:

•	the selection and retention of executive officers;

•	the compensation of executive officers;

•	the management of benefit plans for employees;

•	the selection, retention and compensation of other members of senior management as the Compensation Committee may identify from time to time; and

•	any additional matters the Board delegates to the Compensation Committee.

The Compensation Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and to determine the compensation of such advisors. The Compensation Committee meets at least twice annually.

The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) to provide independent compensation consulting support. Meridian has provided information regarding our equity incentive plans, market information on compensation trends and practices and made compensation recommendations based on competitive data of a peer group of companies. Meridian is also available to perform special projects at the Compensation Committee’s request. Meridian provides analyses and recommendations that inform the Compensation Committee’s decisions but does not decide or approve any compensation actions. As needed, the Compensation Committee also consults with Meridian on other compensation-related matters, which for fiscal year 2019 included guidance on the Company’s equity incentive plans. The Compensation Committee has assessed the independence of Meridian pursuant to applicable SEC and Nasdaq rules and concluded that Meridian’s work for the Compensation Committee does not raise any conflict of interest.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of Denise Karkkainen, John (Jack) Elliott and Christine McGinley. Ms. Karkkainen is the chair of our Nominating and Governance Committee. Our Board has

determined that Mmes. Karkkainen and McGinley and Mr. Elliott are independent under the current rules and regulations of the SEC, Nasdaq listing standards and applicable securities laws of Canada.

The Board has adopted a written charter setting forth the responsibilities, powers and operations of the Nominating and Governance Committee, which is available on our website at www.dirtt.com/investors/governance. The Nominating and Governance Committee is responsible for assisting the Board in fulfilling its oversight responsibilities in relation to:

•	the Company’s overall approach to corporate governance;

•	the size, composition and structure of the Board and its committees;

•	the recommendation of nominees for election to the Board and its committees;

•	orientation for new directors and continuing education for existing directors;

•	related party transactions and other matters involving conflicts of interest;

•	the process to evaluate the effectiveness of the Board and its committees; and

•	any additional matters the Board delegates to the Nominating and Governance Committee.

The Nominating and Governance Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and to determine the compensation of such advisors. The Nominating and Governance Committee meets at least twice annually.

Director Term Limits and Other Mechanisms of Board Renewal

The Board has not established term limits for directors and believes such limits can result in the loss of valuable, experienced directors solely on the basis of age or length of service. Under the leadership of the Nominating and Governance Committee, an annual performance evaluation process is in place to ensure adequate Board renewal. This annual process evaluates the tenure and performance of individual directors and reviews the composition and effectiveness of the Board and its committees. Assessments include, among other things, a skills matrix that helps the Nominating and Governance Committee and the Board assess whether the Board possesses the appropriate experience, expertise and business and operational insight for the effective stewardship of the Company. The Nominating and Governance Committee also oversees an annual confidential evaluation of each director regarding his or her views on the effectiveness of the Board, its committees and the Chair. Recommendations resulting from the evaluation are also used to enhance Board composition and improve Board effectiveness.

Director Skills Matrix

As discussed above, the Nominating and Governance Committee believes that our Board’s membership should represent a diversity of backgrounds, experience and skills. To this end, the Nominating and Governance Committee has established a skills matrix outlining the skills and experiences which they believe are most relevant for the Company. This process informs the Board’s succession planning process by identifying any gaps in the competencies required. The Nominating and Governance Committee reviews annually and updates as necessary the skills matrix.

Director	Tenure
Steve Parry	2011	✓	✓	✓	✓	✓	✓		✓
Wayne Boulais	2015	✓	✓	✓					✓	✓
John F. (Jack) Elliott	2018	✓	✓	✓	✓	✓		✓	✓	✓
Ronald Kaplan	2018	✓	✓	✓	✓	✓	✓	✓		✓
Denise Karkkainen	2015	✓		✓	✓	✓		✓			✓	✓
Todd Lillibridge	2017	✓	✓	✓	✓	✓		✓		✓	✓	✓
Christine McGinley	2013	✓	✓	✓	✓	✓	✓		✓	✓
Kevin O’Meara	2018	✓	✓	✓	✓	✓	✓	✓		✓

Nomination of Directors

The Board is committed to a process of ongoing board development and renewal to ensure the Board as a whole, can add significant value to the current and long-term goals of the Company. The Nominating and Governance Committee is composed entirely of independent directors and is mandated by the Board to identify and assess potential Board candidates to fill perceived needs on the Board for required skills, expertise, independence and other factors. In reviewing potential nominees, the Nominating and Governance Committee considers the qualifications of each potential nominee in light of the Board’s existing and desired mix of experience and expertise. Specifically, the Nominating and Governance Committee considers each potential nominee’s (i) relevant experience, skills, qualifications and contributions, including to any Board committees on which the director may serve; (ii) past Board and committee meeting attendance and performance; (iii) length of Board service or service on boards of directors of other companies; (iv) personal and professional integrity; (v) independence under the standards of applicable securities laws and exchange rules; and (vi) responsibilities that would materially interfere with or be incompatible with Board membership. After reviewing the qualifications of potential Board candidates, the Nominating and Governance Committee presents its recommendations to the Board, which selects the final director nominees. The Company did not pay any fees to any third parties to identify or assist in identifying or evaluating the nominees for the Meeting.

The Nominating and Governance Committee considers shareholder nominees using these same criteria. Shareholders who wish to present a potential nominee to the Nominating and Governance Committee for consideration for election at a future annual meeting of shareholders must provide the Nominating and Governance Committee with notice of the recommendation and certain information regarding the candidate as described in our current by-laws and within the time periods set forth under the caption “Shareholder Proposals.”

Diversity and the Representation of Women

Our Nominating and Governance Committee and Board monitor governance developments in Canada and the United States, including those relating to diversity. We support the objectives of increasing diversity and, in particular, the representation of women on the Board and in executive officer positions.

To this end, the Company adopted a formal diversity and inclusion policy in 2019. The policy outlines the principles that guide the Board and Nominating and Governance Committee in considering director candidates and executive officer appointments. These principles include, among other things: directing independent advisors engaged to assist in recruitment efforts for board and executive officer positions to include diverse candidates generally and, in particular, require that at least 50% of the candidates presented for open board positions be qualified women and that a meaningful number of female candidates be presented for open executive officer positions; and that candidates will be considered on the basis of merit, while giving due consideration to diversity criteria.

The Nominating and Governance Committee and the Board are also responsible for establishing measurable objectives for achieving gender diversity and annually assessing the Company’s achievement against diversity objectives. The Board has established an objective to have 30% female representation on the Board by 2022. Currently, there are two women on the Board (representing 25% of the Board), and two of four leadership roles on the Board are held by women.

The Company aims to have a meaningful representation of woman in executive officer positions; however, it has not established numeric targets for representation of women in executive officer positions at this time. We believe that a less formulaic approach, together with a rigorous search for qualified candidates, will best serve our needs. The Company believes it is paramount to maintain flexibility in the hiring process to ensure that the most qualified available candidates are selected based on the Company’s objectives and challenges. In identifying suitable candidates for executive officer positions, the Company will consider candidates on merit using objective criteria and with due regard for the benefits of diversity. Currently, there is one woman in an executive officer position (representing 17% of executive officers).

We recognize the importance of diversity and believe that the Company is strengthened by advancing women in leadership roles. In this regard, we are actively reviewing our hiring, professional development and other business practices to ensure that they are effective in promoting diversity. By doing so, we believe our Board and executive officers will be armed with a broad range of perspectives, experience and expertise that is better positioned to provide effective stewardship and fulfill their duties to the Company, its employees and shareholders.

Director Attendance

The following table shows the record of attendance by current directors at Board and committee meetings for the year ended December 31, 2019. Each director attended at least 75% of the aggregate of the meetings of the Board and meetings of the committees of which he or she was a member in our last fiscal year. The Board encourages all directors to attend the annual meeting of shareholders, if practicable. At the 2019 annual and special meeting of shareholders, three directors attended the meeting.

Director	Board	Audit Committee	Compensation Committee	Nominating and Governance Committee	Total Attendance
Wayne Boulais	6/6	6/6	--	--	12/12
John F. (Jack) Elliott	6/6	--	5/5	3/3	14/14
Richard J. Haray(1)	5/5	--	3/5	--	8/10
Ronald Kaplan	6/6	--	--	--	6/6
Denise Karkkainen	6/6	6/6	5/5	3/3	20/20
Todd Lillibridge	6/6	--	5/5	--	11/11
Christine McGinley	6/6	6/6	--	3/3	15/15
Kevin O’Meara	6/6	--	--	--	6/6
Steve Parry(2)	6/6	--	3/3	1/1	10/10

(1)	Retired November 2019.

(2)	Mr. Parry served on the Company’s Nominating and Governance Committee until March 31, 2019, at which time he began to serve on the Company’s Compensation Committee.

The Board and its committees generally conduct in-camera sessions (i.e., executive sessions) during each meeting, at which no executive directors or members of management are present. The in-camera sessions are intended to encourage the Board and its committees to fully and independently fulfill their mandates or charters and to facilitate the performance of the fiduciary duties and responsibilities of the Board and its committees on behalf of shareholders.

Risk Oversight

The Board has overall responsibility for the oversight of the Company’s risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, improve long-term organizational performance and enhance shareholder value. Risk management includes not only understanding Company-specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. The Board periodically reviews our business strategy and management’s assessment of the related risks and discusses with management the appropriate level of risk for the Company. Each of our Board committees also oversees the management of risk that falls within that committee’s areas of responsibility. For example, the Audit Committee assists the Board in fulfilling its risk oversight responsibilities relating to our financial and accounting risk management policies and procedures. As part of this process, the Audit Committee meets periodically with management to review, discuss and provide oversight with respect to our processes and controls to assess, monitor and mitigate potential risk exposure. In providing such oversight, the Audit Committee may also discuss such processes and controls with our independent registered public accounting firm. The Compensation Committee likewise assists the Board in fulfilling its risk oversight responsibilities associated with, among other things, compensation program design by reviewing whether there are risks arising from our compensation programs and practices that are reasonably likely to have a material adverse effect on us. The Nominating and Governance Committee assists the Board with, among other things, oversight of risk management relating to corporate governance, Board organization and Board membership.

Orientation and Continuing Education

The Nominating and Governance Committee develops and oversees the execution of orientation and continuing education programs for new and existing directors of the Company. Orientation programs utilized to on-board new directors are tailored to the needs and areas of expertise of the individual and focus on providing new directors with:

•	information about the duties and obligations of directors;

•	information about the Company’s business and operations;

•	the expectations of directors;

•	opportunities to meet with management and tour Company facilities; and

•	access to relevant documents from recent Board meetings.

These programs are aimed to inform directors as to matters affecting, or that may affect, the Company’s strategies, major risks and operations and to keep directors informed and updated regarding their duties and obligations as directors.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently or has been at any time an officer or employee of the Company. None of our executive officers currently serves, or has served during the last year, as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Code of Ethics, Insider Trading Policy and Other Corporate Policies

The Company has adopted a Code of Ethics for its directors, officers, and employees. The Code of Ethics addresses, among other things, conflicts of interest, honest and ethical conduct, the full, fair, accurate, timely and understandable disclosure in periodic reports and other public documents, compliance with applicable laws, rules and regulations (including insider trading laws) and the reporting of violations of the Code of Ethics. All directors, officers, and employees are required to report violations of the Code of Ethics in accordance with the procedures set forth therein and in the Company’s Integrity Policy (i.e., whistleblower policy). The Integrity Policy also promotes, among other things, the disclosure and reporting of any questionable accounting or auditing matters, fraudulent or misleading financial information, and any allegations of misconduct involving Board members or executive officers. The Audit Committee will periodically review the Code of Ethics and oversee its enforcement. A copy of our Code of Ethics can be found on our website at www.dirtt.com/investors/governance and on SEDAR at www.sedar.com.

Each director must disclose all actual or potential conflicts of interest and refrain from voting on matters in which such director has a conflict of interest. In addition, the director must recuse himself or herself from any discussion or decision on any matter in which the director is precluded from voting as a result of a conflict of interest. Directors, officers, employees and contractors are encouraged to terminate any relationship or interest that gives rise to a conflict of interest that cannot be resolved. In addition, directors, officers, employees and contractors are encouraged to disclose all opportunities to dispose of conflicting interests before any difficulty arises.

The Nominating and Governance Committee will make recommendations to the Board regarding all proposed related party transactions and situations involving any potential conflict of interest that is not required to be dealt with by an “independent special committee” pursuant to applicable securities regulations or other governing laws.

We have also developed and adopted an insider trading policy for our directors, officers, employees, and contractors. The insider trading policy promotes proper trading practices in our Common Shares in accordance with applicable securities regulations or other governing laws.

Short-Sales and Hedging Transactions

Pursuant to the Company’s insider trading policy, all directors, officers and other employees of the Company, and the spouses and all other members of their household, are prohibited from making any short sales of any securities of the Company and from engaging in transactions involving Company-based derivative securities (other than equity-based compensation). This prohibition includes, but is not limited to, trading in Company-based option contracts, transacting in straddles or collars, hedging and writing puts or calls.

Board Shareholder Communication and Engagement Policy

The Board, acting on the recommendation of the Nominating and Governance Committee, has adopted a Board Shareholder Communication and Engagement Policy to promote open and sustained dialogue with the Company’s shareholders. The policy is consistent with the Company’s policies and its obligations to provide timely disclosure and maintain effective disclosure controls and procedures. A copy of our Board Shareholder Communication and Engagement Policy can be found on our website at www.dirtt.com/investors/governance.

As part of our commitment to ongoing shareholder communication and engagement, the Company communicates with our shareholders through a variety of channels including its:

•	Quarterly and annual disclosure

•	Earnings conference calls

•	Presentations at investor and industry conferences

•	News releases

•	Website

Details of our quarterly conference calls and other investor-related information are posted at the Company’s website at www.dirtt.com/investors.

We encourage our shareholders to contact the Board to discuss our approach to executive pay, corporate performance and governance. All shareholder communications intended for the Board will be received and processed by the Company’s general counsel’s office, where they will be reviewed and forwarded to the Chair of the Board with a recommendation about whether and how to respond to the communications. The Chair of the Board will determine whether and how the communication should be addressed. Any engagement with shareholders will be subject to compliance with the Company’s communications policies and all applicable laws, including those regarding selective disclosure. Shareholders may address communications to Board members as follows:

Email: legal@dirtt.com

DIRTT Environmental Solutions Ltd.

7303 30th Street S.E.

Calgary, Alberta

Canada T2C 1N6

Attention: General Counsel

EXECUTIVE OFFICERS

Our current executive officers and their respective ages and positions as of the Record Date are set forth in the following table. Biographical information regarding each executive officer (other than Mr. O’Meara) is set forth following the table. Biographical information for Mr. O’Meara is set forth above under “Proposal No. 1—Election of Directors.”

Name	Age	Position
Kevin O’Meara	55	President, Chief Executive Officer and Director
Geoffrey D. Krause	50	Chief Financial Officer
Jeffrey A. Calkins	60	Chief Operating Officer
Mark Greffen	47	Chief Technology Officer
Jennifer Warawa	43	Senior Vice President, Chief Commercial Officer

Biographical Information of Executive Officers

Geoffrey D. Krause has served as our Chief Financial Officer since June 2018. Prior to joining DIRTT, Mr. Krause served as the Chief Financial Officer of Pure, a company that developed and managed innovative technologies for critical infrastructure, from 2014 to 2018 before it was acquired by Xylem Inc. (“Xylem”). From 2010 to 2014, he served as Vice President, Internal Reporting of Tervita Corporation. Mr. Krause holds a Bachelor of Administration degree with distinction from the University of Regina and is a Certified Public Accountant and a Chartered Professional Accountant (Chartered Professional Accountants Alberta).

Jeffrey A. Calkins has served as our Chief Operating Officer since March 2019, having served as our interim Chief Operating Officer from January 2019 until he was named to the role permanently. Prior to joining DIRTT, Mr. Calkins was a Principal Partner and the President of Manufacturing Resources, Inc., an interim management and consulting firm, from 2001 to 2019. Mr. Calkins holds a Master of Science degree in Industrial Administration and Bachelor of Science degree in Industrial Engineering from Purdue University.

Mark Greffen has served as our Chief Technology Officer since June 2019. Mr. Greffen has been an employee of DIRTT since our formation, and he previously served as the Senior Vice President, Software Development from January-June 2019, as the Director of Technology from 2014 to 2019, and as the Director of Strategic Development from 2000 to 2014. In this position, Mr. Greffen led the development and implementation of ICE Software and oversaw the development of automated information flow for factory production. He holds a Bachelor of Commerce, Entrepreneurial Management degree from Royal Roads University and a Mechanical Engineering Technology diploma from Camosun College.

Jennifer Warawa has served as our Senior Vice President, Chief Commercial Officer since September 2019. Ms. Warawa previously served in various capacities at Sage Group plc (“Sage”), a global supplier of accounting and business management software, from 2008 to 2019. At Sage, she served as the Global Executive Vice President - Partners, Accountants & Alliances from 2017 to 2019, the Global Executive Vice President, Product Marketing from 2016 to 2017, the Global Vice President, Product Marketing from 2015 to 2016, and Vice President & General Manager from 2013 to 2015. Ms. Warawa currently serves on the board of directors of two non-profit organizations, Connections Homes and Metabridge. Ms. Warawa completed the Strategic Marketing Management Program at Harvard Business School.

EXECUTIVE COMPENSATION

As an “emerging growth company,” we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. These reporting obligations extend only to our “named executive officers” or “NEOs,” who are the individuals who (i) served as our principal executive officer, (ii) our two other most highly compensated executive officers other than the principal executive officer, and (iii) up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as one of our executive officers during the last completed fiscal year. For the fiscal year ended December 31, 2019, our NEOs were:

Name	Principal Position

Kevin O’Meara	President and Chief Executive Officer

Geoff Krause	Chief Financial Officer

Jeffrey Calkins	Chief Operating Officer

Geoff Gosling(1)	Director of Innovation

(1)    Mr. Gosling was promoted from his position as Vice President, Product Development to Director of Innovation effective as of January 15, 2019, but retired and departed the Company on November 15, 2019.

Implementation of Best Practices

In 2020, the Company adopted formal policies pertaining to executive stock ownership and Company recoupment of certain incentive compensation paid to our executives. In addition, as described below in “Director Compensation—Director Share Ownership Guidelines,” the Company amended its stock ownership guidelines for non-employee directors in 2019.

Executive Stock Ownership Guidelines

Pursuant to the terms of our Executive Stock Ownership Guidelines, approved on February 25, 2020, within five years of becoming subject to the guidelines, our Chief Executive Officer is required to hold a number of Common Shares equivalent in value to five times his or her base salary, and all individuals who directly report to our Chief Executive Officer, including our NEOs, are required to hold a number of Common Shares equivalent in value to one times his or her base salary. Common Shares that may be counted towards an executive’s ownership include (i) shares purchased on the open market or owned outright by the executive, (ii) Common Shares indirectly owned by the executive, including Common Shares held by a spouse or other immediate family member, (iii) Common Shares held in trust for the benefit of the executive, his or her spouse or children or direct descendants, (iv) Common Shares held in any retirement, savings, or profit-sharing accounts held by the executive, (v) the in-the-money value of any vested but unexercised stock options held by the executive, and (vi) the value of (a) vested performance share units (“PSUs”) and (b) the threshold number of unvested PSUs, in each case, held by the executive and with such value determined by multiplying the number of such vested or unvested PSUs by the price per Common Share on the TSX on the date the Compensation Committee evaluates the executive’s compliance with the guidelines.

Clawback Policy

On February 25, 2020, the Board adopted the DIRTT Environmental Solutions Ltd. Incentive Compensation Recoupment Policy (the “Clawback Policy”) to permit the Company to recover certain incentive compensation paid to our executives, including our NEOs, in the event of a restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirements under applicable securities laws that the Board or a committee thereof determines is due in whole or in part to fraud or intentional misconduct by such executive(s). Pursuant to the Clawback Policy, the Company may recoup any cash, equity, or equity-based compensation received by our executives under any of the Company’s incentive plans, including the long term incentive plan described in “Proposal No. 4 – Approval of the Company’s Long Term Incentive Plan”, the Option Plan, and the PSU Plan, that would not have been received but for the underlying actions triggering the restatement.

2019 Summary Compensation Table

The following table provides information regarding the compensation earned by our named executive officers during the fiscal year ended December 31, 2019. All amounts in this table and the accompanying footnotes, other than certain amounts reported in the “All Other Compensation” column, for Mr. O’Meara and Mr. Calkins were originally paid in U.S. dollars. All amounts in this table and the accompanying footnotes paid to Messrs. Krause and Gosling were originally paid in Canadian dollars. All amounts in this table and the accompanying footnotes that were originally paid in Canadian dollars have been converted to U.S. dollars for purposes of this table using the daily average exchange rate as reported by the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 31, 2019 of CAD $1.2962 = U.S. $1.00. All amounts in this table and the accompanying footnotes pertaining to 2018 compensation, other than for Mr. O’Meara, who was originally paid in U.S. dollars (with the exception of certain amounts reported in the “All Other Compensation” column), have also been converted to U.S. dollars using the December 31, 2019 exchange rate of CAD 1.2962 = U.S. $1.00. See “Narrative Disclosure to Summary Compensation Table—Base Salary” for more information regarding the Company’s use of a different exchange rate for payroll purposes only.

Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(7)	Total ($)
Kevin O’Meara	2019	500,000	-	-	-	-	86,457	586,457
President and Chief Executive Officer(1)
	2018	150,000	-	-	3,869,020	203,639	26,817(8)	4,249,476

Geoff Krause	2019	286,092	154,297	301,052	233,621	-	14,134	989,196

Chief Financial Officer

	2018	134,134	-	81,007	68,895	81,424	3,857	369,319

Jeffrey Calkins	2019	348,843(3)	-	249,148	193,341	-	96,758	888,090
Chief Operating Officer

Geoff Gosling	2019	256,939	192,871	400,989(9)	233,621	-	519,437	1,603,857

Former Director of Innovation (2)

	2018	261,515	385,743(10)	78,834	67,050	159,152	13,076	965,370

(1)

Mr. O’Meara’s 2018 salary and non-equity incentive plan compensation amounts as previously reported in our Registration Statement on Form 10 filed on September 20, 2019 (“Form 10”) have been adjusted to correct a tabulation error. See “Narrative Disclosure to Summary Compensation Table—CEO Realizable Compensation” for more information regarding Mr. O’Meara’s realizable compensation as compared to his target compensation for each of the 2018 and 2019 fiscal years.

(2)	Mr. Gosling was promoted from his position as Vice President, Product Development to Director of Innovation effective as of January 15, 2019, but retired and departed the Company on November 15, 2019.

(3)

Mr. Calkins was originally engaged as Interim Chief Operating Officer through a recruiting firm and paid $75,000 for his service in that role from January 15, 2019 through February 26, 2019. He was hired by the Company on February 27, 2019 as the Chief Operating Officer. The amount in this column represents his base salary as an employee of the Company, as well as the amount he was paid by the Company through the recruiting firm.

(4)

Amounts in this column represent (i) a $154,297 discretionary bonus to Mr. Krause on completion of the Company’s listing on the Nasdaq and (ii) a $192,871 bonus to Mr. Gosling in connection with the change in his role to Director of Innovation.

(5)

Except as described in Note 9 below, amounts in this column represent the aggregate grant date fair value of the PSUs granted under our PSU Plan, calculated in accordance with FASB ASC Topic 718 using the five-day volume-weighted average trading price of the Common Shares as reported on the TSX on the grant date, disregarding estimated forfeitures. For a discussion of valuation assumptions, see Note 14 included under Stock-Based Compensation in our Consolidated Financial Statements for the year ended December 31, 2019 filed on Form 10-K.

(6)

Amounts in this column represent the aggregate grant date fair value of stock options granted under our Option Plan, computed in accordance with FASB ASC Topic 718. The value ultimately realized upon the exercise of the stock option may or may not be equal to this determined value. For a discussion of valuation assumptions, see Note 14 included under Stock-Based Compensation in our Consolidated Financial Statements for the year ended December 31, 2019 filed on Form 10-K.

(7)

See “Narrative Disclosure to Summary Compensation Table—All Other Compensation” for a description of any amounts included in this column for 2019 and deemed material pursuant to Item 402(o)(7) of Regulation S-K.

(8)

The amounts previously reported in our Form 10 have been increased to reflect the receipt by Mr. O’Meara of certain perquisites and other benefits in the 2018 calendar year which were inadvertently excluded from our prior disclosure.

(9)

This number includes the aggregate grant date fair value of restricted share units (“RSUs”) granted pursuant to the Gosling RSU Agreement (as defined below) and PSUs granted under our PSU Plan, in each case, calculated in accordance with FASB ASC Topic 718 using the five-day volume-weighted average trading price of the Common Shares as reported on the TSX on the grant date, disregarding estimated forfeitures.

(10)

Mr. Gosling received a retention bonus equal to CAD $500,000 (U.S. $385,743) in 2018 that was previously reported in the “All Other Compensation” column of the Summary Compensation Table in our Form 10. The amount of the retention bonus has been moved to the “Bonus” column because it was properly reportable in such column, but the value of such retention bonus reported is unchanged.

Narrative Disclosure to Summary Compensation Table

CEO Realizable Compensation

The table below sets forth Mr. O’Meara’s realizable compensation in U.S. dollars on each of December 31, 2018 and December 31, 2019 as compared to his target compensation in U.S. dollars for the applicable fiscal year. Mr. O’Meara’s realizable compensation for each of the 2018 and 2019 fiscal years was calculated based on the actual value of the compensation received by him in each year, including the actual bonus payout for such year under the Variable Pay Plan (the “VPP”) and the value of any equity awards received by Mr. O’Meara in such year.

Mr. O’Meara’s realizable compensation for the 2018 fiscal year is much less than his target compensation for such year because of the underwater status of the stock options awarded to him in 2018, as discussed in the table labeled “Outstanding Equity Awards at 2019 Fiscal Year End” and the footnotes thereto. Mr. O’Meara’s 2019 realizable compensation is U.S. $500,000 (CAD $648,100) less than his 2019 target compensation due to the lack of bonuses paid for 2019 performance under the VPP, discussed further in “—Short-Term Incentive Plan.” We believe the differential between Mr. O’Meara’s target and realizable compensation reflects the effectiveness of our compensation programs at aligning executive compensation with Company performance and shareholder returns.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our NEOs. In determining base salaries, the Board also takes into account each NEO’s knowledge of the industry and the financial resources of the Company. The Board believes that the base salaries of our NEOs are competitive to those that are received by comparable officers with comparable responsibilities in similar companies. Effective May 1, 2019, NEO salaries were revised and restated in U.S. dollars to align the compensation and eliminate inequities amongst the executive team. Canadian NEOs were given a one-time option to be paid in Canadian dollars at an exchange rate of CAD $1.25 = U.S. $1.00. Messrs. Krause and Gosling both agreed to continue to paid in Canadian dollars at such exchange rate. The below table sets forth the annualized base salaries for our NEOs during 2018 and 2019, which for Messrs. Krause and Gosling have been converted to U.S. dollars using the daily average exchange rate as reported by the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 31, 2019 of CAD $1.2962 = U.S. $1.00:

Name	2018 Annualized Base Salary	2019 Annualized Base Salary

Kevin O’Meara	$500,000	$500,000

Geoff Krause	$231,446	$325,000(2)

Jeffrey Calkins	— (1)	$325,000

Geoff Gosling	$261,515	$325,000(2)

(1)	Mr. Calkins was hired by the Company on February 27, 2019 as the Chief Operating Officer.

(2)	The 2019 annualized base salaries for Messrs. Krause and Gosling were revised and restated in U.S. dollars as described above, effective May 1, 2019.

Short-Term Incentive Plan

We provide short-term cash incentives to our NEOs through the VPP. The VPP was constructed so that a person’s variable pay is tied to company-wide performance, placing the emphasis on company-wide results and team work. The annual variable pay potential for each NEO represents a meaningful amount of additional compensation to act as a strong incentive to achieve our financial goals, while being fiscally prudent for the Company. For 2019, target opportunities under the VPP ranged from 50% to 100% of base salary actually paid during the calendar year.

Name	2019 Threshold (% of Base Salary)	2019 Target (% of Base Salary)	2019 Maximum (% of Base Salary)

Kevin O’Meara	50%	100%	150%

Geoff Krause	25%	50%	75%

Jeffrey Calkins	25%	50%	75%

Geoff Gosling	25%	50%	75%

The 2019 Board-approved metrics under the VPP were “Revenue” and “Adjusted EBITDA” (as defined below). For 2019, Revenue was weighted 25% and Adjusted EBITDA was weighted 75%, consistent with the transitional nature of the year and the operating objectives. Pursuant to the terms of the VPP, for participants to earn threshold, target, or maximum bonuses under the VPP, the Company’s Revenue and Adjusted EBITDA must hit the following performance goals, which were established in Canadian dollars but have been converted to U.S. dollars using the daily average exchange rate as reported by the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 31, 2019 of CAD $1.2962 = U.S. $1.00 and rounded up to the nearest hundred thousand:

	Threshold	Target	Maximum
Revenue	$265.7 million	$295.1 million	$354.2 million

Adjusted EBITDA	$43.4 million	$47.7 million	$57.3 million

If the Company’s Revenue and Adjusted EBITDA fall between the threshold and target performance goals or between the target and maximum performance goals, then the Company intends to use linear interpolation to determine the amount of the bonuses earned by participants under the VPP.

As used herein, “Revenue” means the Company’s total revenue from all sources determined in accordance with U.S. GAAP, as reported in the Company’s publicly-filed financial statements for the 2019 fiscal year.

As used herein, “Adjusted EBITDA” means earnings (before loss) before interest, taxes, depreciation and amortization, plus: non-cash foreign exchange gains or losses on debt revaluation; gains or losses on disposal of property, plant and equipment and intangible assets; write-off of property, plant and equipment and intangible assets; non-cash stock-based compensation expense; reorganization costs; and other non-recurring gains or losses, as reported in the Company’s publicly-filed financial statements for the 2019 fiscal year.

For 2019, we reported revenue of $247.7 million and Adjusted EBITDA of $18.2 million, both of which were below the threshold performance goals. Such figures were prepared in accordance with the terms of the VPP and International Financial Reporting Standards, prior to our preparation of financial statements in accordance with U.S. GAAP, and may therefore deviate from similar figures presented elsewhere in this proxy statement.

Since we did not reach the threshold performance goals for 2019, there were no payouts under the VPP to our NEOs for the 2019 calendar year.

Long-Term Incentive Awards

In addition to the short-term incentive plan, our NEOs are eligible to receive annual awards of long-term equity incentives in the form of stock options under our Option Plan and PSUs under the PSU Plan.

For 2019, target long-term incentive awards for our NEOs were as follows:

Name	2019 Target Long-Term Incentive Value (% of Base Salary)
Kevin O’Meara	0%

Geoff Krause	145%

Jeffrey Calkins	120%

Geoff Gosling	145%

Pursuant to the O’Meara Employment Agreement (as defined below), Mr. O’Meara was awarded an initial one-time grant under the Option Plan of 2,475,000 stock options in connection with his hiring. As described in Note 2 to the Outstanding Equity Awards at 2019 Fiscal Year-End table, approximately 70% of such stock options will not vest unless certain performance hurdles are met. Such stock options were intended to fulfill his annual long-term incentive awards for each of 2018, 2019, and 2020. Therefore, no long-term incentive award was contemplated for him in 2019.

Messrs. Krause’s and Calkins’ 2019 equity awards consisted 50% of PSUs awarded under the PSU Plan and 50% of stock options awarded under the Option Plan.

On May 30, 2019, Mr. Gosling received a one-time grant of 25,000 RSUs pursuant to a restricted share unit award agreement (the “Gosling RSU Agreement”) in addition to his annual award of PSUs under the PSU Plan and stock options under the Option Plan. For information regarding the terms of Mr. Gosling’s RSUs, see “—Agreements with our NEOs—Gosling Agreements—Gosling RSU Agreement.”

The grant date fair value calculated in accordance with FASB ASC Topic 718 of each equity award granted during 2019 is reported above in the Summary Compensation Table.

Stock Options

Stock options have historically been awarded under the Option Plan and are intended to reward share price growth and shareholder value creation. Our NEOs are eligible to receive stock option awards under the Option Plan. The Board believes that option awards motivate executive behaviors that results in long-term value creation. The Board intends for option awards to continue to be an integral part of the overall compensation program, but if the long term incentive plan described in “Proposal No. 4—Approval of the Company’s Long Term Incentive Plan” is approved, future option awards will be made under the long term incentive plan rather than the Option Plan. For more information, please see “Proposal No. 4—Approval of the Company’s Long Term Incentive Plan.”

The following table sets out the key features of the Option Plan and the stock options awarded thereunder. As described above, if the long term incentive plan described in “Proposal No. 4—Approval of the Company’s Long Term Incentive Plan” is approved, no further awards will be made under the Option Plan.

Eligibility	◾Granted at the discretion of the Board to directors, officers, employees, consultants, and other persons.
Number of Securities Issued Under the Plan

◾As of February 17, 2020, there are 5,803,250 Options outstanding under the Option Plan, representing approximately 6.85% of the issued and outstanding Common Shares. There are approximately 2,664,886 unallocated Options available for issuance under the Option Plan.

Plan Limits

◾Options may be granted in such numbers as the Board may determine.

◾The aggregate number of Common Shares that may be reserved for issuance under the Option Plan, together with any Common Shares reserved for issuance under any other share compensation arrangements, must not exceed 10% of the issued and outstanding Common Shares (on a non-diluted basis).

◾The number of Common Shares, when combined with any other share compensation arrangements, issuable (or reserved for issuance) to “insiders” of the Company and their associates and affiliates may not exceed 10% of the issued and outstanding Common Shares (on a non-diluted basis), at any time and no more than 10% of the issued and outstanding Common Shares may be issued under the Option Plan or pursuant to any other share compensation arrangements to “insiders” of DIRTT within any one-year period.

◾The issuance of Common Shares to any one participant, when combined with any other share compensation arrangements, may not exceed 10% of the issued and outstanding Common Shares (on a non-diluted basis).

◾Non-executive director participation in the Option Plan may not exceed more than $100,000 based on the grant date.

Exercise Price

◾The exercise price of Options shall not be less than the “fair market value” of the Common Shares at the date of granting such Option. For purposes of the Option Plan, “fair market value” means the weighted average price of the Common Shares on the TSX for the five trading days prior to the date on which the Option is granted.

Vesting	◾Options vest in three equal installments on each of the first three grant date anniversaries.
Term

◾The term and expiry date of the Options granted is determined at the discretion of the Board at the time of granting of the Options, provided that the expiry is no later than the fifth anniversary of the grant date.

Change of Control

◾In the event of a change of control, if the surviving, successor or acquiring entity does not assume the outstanding Options, or if the Board otherwise determines in its discretion, all outstanding Options are deemed to be vested and shall expire immediately prior to termination of the Plan, unless otherwise exercised, forfeited, or cancelled prior to termination to termination of the Plan.

◾The Board has the power to, among other things, make such changes to the terms of the Options it considers fair and appropriate in the circumstances, or to modify the terms of the Options to assist in tendering into a takeover bid or other arrangement leading to a change of control.

Amendments

◾The Board has the ability to amend the Option Plan or any Option outstanding thereunder without seeking shareholder approval, subject to applicable law. Such changes include, without limitation: (i) minor changes of a “housekeeping nature”; (ii) amending the vesting provisions of existing Options; and (iii) changing the termination provisions of any Option, provided it does not entail an extension beyond the original expiry date of such Option or beyond five years from its grant date.

◾Shareholder approval is required for the following amendments: (i) increasing the number of Common Shares reserved for issuance under the Option Plan; (ii) reducing the exercise price of an Option; and (iii) any amendment to the amendment provisions of the Option Plan.

General

◾Options are not transferable or assignable.

◾No financial assistance is provided by the Company to facilitate the purchase of Common Shares under the Option Plan to the participants to whom such Options have been granted.

Performance Share Units

The Board has adopted the PSU Plan to complement the Option Plan and strengthen the alignment between pay and performance. The PSU Plan is designed to support our business plan and long-term strategies, to motivate executives to drive the corporate strategy, and to improve alignment of interests between executives and shareholders. Pursuant to the PSU Plan and the award agreements thereunder, PSUs vest (if at all) on the third anniversary of the date of grant and payouts are subject to a performance multiplier ranging from 0% to 200% based on a combination of absolute and relative performance measures as established by the Board. For 2019, the performance measures were Revenue and Adjusted EBITDA performance versus budget, each weighted 50% and defined as described above for the VPP.

The PSUs granted in 2019 under the PSU Plan shall payout at 0% if actual performance equals or is lesser than the minimum performance goals established and at 100% if target performance goals are achieved. If maximum performance goals are met, the 2019 PSUs shall payout at 200%. If actual performance falls between minimum and target performance or target and maximum performance, then the number of the PSUs that will be paid out will be calculated using straight-line interpolation.

Performance measures and award payouts may be adjusted above or below the initial grant value at the time of vesting to reflect material changes to our performance and/or operating environment, or to reflect exceptional circumstances facing us. The use of discretion is based on recommendations by the Compensation Committee and approved by the Board.

At vesting, the number of PSUs that vest and are settled in cash, including dividends notionally reinvested, will be multiplied by the five-day weighted average trading price of our Common Shares on the TSX immediately preceding the date of vesting.

The Board intends for PSUs to continue to be an integral part of the overall compensation program, but if the long term incentive plan described in “Proposal No. 4 – Approval of the Company’s Long Term Incentive Plan”

is approved, future awards of PSUs will be granted under the long term incentive plan rather than the PSU Plan, and no further awards will be made under the PSU Plan. For more information, please see “Proposal No. 4—Approval of the Company’s Long Term Incentive Plan.”

Restricted Share Units

None of our NEOs, non-employee directors, or employees have received an award of RSUs other than Mr. Gosling. Pursuant to the terms of the Gosling RSU Agreement, such RSUs could only be cash-settled. See “—Agreements with our NEOs—Gosling Agreements—Gosling RSU Agreement.”

Material Elements of the Stock Options and PSUs

The following table summarizes the material features of the stock options awarded under the Option Plan and the PSUs awarded under the PSU Plan, which together composed our equity-based compensation for the 2019 fiscal year. As described above, if the long term incentive plan described in “Proposal No. 4—Approval of the Company’s Long Term Incentive Plan” is approved, no further awards will be made under either the Option Plan or the PSU Plan.

Key Feature	Form of Award
	PSU	Option

Vesting Period	Three-year cliff	Three-year ratable (1/3 of award vests on the 1st, 2nd, and 3rd anniversary of grant)

Term	Three years	Five years

Grant/Award Determination	% of base salary, subject to Board discretion	% of base salary, subject to Board discretion

Performance Measures	50% revenue 50% Adjusted EBITDA performance vs. established goals	Rewards share price appreciation

Performance Framework	Payouts range from 0x-2x grant, based on achievement of performance measures	—

Performance Period	January 1st of the year of grant to December 31st of the second year following the year of grant	—

Settlement of Awards	Settled in cash not later than December 31st of the third year following the year of grant	Settled in treasury shares

Long Term Incentive Plan

If the long term incentive plan described in “Proposal No. 4—Approval of the Company’s Long Term Incentive Plan” is approved, no new awards will be made under the Option Plan or the PSU Plan on and after the effective date of the new long term incentive plan. For more information, please see “Proposal No. 4—Approval of the Company’s Long Term Incentive Plan.”

Employee Share Purchase Plan

The Board has adopted the ESPP to encourage ownership of Common Shares and to align the interest of employees, including NEOs, more closely with those of shareholders. All employees, including the NEOs, are eligible to participate in the ESPP. Pursuant to the ESPP, employees are able to purchase Common Shares up to an aggregate amount of 10% of their base salaries, with DIRTT contributing an additional 50% of each employee-contributed amount towards further purchases. The most recent amendment and restatement of the ESPP, effective October 1, 2019, limited the number of Common Shares that can be purchased through the ESPP to 5,500,000. All Common Shares are purchased through the facilities of the open market and all Common Shares purchased through DIRTT contributions are required to be held for a minimum of one year from the date of purchase. Contributions by DIRTT are a taxable benefit to employees.

All Other Compensation

Our NEOs receive certain perquisites and other benefits, the value of which is disclosed in the “All Other Compensation” column of the Summary Compensation Table in accordance with Item 402(n) of Regulation S-K but are deemed immaterial pursuant to Item 402(o)(7) of Regulation S-K and thus are not described below. Certain of our NEOs have entered into agreements or arrangements pursuant to which we have provided additional perquisites or benefits that are deemed material pursuant to Item 402(o)(7) of Regulation S-K and such benefits are described below.

Mr. O’Meara resides in Dallas, Texas and often travels to our headquarters in Calgary, Alberta, Canada. The Company reimbursed Mr. O’Meara for the costs associated with travel from Dallas to Calgary and with housing in Calgary, in each case, in accordance with the terms of the O’Meara Employment Agreement, as defined and described below under “—Agreements with our NEOs—O’Meara Employment Agreement.” The Company also provided Mr. O’Meara with a gross-up payment for the taxes on the amount of the Company-provided perquisites and other benefits that constitute taxable compensation to Mr. O’Meara.

Mr. Calkins resides in Auburn, New York and also often travels to our headquarters (and main manufacturing facility) in Calgary, Alberta, Canada. The Company reimbursed Mr. Calkins for the costs associated with travel from Auburn to Calgary and with housing in Calgary, in each case, in accordance with the terms of the Calkins Employment Agreement, as defined and described below under “—Agreements with our NEOs—Calkins Employment Agreement.” The Company also provided Mr. Calkins with a gross-up payment for the taxes on the amount of the Company-provided perquisites and other benefits that constitute taxable compensation to Mr. Calkins.

Mr. Gosling also received certain cash severance payments, in accordance with the terms of the Gosling Settlement Agreement, as defined and described below under “—Agreements with our NEOs—Gosling Settlement Agreement.”

Agreements with our NEOs

We have entered into employment agreements with each of our NEOs (the “Employment Agreements”). Under these Employment Agreements, each of our NEOs is entitled to a certain level of base salary, minimum short-term incentives under the VPP, as well as certain severance benefits upon a qualifying termination of employment. The Employment Agreements include customary restrictive covenants, including those precluding the executives from soliciting employees or competing with us for a period of time following termination of employment.

O’Meara Employment Agreement

On September 8, 2018, we entered into an executive employment agreement (the “O’Meara Employment Agreement”) with Mr. O’Meara. The O’Meara Employment Agreement provides Mr. O’Meara with (i) an annualized base salary of U.S. $500,000, (ii) eligibility to participate in the VPP with a target short-term incentive bonus opportunity equal to 100% of annual base salary (with a guaranteed pro rata bonus for the 2018 calendar year of at least U.S. $150,000), (iii) eligibility to participate in the Option Plan and the PSU Plan, with an initial one-time grant under the Option Plan of 2,475,000 stock options, (iv) reimbursement of accounting and legal fees associated with the review and preparation of the O’Meara Employment Agreement, (v) reimbursement of all travel and out-of-pocket business expenses reasonably incurred or paid by Mr. O’Meara, including expenses related to travel to Calgary, Alberta, Canada, (vi) provision of D&O insurance coverage or coverage under any other applicable insurance plans or policies for directors or officers of the Company, (vii) four weeks of vacation per calendar year, and (viii) eligibility to participate in our broad-based employee benefit plans, as may be adopted from time to time, subject to the eligibility requirements of such employee benefit plans, including the ESPP. For information regarding the payments that the O’Meara Employment Agreement provides upon a termination of employment or a change of control, see “Additional Narrative Disclosure—Agreements with our NEOs—O’Meara Employment Agreement.”

Krause Amended Employment Agreement

On July 4, 2018, we entered into an amended and restated executive employment agreement (the “Krause Amended Employment Agreement”) with Mr. Krause. The Krause Amended Employment Agreement provides Mr. Krause with (i) an annualized base salary of CAD $300,000 (U.S. $231,446), (ii) eligibility to participate in the VPP with a target short-term incentive bonus opportunity equal to 50% of annual base salary for the 2018 calendar year, (iii) eligibility to participate in the Option Plan and the PSU Plan (with a guaranteed grant equal in value to CAD $210,000 (U.S. $162,012) for the 2018 calendar year, to be comprised 50% of stock options and 50% of PSUs), (iv) reimbursement of all travel and out-of-pocket business expenses reasonably incurred or paid by Mr. Krause, including any parking expenses at his place of work, (v) four weeks of vacation per calendar year, and (vi) eligibility to participate in our broad-based employee benefit plans, as may be adopted from time to time, subject to the eligibility requirements of such employee benefit plans, including the ESPP. In addition, the Krause Amended Employment Agreement provides for certain payments in connection with a change of control occurring within one year of Mr. Krause’s start date. For information regarding the payments that the Krause Amended Employment Agreement provides upon a termination of employment or a change of control, see “Additional Narrative Disclosure—Agreements with our NEOs—Krause Amended Employment Agreement.”

Calkins Employment Agreement

On February 27, 2019, we entered into an executive employment agreement (the “Calkins Employment Agreement”) with Mr. Calkins. The Calkins Employment Agreement provides Mr. Calkins with (i) an annualized base salary of U.S. $325,000 (CAD $421,265), (ii) eligibility to participate in the VPP with a target short-term incentive bonus opportunity equal to 50% of total salary paid to Mr. Calkins during the applicable calendar year (prorated for the 2019 calendar year), (iii) eligibility to receive equity incentive compensation, (iv) reimbursement of all travel and out-of-pocket business expenses reasonably incurred or paid by Mr. Calkins, including expenses related to travel to and living accommodations in Calgary, Alberta, Canada, (v) four weeks of vacation per calendar year (increasing by one week every five years of service up to a maximum of six weeks of vacation), and (vi) eligibility to participate in our broad-based employee benefit plans, as may be adopted from time to time, subject to the eligibility requirements of such employee benefit plans, including the ESPP. For information regarding the payments that the Calkins Employment Agreement provides upon a termination of employment or a change of control, see “Additional Narrative Disclosure—Agreements with our NEOs—Calkins Employment Agreement.”

Gosling Agreements

Gosling Employment Agreement

On October 21, 2013, we entered into an executive employment agreement (the “Gosling Employment Agreement”) with Mr. Gosling. The Gosling Employment Agreement provides Mr. Gosling with (i) an annualized base salary of CAD $316,800 (U.S. $244,407), (ii) eligibility to participate in the VPP, (iii) eligibility to participate in the Option Plan, (iv) reimbursement of all travel and out-of-pocket business expenses reasonably incurred or paid by Mr. Gosling, including any parking expenses at his place of work, (v) four weeks of vacation per calendar year (increasing by one week every five years of service up to and including the 20th year of service), and (vi) eligibility to participate in the Company’s broad-based employee benefit plans, as may be adopted from time to time, subject to the eligibility requirements of such employee benefit plans; provided that the aggregate value of such benefits will not be reduced by more the 5%. See “Additional Narrative Disclosure—Agreements with our NEOs—Gosling Agreements—Gosling Employment Agreement.”

Gosling Bonus Agreement

Additionally, on January 17, 2018, we entered into a retention bonus agreement with Mr. Gosling (the “Gosling Bonus Agreement”) that provides that Mr. Gosling will receive a one-time cash retention bonus of CAD $500,000 (U.S. $385,743) (the “Gosling Retention Bonus”), provided that he remains employed by us through March 31, 2019. Pursuant to the terms of the Gosling Bonus Agreement, Mr. Gosling received the Gosling Retention Bonus on February 1, 2018, subject to the Company’s right to clawback (i) 100% of the Gosling Retention Bonus if Mr. Gosling terminates his employment without “Good Reason” or his employment is terminated by us for “Just Cause” prior to September 30, 2018 or (ii) 50% of the Gosling Retention Bonus if Mr. Gosling terminates his employment without “Good Reason” or his employment is terminated by us for “Just Cause” prior to March 31, 2019 (each quoted term as defined in the Gosling Employment Agreement described in “Additional Narrative Disclosure—Agreements with our NEOs—Gosling Agreements—Gosling Employment Agreement”).

Gosling RSU Agreement

Pursuant to the Gosling RSU Agreement, Mr. Gosling received a one-time grant of 25,000 RSUs on May 30, 2019, to be 100% vested and paid out as a lump sum cash payment equal to the fair market value of the RSUs on the earlier of (i) January 15, 2020 or (ii) the date of Mr. Gosling’s termination of employment for any reason other than for “Just Cause” (as defined in the Gosling Employment Agreement). In accordance with the terms of the Gosling Award Agreement, the RSUs became vested and were settled in connection with Mr. Gosling’s retirement in 2019. See “Additional Narrative Disclosure—Agreements with our NEOs—Gosling Agreements—Gosling RSU Agreement.”

Gosling Settlement Agreement

As noted herein, Mr. Gosling’s employment with the Company ended on November 15, 2019. In connection with Mr. Gosling’s departure, on November 5, 2019, we entered into a Settlement Agreement and Release with Mr. Gosling (the “Gosling Settlement Agreement”) that provides Mr. Gosling with (i) a lump sum severance payment of CAD $497,500 (U.S. $383,814), (ii) a lump sum payment of CAD $110,167.50 (U.S. $84,993), representing the average bonus payment for the 2017 and 2018 calendar years, (iii) salary continuance of CAD $26,250 (U.S. $20,252) per month for 12 months, totaling CAD $315,000 (U.S. $243,018), commencing on December 1, 2019, (iv) a pro-rata bonus under the VPP that Mr. Gosling would otherwise have been eligible to receive, but for his departure, as determined by the Company in the ordinary course, (v) continued participation in the Company’s health and dental plans for a period of 24 months from departure, (vi) a cash settlement of Mr. Gosling’s RSUs in accordance with the terms of the Gosling RSU Agreement, (vii) accelerated vesting and cash settlement of 20,935.72 of Mr. Gosling’s PSUs (9,773.50 of which were awarded in 2018 and 11,162.22 of which were awarded in 2019), (viii) stock options to be dealt with in accordance with the terms of the Option Plan, and (ix) ESPP shares to be dealt with in accordance with the terms of the ESPP. See “Additional Narrative Disclosure—Agreements with our NEOs—Gosling Agreements—Gosling Settlement Agreement.”

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table reflects information regarding outstanding equity-based awards that were held by our NEOs as of December 31, 2019.

	Option Awards						Stock Awards

Named Executive Officer	Grant Date	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option exercise price (CAD $)(3)	Option expiration date	Equity incentive plan awards: Number of shares or units of stock that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(5)
Kevin O’Meara	9/18/2018	250,000	500,000	1,725,000	6.39	9/17/ 2023
Geoff Krause	5/17/2019	-	120,552	-	7.84	5/16/ 2024
	9/18/2018	14,000	28,000	-	6.39	9/17/ 2023
							46,757(4)	153,363
Jeffrey Calkins	9/18/2019	-	99,767	-	7.84	9/17/ 2024
							33,256(4)	109,080
Geoff Gosling(6)	5/17/2019	-	120,552	-	7.84	1/14/ 2020
	9/18/2018	13,625	27,250	-	6.39	1/14/ 2020
	11/21/2016	37,500	-	-	5.76	1/14/ 2020
	8/17/2015	100,000	-	-	6.10	1/14/2020
(1)	Represents options granted on the date indicated in the “Grant Date” column. Options held by our NEOs generally vest in equal 1/3 tranches on the first three anniversaries of the date of grant.

(2)	For Mr. O’Meara, 825,000 options vest only when our share price as reported on the TSX reaches CAD $13.26 and 900,000 options vest only when our share price as reported on the TSX reaches CAD $19.89.

(3)	Option exercise price in CAD $.

(4)

For Mr. Krause, the number in this column represents the threshold number of PSUs (6,573) granted under the PSU Plan on September 18, 2018, which will vest, if at all, on December 31, 2020, and the target number of PSUs (40,184) granted under the PSU Plan on May 17, 2019, which will vest, if at all, on December 31, 2021. For Mr. Calkins, the number in this column represents the target number of PSUs (33,256) granted under the PSU Plan on May 17, 2019, which will vest, if at all, on December 31, 2021. The table incorporates the target number of PSUs granted in 2019 because none of the 2019 PSUs will vest upon threshold performance. The amount of cash actually awarded with respect to the PSUs at the end of the applicable three-year performance period may range from 0% to 200% of the value of the PSUs granted based on a combination of total shareholder return relative to the Company’s peers and Adjusted EBITDA relative to budget for PSUs granted in 2018 and revenue and Adjusted EBITDA relative the performance goals established at grant by the Board.

(5)

Amounts in this column are calculated based on threshold performance for the 2018 PSUs and target performance for the 2019 PSUs using a per-share value of CAD $4.25 (U.S. $3.28), which was the closing price of a share on the TSX on December 31, 2019, and have been converted to U.S. dollars using the exchange rate as reported by the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 31, 2019 of CAD $1.2962 = U.S. $1.00.

(6)

A portion of the PSUs awarded to Mr. Gosling on each of September 18, 2018 and May 17, 2019 (9,773.50 and 11,162.22, respectively), and all of the 25,000 RSUs awarded to Mr. Gosling on May 30, 2019 were accelerated and cash settled upon Mr. Gosling’s November 15, 2019 retirement. Pursuant to the terms of the Option Plan and the applicable award agreements thereunder, all of Mr. Gosling’s stock options expired January 14, 2020, the 60th day following his resignation.

Additional Narrative Disclosure

Agreements with our NEOs

The Employment Agreements generally provide for severance payments and benefits following certain terminations of employment in exchange for the NEOs’ compliance with certain customary restrictive covenants.

O’Meara Employment Agreement

For Mr. O’Meara, upon termination of employment by us without “Just Cause,” by Mr. O’Meara for “Good Reason,” or on “Disability” (each as defined below), Mr. O’Meara will be eligible to receive (i) payment of accrued but unpaid salary, (ii) reimbursement of expenses incurred up to and including the date of termination, (iii) continued health coverage during the “Severance Period” (as defined below), (iv) continued payment of salary during the Severance Period, and (v) payment of a pro-rata bonus for the year of termination, based on actual performance.

As used in the O’Meara Employment Agreement, the following terms generally have the following definitions:

•

“Good Reason” means (i) a significant adverse alteration in Mr. O’Meara’s title, position, nature or status of responsibilities, (ii) the requirement to relocate Mr. O’Meara’s residence from Dallas, Texas, (iii) a reduction of 15% or more in salary or bonus opportunity, (iv) the discontinuation of any compensation plan or benefits plan that is material to Mr. O’Meara’s total compensation, unless replaced by an equally favorable plan, (v) our failure to ensure that any successor assumes the O’Meara Employment Agreement or (vi) our breach of any material provision of the O’Meara Employment Agreement;

•

“Just Cause” means (i) any willful misconduct, (ii) willful act of dishonesty or fraud, (iii) willful violation of our policies, (iv) gross negligence that has a material adverse effect on us or (v) conviction of a felony criminal offence punishable by indictment;

•

“Disability” means any physical or mental incapacity, disease or affliction which has prevented or which will prevent Mr. O’Meara from performing the essential duties of his position for either (x) 180 consecutive days or (y) any 240 days within any 365 consecutive days; and

•	“Severance Period” means 12 months, plus one month for each full or partial year of Mr. O’Meara’s employment with us, up to a maximum of 18 months.

Krause Amended Employment Agreement

For Mr. Krause, upon termination of employment by us without “Just Cause,” (as defined below) Mr. Krause will be eligible to receive (i) payment of accrued but unpaid salary and vacation, (ii) reimbursement of expenses incurred up to and including the date of termination, (iii) continued payment of salary during the “Severance Period” (as defined below), and (iv) payment of a pro-rata bonus for the year of termination, based on actual performance. If a “Change of Control” (as defined below) had occurred within one year of Mr. Krause’s start date and his employment was terminated without Just Cause, or he resigned for any reason within 60 days thereafter, Mr. Krause would have been eligible to receive to (i) payment of accrued but unpaid salary, (ii) a lump sum payment equal to 12 months’ salary, (iii) the greater of (A) a pro-rata bonus for the year of termination, based on actual performance and (B) CAD $75,000 (U.S. $57,861).

As used in the Krause Amended Employment Agreement, the following terms generally have the following definitions:

•

“Change of Control” means (i) the sale of all or substantially all the assets of the Company, (ii) a merger, amalgamation or arrangement of the Company in a transaction or series of transactions in which the Company’s shareholders receive less than 51% of the shares of the new or continuing company that are issued and outstanding upon completion of such transaction or series of transactions and (iii) the acquisition, directly or indirectly, through one transaction or a series of transactions, by any single person or company, of an aggregate of more than 50% of the issued and outstanding Common Shares of the Company;

•	“Just Cause” means any act or omission which would be considered by a court of competent jurisdiction to amount to just cause at common law; and

•	“Severance Period” means 12 months, plus one month for each full or partial year of Mr. Krause’s employment with us, up to a maximum of 18 months.

Calkins Employment Agreement

For Mr. Calkins, upon termination of employment by us without “Just Cause” or by Mr. Calkins for “Good Reason” (each as defined below), Mr. Calkins will be eligible to receive (i) payment of accrued but unpaid salary and vacation entitlement, (ii) reimbursement of expenses incurred up to and including the date of termination, (iii) reimbursement of the difference between the amount Mr. Calkins pays for continued health coverage pursuant to the Consolidated Omnibus Reconciliation Act of 1985, as amended, and the amount our other executives pay for similar coverage under our group health plans during the “Severance Period” (as defined below), (iv) continued payment of salary during the Severance Period, and (v) payment of a pro-rata bonus for the year of termination, based on actual performance.

As used in the Calkins Employment Agreement, the following terms generally have the following definitions:

•

“Good Reason” means (i) a material reduction in Mr. Calkins’ salary or authority, duties, and responsibilities, (ii) a material breach by the Company of any of its obligations under the Calkins Employment Agreement, or (iii) the relocation of Mr. Calkins’ principal place of employment by more than 50 miles from his principal place of employment as of the effective date;

•

“Just Cause” means (i) any gross negligence, willful misconduct, or breach of fiduciary duty, (ii) material neglect of duties, (iii) fraud, misappropriation, embezzlement, or malfeasance, (iv) willful or grossly negligent misfeasance or nonfeasance in office, (v) material breach of Company policy or any policy or law relating to non-discrimination, non-retaliation, or anti-harassment, (vi) breach of any non-competition, non-solicitation, confidentiality, or Company property covenants in the Calkins Employment Agreement, or (vii) conviction of or plea of no contest with respect to any crime involving fraud or moral turpitude; and

•

“Severance Period” means 12 months, plus one month for each complete year of Mr. Calkins’ employment with us following the effective date of the Calkins Employment Agreement, up to a maximum of 18 months.

Gosling Agreements

Gosling Employment Agreement

Pursuant to the Gosling Employment Agreement, Mr. Gosling was eligible to receive, upon termination of employment by us without “Just Cause,” by Mr. Gosling for “Good Reason,” or on “Disability” (each as defined below), to (i) payment of unpaid salary or bonus, (ii) payment of any unused vacation, (iii) reimbursement of expenses incurred up to and including the date of termination, (iv) continued payment of salary during the

“Severance Period” (as defined below) or, if elected by Mr. Gosling, a lump sum payment equal to the product of (A) the number of months in the Severance Period, minus two and (B) Mr. Gosling’s monthly salary, and (v) payment of a pro-rata bonus for the year of termination, based on actual performance.

As used in the Gosling Employment Agreement, the following terms generally have the following definitions:

•

“Good Reason” means, without Mr. Gosling’s consent, (i) a material change or diminution of his title, authority, status, duties, reporting relationship or responsibilities, (ii) a material reduction in salary, benefits, pension, variable and incentive compensation or perquisites and allowances, (iii) the requirement that Mr. Gosling be based anywhere other than at our corporate headquarters in Calgary, Alberta, Canada, (iv) our breach of any material provision of the Gosling Employment Agreement, or (v) any other reason that would be concluded by a court of competent jurisdiction to amount to a constructive dismissal at common law;

•

“Just Cause” means (i) fraud, misappropriation of our property or funds, embezzlement, malfeasance, misfeasance or nonfeasance in office, which is willfully or grossly negligent on the part of Mr. Gosling, (ii) the willful allowance by Mr. Gosling of allowing his personal interests to come into conflict in any material way with our interests, or (iii) the breach of any non-competition, non-solicitation or confidentiality covenants in the Gosling Employment Agreement; and

•	“Severance Period” means 24 months.

Gosling RSU Agreement

The Gosling RSU Agreement provides that, contingent upon Mr. Gosling’s compliance with the non-competition provision set out in the Gosling Employment Agreement, Mr. Gosling’s RSUs would become fully vested and paid out for a termination of employment for any reason other than for “Just Cause” (as defined in the Gosling Employment Agreement). Pursuant to the terms of the Gosling RSU Agreement, Mr. Gosling’s RSUs were accelerated and settled in a lump-sum cash payment equal to the fair market value of the Common Shares underlying such RSUs as of November 15, 2019, the date of Mr. Gosling’s retirement.

Gosling Settlement Agreement

Pursuant to the terms of the Gosling Settlement Agreement, upon Mr. Gosling’s November 15, 2019 retirement, contingent upon his release of the Company and his compliance with certain restrictive covenants, he became eligible to receive: (i) a lump sum severance payment of CAD $497,500 (U.S. $383,814), (ii) a lump sum payment of CAD $110,167.50 (U.S. $84,993), representing the average bonus payment for the 2017 and 2018 calendar years, (iii) salary continuance of CAD $26,250 (U.S. $20,252) per month for 12 months, totaling CAD $315,000 (U.S. $243,018), commencing on December 1, 2019, (iv) a pro-rata bonus under the VPP that Mr. Gosling would otherwise have been eligible to receive, but for his departure, as determined by the Company in the ordinary course, (v) continued participation in the Company’s health and dental plans for a period of 24 months from departure, (vi) a cash settlement of Mr. Gosling’s RSUs in accordance with the terms of the Gosling RSU Agreement, (vii) accelerated vesting and cash settlement of 20,935.72 of Mr. Gosling’s PSUs (9,773.50 of which were awarded in 2018 and 11,162.22 of which were awarded in 2019), (viii) stock options to be dealt with in accordance with the terms of the Option Plan, and (ix) ESPP shares to be dealt with in accordance with the terms of the ESPP.

In accordance with the terms of the Gosling Settlement Agreement and the Gosling RSU Agreement, the CAD $107,128 (U.S. $82,648) cash settlement Mr. Gosling received for his RSUs was determined by multiplying the number of outstanding RSUs (25,000) by the five-day volume weighted average trading price of the Common Shares as reported on the TSX for the five trading days immediately prior to November 15, 2019. Additionally, in accordance with the terms of the Gosling Settlement Agreement, the CAD $89,713 (U.S. $69,212) cash settlement Mr. Gosling received for the pro-rata portion of his PSUs which vested upon his resignation was determined in the same manner.

Incentive Plans

Option Plan

The Option Plan provides that if a participant ceases to be employed by us, other than by reason of death, “Disability” or “Retirement” (each as defined below), his or her stock options shall expire on the 60th day following such participant’s termination date, unless such participant was terminated for “Cause,” resigned without “Good Reason” or was ordered to resign by any “Regulatory Authority” having jurisdiction to do so (each as defined below).

In the event of a participant’s death, Disability or Retirement, his or her stock options will expire on the date that is six months following such participant’s termination date.

If the participant’s employment is terminated by us without Cause or by the participant for Good Reason, in each case, within 12 months of a “Change of Control” (as defined below), then all unvested stock options held by such participant shall immediately vest and the expiration date of such stock options shall be the 60th day following the participant’s termination date.

As used in the Option Plan, the following terms generally have the following definitions:

•

“Cause” means (i) fraud, misappropriation of our property or funds, embezzlement, malfeasance, misfeasance or nonfeasance in office, which is willfully or grossly negligent on the part of the participant, (ii) the willful allowance by the participant of allowing his or her personal interests to come into conflict in any material way with our interests, (iii) the breach by the participant of any non-competition, non-solicitation or confidentiality covenants in the participant’s employment agreement, or (iv) any other reason which would be concluded by a court of competent jurisdiction to amount to just cause at common law;

•

“Change of Control” means (i) the acquisition by any single person or company, directly or indirectly, of at least 50% of our voting power, (ii) a merger, amalgamation or arrangement of the Company with another company which results in the holders of the voting securities in that other company holding 50% or more of our voting power, (iii) the sale, lease or exchange of all or substantially all of our assets, other than in the ordinary course of business or to any single person or company that controls or is controlled by the same person or company as us, and (iv) the replacement of a majority of the members of the Board during any 12 month period by directors whose appointment is not endorsed by a majority of the current Board members;

•

“Disability” means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than 12 months and which causes the participant to be unable to engage in any substantial gainful employment-related activity, or any other condition of impairment that the Compensation Committee, acting reasonably, determines constitutes a disability

•

“Good Reason” means, without the participant’s written consent, (i) a material change or diminution of the participant’s title, authority, status, duties, reporting relationship, or responsibilities, (ii) a material reduction in the participant’s salary, benefits, pension, variable and incentive compensation (including discretionary bonuses), perquisites and allowances, (iii) the requirement that the participant be based anywhere other than at the principal location to which he or she is based in his or her employment agreement, (iv) our breach of any material provision of the participant’s employment agreement, or (v) any other reason that would be concluded by a court of competent jurisdiction to amount to a constructive dismissal at common law;

•

“Regulatory Authority” means any securities commission, stock exchange or similar securities regulatory body having jurisdiction over us, the Option Plan or the stock options granted from time to time under the Option Plan; and

•

“Retirement” means the participant’s resignation from employment with us in circumstances the Board or Compensation Committee, acting reasonably, determines to constitute retirement from employment, and not resignation to obtain alternate employment.

PSU Plan

Pursuant to the PSU Plan, in the event a participant’s employment is terminated by us without “Cause,” by the participant for “Good Reason,” or due to the participant’s death or “Long-Term Disability” (each as defined below) prior to such participant’s PSU awards becoming vested, then a pro rata portion of the participant’s unvested PSUs and related dividend equivalent rights shall vest, based on the number of complete months from the date of grant until the participant’s termination date, divided by the total number of months in the applicable performance period, based on target performance.

In the event a participant’s employment ends due to his or her “Retirement,” (as defined below) then the participant’s unvested PSUs shall remain outstanding and eligible to vest based on achievement of the applicable performance metrics as of the end of the applicable performance period.

If a participant is terminated by us without Cause or resigns with Good Reason, in each case, within 12 months of a “Change of Control,” (as defined below) then all of the participant’s unvested PSUs and related dividend equivalent rights shall immediately become vested, based on target performance.

As used in the PSU Plan, “Cause,” “Change of Control,” “Good Reason”, and “Retirement” have the same meaning given to such terms in the Option Plan, and “Long-Term Disability” has the same meaning given to the term “Disability” in the Option Plan.

DIRECTOR COMPENSATION

Non-executive directors are compensated by annual retainer, payable in cash and equity. The equity component is currently in the form of deferred share units (“DSUs”) under our Deferred Share Unit Plan for Non-Employee Directors (the “DSU Plan”). Director compensation levels are set below median compared to the Company’s peer group.

From January 1, 2019 until June 30, 2019, the base annual retainer for directors was CAD $100,000 (U.S. $77,149) and for the chair of the Board was CAD $150,000 (U.S. $115,723). The Audit Committee Chair was paid an additional annual retainer of CAD $15,000 (U.S. $11,572), and members of the Audit Committee were paid an additional annual retainer of CAD $7,500 (U.S. $5,786). The Chairs of the Compensation Committee and Nominating and Governance Committee were each paid an additional annual retainer of CAD $10,000 (U.S. $7,715), and members of those committees were paid additional annual retainers of CAD $5,000 (U.S. $3,857).

Effective July 1, 2019, directors are paid their annual retainers in U.S. dollars, with Canadian directors given a one-time option to be paid in Canadian dollars at an exchange rate of CAD $1.20 = U.S. $1.00. None of the directors elected to receive such exchange rate, and all of our directors are now paid in U.S. dollars such that the base annual retainer for directors beginning on July 1, 2019 is now U.S. $100,000 (CAD $129,620), with the chair of the Board receiving a retainer equal to U.S. $150,000 (CAD $194,430). Similarly, the additional annual retainers paid to the Chairs of the Audit Committee, Compensation Committee, and Nominating and Governance Committee, as well as the members of such committees, are now paid in U.S. dollars such that the Audit Committee Chair now receives an additional annual retainer of U.S. $15,000 (CAD $19,443) and the Chairs of the Compensation Committee and Nominating and Governance Committee each receive additional annual retainers of U.S. $10,000 (CAD $12,962), and members of such committees now receive additional annual retainers of U.S. $5,000 (CAD $6,481) (other than the Audit Committee members, who now receive additional annual retainers of U.S. $7,500 (CAD $9,722)).

We also reimburse the directors for out-of-pocket expenses for attending meetings.

Directors do not receive fees for attending meetings of the Board or standing committees; however, directors may be compensated for additional committee work as approved by the Board from time to time. Mr. O’Meara does not receive any additional compensation for his service as a director.

In addition, we have entered into indemnification agreements with each of our directors.

DSU Plan

The Board adopted and approved the DSU Plan as part of our transition away from stock options for our non-employee directors. The DSU Plan is separate and apart from any other incentive plan, including the long term incentive plan described in “Proposal No. 4–Approval of the Company’s Long Term Incentive Plan.” Future DSUs will continue to be granted under the DSU Plan even if the long term incentive plan described in “Proposal No. 4–Approval of the Company’s Long Term Incentive Plan” is approved.

DSUs are notional units which have the same value as the Common Shares. Under the DSU Plan, non-employee directors will be credited a minimum of 50% of their annual retainer, and may elect, irrevocably and in advance, to receive up to 100% of their annual retainer in DSUs quarterly. The number of DSUs granted quarterly is determined using the five-day weighted average trading price of the Common Shares on the TSX prior to each grant date.

The DSU Plan provides that upon a non-employee director’s resignation, death, or retirement from the Board, such non-employee director shall receive a cash payment equal to the five-day weighted average trading price of the Common Shares on the TSX underlying the DSUs held by such non-employee director, determined as of the date of such non-employee director’s resignation, death, or retirement from the Board. Mr. Haray resigned from the Board on November 7, 2019, and in connection with his resignation he received CAD $45,231 (U.S. $34,895) in exchange for his outstanding DSUs.

Director Share Ownership Guidelines

Pursuant to the terms of our Director Share Ownership Guidelines, approved on November 3, 2015 and amended on October 3, 2019, within five years of the later of appointment or adoption of the guidelines, each of our non-employee directors is required to hold a number of Common Shares equivalent in value to three times his or her annual base retainer. Common Shares that may be counted towards a director’s ownership include (i) Common Shares purchased on the open market or received through share-based grants from the Company, (ii) Common Shares indirectly owned by the director, including shares held by a spouse or other immediate family member, (iii) Common Shares held in trust for the benefit of the director, his or her spouse or children or direct descendants, (iv) Common Shares underlying options, whether or not vested, and (v) DSUs awarded under the DSU Plan, with each unit counting as one Common Share.

Director Compensation Table

The following table sets forth a summary of the compensation we paid to our non-employee directors during 2019. Amounts in this table paid prior to July 1, 2019 were originally paid in Canadian dollars and have been converted to U.S. dollars using the daily average exchange rate as reported by the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 31, 2019 of CAD $1.2962 = U.S. $1.00. Amounts in this table paid on or after July 1, 2019 were originally paid in U.S. dollars.

Director	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)	Total Compensation ($)

Wayne Boulais	47,079	48,114	-	95,193

John F. (Jack) Elliott	49,232	49,232	-	98,464

Richard Haray (1)	33,318	34,100	-	67,418

Ronald W. Kaplan	43,795	44,756	-	88,551

Todd Lillibridge	45,985	46,994	-	92,979

Denise Karkkainen	54,827	54,827	-	109,654

Christine McGinley	26,854	80,562	-	107,416

Steve Parry	-	134,270	-	134,270

(1)	Mr. Haray ceased to be a director effective November 7, 2019.

(2)	Amounts in this column include annual retainers.

(3)

Amounts in this column for all non-employee directors represent the aggregate grant date fair value of the DSUs granted to the non-employee directors during the 2019 calendar year, calculated in accordance with FASB ASC Topic 718. The FASB ASC Topic 718 value for the DSUs was calculated using the five-day volume-weighted average trading price of the Common Shares as reported on the TSX on the grant date, applied to the total number of DSUs granted. The aggregate additional information regarding the assumptions underlying these calculations is available in Note 14 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2019. There are no outstanding unvested DSUs as such awards are fully vested upon grant, but as of December 31, 2019, the following number of DSUs were held by each of our directors: Mr. Boulais, 12,689; Mr. Elliot, 12,934; Mr. Haray, 0; Mr. Kaplan, 11,953; Mr. Lillibridge, 12,444; Ms. Karkkainen, 16,314; Ms. McGinley, 21,949; and Mr. Parry, 35,864.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Parties

Other than the director and executive compensation arrangements discussed above in “Executive Compensation” and “Director Compensation,” there have not been any transactions since January 1, 2019, to which we have been or will be a participant, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of any class of our voting shares, or any member of the immediate family of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Related Party Transactions Policy

The Company has adopted a Related Party Transactions Policy, which provides that our Nominating and Governance Committee is responsible for reviewing “related party transactions,” which are transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships), to which we are a party, in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has, had or will have a direct or indirect material interest. For purposes of this policy, a “related person” is defined to include a director, executive officer, nominee for director and greater than 5% beneficial owner of our voting securities, in each case since the beginning of the most recently completed year, and any of their immediate family members. In determining whether to approve or ratify any such transaction, the Nominating and Governance Committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms comparable to the terms generally available to unaffiliated third parties under the same or similar circumstances and (ii) the extent of the related party’s interest in the transaction.

Interest of Informed Persons in Material Transactions

Management is not aware of any material interest, direct or indirect, of any informed person of the Company, any proposed director or any associate or affiliate of any informed person or proposed director in any transaction since the commencement of the Company’s most recently completed financial year, or in any proposed transaction, that has materially affected or would materially affect the Company or any of its affiliates or subsidiaries.

Indebtedness of Directors and Executive Officers

As of the date of this Proxy Statement, no current or proposed director, executive officer, other corporate officer or employee of the Company, or any former director, executive officer, other corporate officer or employee of the Company, or any associate of any of the foregoing, is, or has been at any time during 2019, indebted to the Company or its subsidiaries, either in connection with the purchase of securities of the Company or otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table includes information, as of February 17, 2020, about the beneficial ownership of our Common Shares for:

•	each shareholder known by us to own beneficially 5% or more of our Common Shares;

•	each of our directors;

•	each of the named executive officers included in our Summary Compensation Table; and

•	all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Except as otherwise indicated by footnote, the number of shares and percentage ownership indicated in the following table is based on 84,681,364 outstanding Common Shares as of February 17, 2020. Our Common Shares subject to options or other derivative instruments that are currently exercisable or exercisable within 60 days of February 17, 2020 are deemed to be outstanding and to be beneficially owned by the entity or person holding such options or other derivative instrument for the purpose of computing the percentage ownership of such entity or person but are not treated as outstanding for the purpose of computing the number of shares owned and percentage ownership of any other entity or person.

Unless otherwise indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the following table will have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them, except to the extent authority is shared by spouses under community property laws. The address for each of our directors and executive officers is c/o DIRTT Environmental Solutions Ltd., 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Outstanding Common Shares
5% Shareholders:
T. Rowe Price International, Ltd.(1)	8,559,813	10.1%
NGEN LP (2)	7,283,697	8.6%
MAK Capital One LLC (3)	5,249,100	6.2%
Pembroke Management, Ltd. (4)	5,243,300	6.2%
Jeneq Management, LP (5)	5,053,300	6.0%
Private Capital Management, LLC (FL)(6)	4,845,240	5.7%
Iron Compass LLC (7)	4,854,144	5.7%
683 Capital Management, LLC (8)	4,700,000	5.6%
Directors and Named Executive Officers:
Wayne Boulais(9)	4,024,925	4.8%
John (Jack) Elliott(10)	45,400	*
Ronald Kaplan(11)	3,000	*
Denise Karkkainen(12)	73,300	*
Todd Lillibridge(13)	155,700	*
Christine McGinley(14)	65,941	*
Steve Parry(15)	67,100	*
Kevin O’Meara(16)	300,000	*
Geoffrey D. Krause(17)	40,306	*
Jeffrey Calkins (18)	12,633	*
Geoff Gosling	258,751	*
All directors and executive officers as a group (12 persons)	5,081,190	6.0%

*	Less than 1%.

(1)

As reported in the alternative monthly reporting system as of December 31, 2017. T. Rowe Price Associates, Inc. (“T. Rowe Price”) is the record holder of 8,559,813 Common Shares. The address of T. Rowe Price is 100 East Pratt Street, Baltimore, MD 21202.

(2)	Based on information provided by the shareholder as of January 8, 2020. The address of NGEN LP is 733 Third Avenue, New York, NY 10017.

(3)	As reported on Form 13G as of December 31, 2019. The address of MAK Capital One, LLC is 590 Madison Avenue, Suite 2401. New York, NY 10022.

(4)	As reported on Form 13F as of December 31, 2019. The address of Pembroke Management, Ltd. is 150 King Street West Suite 1210, Toronto, ON, Canada M5H 1J9.

(5)

As reported on Form 13G as of December 16, 2019. Jeneq Capital LLC (“Jeneq Capital”) has shared voting and dispositive power with regard to 5,053,300 shares. The address for Jeneq Capital is 597 Fifth Avenue, 5th Floor, New York, NY 10017.

(6)

As reported on Form 13G as of February 7, 2020. Consists of (i) 1,306,070 Common Shares over which Private Capital Management, LLC (“PCM”) has sole voting authority and (ii) 3,539,170 Common Shares over which PCM has shared voting authority. The address for PCM is 8889 Pelican Bay Boulevard, Suite 500, Naples, FL 34108.

(7)

As reported on Form 13G as of December 31, 2019, Iron Compass North Partners LP (“IC North Partners”) and Iron Compass GP, LLC is the record holder of 4,854,144 Common Shares. The address of Iron Compass GP, LLC and IC North Partners is 22 Thorndal Circle, Darien, CT 06820.

(8)	As reported on Form 13G as of December 31, 2019. The address of 683 Capital Management is 3 Columbus Cir, New York, NY 10019.

(9)

Consists of (i) 45,000 Common Shares held of record by Mr. Boulais, (ii) 40,000 Common Shares subject to options exercisable within 60 days of February 17, 2020, and (iii) 3,939,925 Common Shares held of record by Apex Venture Partners Fund VI, LP (“Apex VI”). Mr. Boulais is a Managing Member of Apex Management VI, LLC, the General Partner of Apex VI. As such, Mr. Boulais may be deemed to have shared voting and investment power with respect to all the Common Shares held by Apex VI.

(10)

Consists of (i) 17,700 Common Shares held of record by Mr. Elliott, (ii) 22,700 Common Shares held of record by Ms. Eleanor Mary Elliott, the spouse of Mr. Elliott, and (iii) 5,000 Common Shares held of record by Scorpion Advisors Ltd.

(11)	Consists of 3,000 Common Shares held of record by Mr. Kaplan.

(12)	Consists of (i) 33,300 Common Shares held of record by Ms. Karkkainen and (ii) 40,000 Common Shares subject to options exercisable within 60 days of February 17, 2020.

(13)	Consists of 155,700 Common Shares held of record by Mr. Lillibridge.

(14)

Consists of (i) 24,046 Common Shares held of record by Ms. McGinley, (ii) 1,895 Common Shares held of record by Mr. Jeff McGinley, the spouse of Ms. McGinley, and (iii) 40,000 Common Shares subject to options exercisable within 60 days of February 17, 2020.

(15)	Consists of (i) 27,100 Common Shares held of record by Mr. Parry and (ii) 40,000 Common Shares subject to options exercisable within 60 days of February 17, 2020.

(16)	Consists of (i) 50,000 Common Shares held of record by Mr. O’Meara and (ii) 250,000 Common Shares subject to options exercisable within 60 days of February 17, 2020.

(17)	Consists of (i) 26,306 Common Shares held of record by Mr. Krause and (ii) 14,000 Common Shares subject to options exercisable within 60 days of February 17, 2020.

(18)	Consists of 12,633 Common Shares held of record by Mr. Calkins.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee of the Board does not constitute soliciting material and should not be deemed filed or incorporated by reference into any future filings under the U.S. Securities Act of 1933 or the Exchange Act, except to the extent we specifically incorporate this report by reference.

Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. PwC, the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management and PwC the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2019. The Audit Committee has also discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee also received the written disclosures and the letter from PwC that are required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC its independence. On the basis of the foregoing, the Audit Committee concluded that PwC is independent from the Company, its affiliates and management.

Based upon its review of the Company’s audited financial statements and the discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2019 be included in the Company’s Annual Report on Form 10-K for such fiscal year, which was filed with the SEC.

This report has been furnished by the members of the Audit Committee.

Submitted by the Audit Committee of the Board of Directors

Christine McGinley (Chair)

Denise Karkkainen

Wayne Boulais

DELINQUENT SECTION 16(A) REPORTS

Under Section 16(a) of the Exchange Act and SEC rules, our directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based on our review of the filed reports, because of an administrative oversight of the Company, we believe that one Form 4 was filed late by each of Wayne Boulais, John (Jack) Elliott, Ronald Kaplan, Denise Karkkainen, Todd Lillibridge, Christine McGinley, and Steve Parry relating to one automatic award each of DSUs made on December 31, 2019.

OTHER MATTERS

Management is not aware of any other business to come before the Meeting, or any adjournment or postponement thereof, other than as set forth herein. If any other business properly comes before the Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the proxy form to vote the Common Shares represented thereby in accordance with their best judgment on such matter. In order for any shareholder to nominate a candidate or to submit a proposal for other business to be acted upon at a given annual meeting, he or she must provide timely written notice to our Corporate Secretary in the form prescribed by our current by-laws, as described under “Shareholder Proposals.”

Householding

The SEC has adopted rules that permit companies and intermediaries to satisfy the delivery requirements for the proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of the proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for shareholders and cost savings to the companies.

A number of brokers with account holders who are shareholders may be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of materials, please notify the Company or Broadridge Financial Solutions at the address listed below, and the Company will then promptly deliver such additional materials to you. Shareholders who have multiple accounts in their names or who share an address with other shareholders can request “householding” and authorize your broker to discontinue mailings of multiple annual reports and management information circular and proxy statements by contacting the same addresses below:

DIRTT Environmental Solutions Ltd. 7303 30th Street S.E. Calgary, Alberta Canada T2C 1N6 Attention: Investor Relations	Broadridge Financial Solutions 51 Mercedes Way Edgewood, NY 11717 Tel: 1-800-542-1061 Attention: Householding Department	Broadridge Financial Solutions 4 King Street West, Suite 500 Toronto, Ontario Canada M5H IB6 Tel: (416) 350-0999 Attention: Householding Department

SHAREHOLDER PROPOSALS

Shareholder Proposals

The Company is subject both to the rules of the SEC under the Exchange Act and the provisions of the Business Corporations Act (Alberta) (the “ABCA”) with respect to shareholder proposals. As set out under the ABCA and in the rules of the SEC under the Exchange Act, simply submitting a shareholder proposal does not guarantee its inclusion in the management information circular and proxy statement, because compliance with applicable law is a prerequisite for inclusion.

A shareholder proposal submitted pursuant to the rules of the SEC under Rule 14a-8 of the Exchange Act for inclusion in the management information circular and proxy statement distributed to shareholders prior to the 2021 annual meeting of shareholders of the Company (other than in respect of the nomination of directors) must be received by the Company no later than November 27, 2020, and must comply with the requirements of Rule 14a-8 of the Exchange Act.

The ABCA permits certain eligible shareholders and beneficial owners of shares to submit shareholder proposals to the Company, which proposals may be included in the Company’s management information circular and proxy statement. To be considered for inclusion in the management information circular and proxy statement for the annual meeting of shareholders of the Company, any such shareholder proposal under the ABCA must be received by the Company at least 90 days before the anniversary date of the last annual meeting of shareholders, or February 21, 2021, for inclusion in the management information circular and proxy statement distributed to shareholders prior to the 2021 annual meeting of shareholders of the Company.

Written requests for inclusion of a shareholder proposal pursuant to the rules of the SEC under the Exchange Act or pursuant to the ABCA should be addressed to:

DIRTT Environmental Solutions Ltd.

7303 30th Street S.E.

Calgary, Alberta

Canada T2C 1N6

Attention: Corporate Secretary

Other Proposals or Nomination under the Advance Notice Provision

Our current by-laws include advance notice provisions. These provisions are generally intended to provide shareholders, directors and management of the company with a clear framework for nominating directors. These provisions set deadlines for a certain number of days before a shareholders’ meeting for a shareholder to notify the Company of his, her or its intention to nominate one or more directors, and explains the information that must be included with the notice for it to be valid.

In the case of the 2021 annual meeting of shareholders, notice must be given to the company not less than 30 days prior to the date of the 2021 annual meeting of shareholders; provided, however, that in either circumstance, if the meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of meeting was made, notice shall be given not later than the close of business on the tenth day following such public announcement. Our current by-laws are available on our website at www.dirtt.com, on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.

ANNUAL REPORT, PROXY STATEMENT AND OTHER INFORMATION

We file or furnish annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including DIRTT, that file electronically with the SEC. We are also subject to requirements of the applicable securities laws of Canada, and documents that we file with the Canadian Securities Administrators may be found at www.sedar.com.

Our 2019 annual report to shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2019, is being made available to shareholders concurrently with this Proxy Statement.

Our Annual Report on Form 10-K for the year ended December 31, 2019 contains financial information, including financial statements and management’s discussion and analysis for our most recently completed fiscal year. Our Annual Report on Form 10-K for the year ended December 31, 2019, and other information may be obtained without charge upon written request addressed to 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6 or by telephone at (403) 723-5000, in each case Attention: Investor Relations.

You should rely only on the information contained or incorporated by reference in this Proxy Statement. We have not authorized anyone to provide you with different information. This Proxy Statement is dated April 10, 2020. You should assume that the information contained in this Proxy Statement is accurate as of that date only. Our business, financial condition, results of operations and prospects may have changed since that date.

APPENDIX A

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

LONG TERM INCENTIVE PLAN

1.	Purpose

The purpose of the DIRTT Environmental Solutions Ltd. Long Term Incentive Plan (the “Plan”) is to encourage selected employees, officers, consultants, and directors of DIRTT Environmental Solutions Ltd. (together with any corporate successor, the “Corporation”) and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Corporation. The Plan is intended to generate an increased incentive to contribute to the Corporation’s future success and prosperity, thereby enhancing the value of the Corporation for the benefit of its shareholders, and to enhance the ability of the Corporation and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Corporation depends. The Plan seeks to achieve these purposes by providing for Awards in the form of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Share Awards, Other Share-Based Awards, Cash Awards, and Dividend-Equivalent Rights (each as defined below).

2.	Definitions

As used in the Plan, the following terms, when capitalized, will have the meanings set out below:

“Adjustment Event” has the meaning set out in Section 8(d) of the Plan.

“Affiliate” means any corporation that, directly or through one (1) or more intermediaries, is controlled by the Corporation, including any corporation in which the Corporation owns a significant equity interest, as determined by the Committee, provided that, for the purposes of Awards granted to Canadian Participants, an “Affiliate” shall include only those corporations which do not deal at arm’s length with the Corporation, within the meaning of the Tax Act.

“applicable laws” means any provision of law, domestic or foreign, including, without limitation, applicable tax and securities legislation and Exchange rules, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder.

“Applicable Withholding Taxes” has the meaning set out in Section 9(j)(ii) of the Plan.

“Award” means any Option, SAR, Restricted Share, Restricted Share Unit, Share Award, Other Share-Based Award, Cash Award, or Dividend-Equivalent Right granted under or pursuant to the Plan.

“Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan, which shall be between the Corporation, the Employer and the Participant.

“Beneficiary” means any Person designated by a Participant by written instrument filed with the Employer to receive any amount, securities, or property payable under the Plan in the event of a Participant’s death or, failing any such effective designation, the Participant’s estate.

“Blackout Period” means the period of time during which the relevant Participant is prohibited from exercising or trading securities of the Corporation due to restrictions on the trading of the Corporation’s securities imposed by the Corporation in accordance with its trading policies affecting trades by persons designated by the Corporation.

“Board” means the board of directors of the Corporation.

“Canadian Participant” means any Participant who is an Employee and who is a resident of Canada or is granted an Award in respect of services rendered in Canada.

“Canadian Resident” means an individual who is a “Canadian resident” within the meaning of the Tax Act.

“Cash Award” means an Award denominated in cash granted pursuant to Section 7(g) of the Plan.

Appendix A – A-1

“Cause” as used in connection with the termination of a Participant’s employment with the Corporation or an Affiliate, unless otherwise defined in an Award Agreement or a written employment agreement between the Corporation or an Affiliate and a Participant (which definition shall govern), means: (a) fraud, misappropriation of the property or funds of the Corporation, embezzlement, malfeasance, misfeasance, or nonfeasance in office, engagement, or employment which is willfully or grossly negligent on the part of the Participant; (b) the willful allowance by the Participant of the Participant’s duty to the Corporation and his or her personal interests to come into conflict in a material way in relation to any transaction or matter that is of a substantial nature; (c) the breach by the Participant of any non-competition, non-solicitation, or confidentiality covenant contained in his or her employment or service agreement; (d) any other reason which would be concluded by a court of competent jurisdiction to amount to just cause at common law; or (e) failure to perform assigned duties.

“Change of Control” means the occurrence of any of the following: (a) the acquisition by any Person or any Persons acting jointly or in concert, whether directly or indirectly, of voting securities of the Corporation which together with all other voting securities of the Corporation held by such Persons, constitute, in the aggregate, fifty percent (50%) or more of the votes attached to all outstanding voting securities of the Corporation; (b) a merger, amalgamation, arrangement, or other form of business combination of the Corporation with another Person which results in the holders of voting securities of that other Person holding, in the aggregate, fifty percent (50%) or more of the votes attached to all outstanding voting securities of the Corporation; (c) the acquisition by any Person or any Persons acting jointly or in concert, whether directly or indirectly, of all or substantially all of the assets of the Corporation to another Person during any twelve (12) month period, other than in the ordinary course of business of the Corporation or to any Person that controls or is controlled by the Corporation or that is controlled by the same Person as the Corporation; or (d) a majority of the members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election.

“Code” has the meaning set out in Section 3(c) of the Plan.

“Committee” means the Compensation Committee of the Board, that, unless otherwise determined by the Board, shall consist solely of two or more Qualified Members, provided, however, to the extent deemed necessary or appropriate, a committee other than the Compensation Committee may be designated by the Board to administer the Plan and such other committee may be vested with any of the powers and responsibilities hereunder and shall be considered the Committee for any and all of such purposes hereunder.

“Corporation” has the meaning set out in Section 1 of the Plan.

“Dividend-Equivalent Right” means a dividend-equivalent right granted in connection with a Restricted Share Unit, pursuant to Section 7(c) of the Plan.

“Dividend Payment Date” has the meaning set out in Section 7(c)(ii)(B) of the Plan.

“Dividend Record Date” has the meaning set out in Section 7(c)(ii)(B) of the Plan.

“Effective Date” shall mean May 22, 2020.

“Employee” means an employee, within the meaning of the Tax Act, of the Corporation or an Affiliate, which, for greater certainty, includes directors.

“Employer” means: (a) with respect to a Participant that is an Employee (other than a director), the entity that employs the Participant or that employed the Participant immediately prior to the termination of his or her employment; (b) with respect to a Participant who is a director, the corporation on whose board the Participant serves or served at the time an Award was granted to the Participant; and (c) with respect to a Participant who is not an Employee, the corporation to whom the Participant provides or provided consulting services; which entity may be in any case, the Corporation or any of its Affiliates.

“Equitable Adjustments” has the meaning set out in Section 8(d) of the Plan.

“Exchange” shall mean any stock exchange, quotation system or other market on which the Shares are listed.

Appendix A – A-2

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules, and regulations promulgated thereunder and successor provisions, guidance, rules, and regulations thereto.

“Exercise Price” in respect of an Option has the meaning set out in Section 7(a)(i) of the Plan.

“Fair Market Value” means: (a) with respect to any property other than the Shares, Restricted Shares, or Restricted Share Units, the fair market value of that property determined by those methods or procedures as may be established from time to time by the Committee, acting reasonably, and (b) with respect to the Shares, Restricted Shares, or Restricted Share Units, the closing sale price of the Shares, as reported by the Principal Market on the day immediately preceding the specified date (or if no sales occur on such date, on the last preceding date on which such sales of Shares are so reported). If the Shares did not trade, then the Fair Market Value with respect to the Shares, Restricted Shares or Restricted Share Units will be determined by the Committee, acting reasonably, using any other appropriate method selected by the Committee and compliant with applicable laws.

“Good Reason” as used in connection with the termination of a Participant’s employment with the Corporation or an Affiliate, unless otherwise defined in an Award Agreement or a written employment agreement between the Corporation or an Affiliate and a Participant (which definition shall govern), means: (a) without the express written consent of the Employee, any material negative change or diminution of the Employee’s authority, duties, reporting relationship, or responsibilities; (b) any material reduction in the Employee’s base salary or hourly wage, as applicable, provided, however, that any reduction in base salary or hourly wage that applies to all similarly situated employees will not constitute “Good Reason” under this Plan; (c) a change in the geographic location at which the Employee must perform his or her services that is 50 miles or more from the principal location to which he or she was previously based as provided in his or her employment agreement, if any; or (d) any material breach by the Corporation or an Affiliate of the Employee’s employment agreement, if any, in each case, so long as the Employee has provided the Corporation or an Affiliate with written notice of the acts or omissions constituting grounds for Good Reason within thirty (30) days of the condition first occurring and the Corporation or an Affiliate shall have failed to rectify, as determined by the Corporation or an Affiliate acting reasonably, any such acts or omissions within thirty (30) days of the Corporation’s or an Affiliate’s receipt of such notice.

“insider” has the same meaning given to such term by the rules of the Toronto Stock Exchange in respect of security based compensation arrangements; “insider” also means any Person then subject to Section 16 of the Exchange Act in respect of the Corporation.

“ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

“Nonstatutory Option” means an Option that is not an ISO.

“Option” means an option to acquire a Share in the capital of the Corporation granted pursuant to Section 7(a) of the Plan, which may either be an ISO or a Nonstatutory Option.

“Other Share-Based Award” means an Award granted pursuant to Section 7(f) of the Plan.

“Participant” means any individual granted an Award under the Plan or whose Award is stated to be governed by the Plan.

“Performance Criteria” means that performance criteria determined by the Committee as set forth in an Award Agreement, provided that such performance criteria shall relate to the performance of the Corporation and/or an Affiliate of the Corporation.

“Person” means any individual or entity, including a corporation, partnership, association, joint-share corporation, trust, unincorporated organization, or government or political subdivision of a government.

“Plan” has the meaning set out in Section 1 of the Plan.

“Principal Market” means the principal Exchange, upon which has occurred the greatest trading volume of the Shares for the six (6) months (or, to the extent the Shares have not been listed, admitted to trading, posted for

Appendix A – A-3

trading, or quoted upon for at least six (6) months, the next longest period since the Shares were initially listed, admitted to trading, posted for trading, or quoted upon) prior to the date of reference provided, however, that to the extent deemed necessary or appropriate, the Principal Market shall be as determined by the Committee in accordance with applicable law.

“Qualified Member” means a member of the Board who is (a) a “non-employee director” within the meaning of Rule 16b-3(b)(3) and (b) “independent” under the listing standards or rules of the Exchange(s), but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

“Restricted Share” means a Share granted under Section 7(d) of the Plan that is subject to certain restrictions and risk of forfeiture.

“Restricted Share Unit” means a unit credited by means of a bookkeeping entry on the books of the Corporation to a Participant pursuant to Section 7(c) of the Plan, representing the future conditional right of the Participant to receive a cash payment equal to the Fair Market Value of a Share calculated at the date of such payment, or, at the Corporation’s and Employer’s sole discretion, its equivalent in Shares (or a combination of cash and Shares), at the time, in the manner, and subject to the terms contained herein.

“Restricted Share Unit Account” has the meaning set out in Section 7(c)(ii)(A) of the Plan.

“Restricted Share Unit Entitlement Date” has the meaning set out in Section 7(c)(iv) of the Plan.

“RSU Service Year” has the meaning set out in Section 7(c)(iii) of the Plan.

“Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules, and regulations promulgated thereunder and successor provisions, guidance, rules, and regulations thereto.

“Share Appreciation Right” or “SAR” means a share appreciation right granted to a Participant pursuant to Section 7(b) of the Plan, which is a conditional right of the Participant to receive, upon exercise and settlement thereof, a cash payment equal to the excess of (a) the Fair Market Value of one Share on the date of exercise over (b) the grant price of the SAR, or, at the Corporation’s and Employer’s sole discretion, its equivalent in Shares (or a combination of cash and Shares), at the time, in the manner, and subject to the terms contained herein.

“Share Units” means Restricted Shares, Other Share-Based Awards, Share Awards, and Restricted Share Units, including any Dividend-Equivalent Rights granted with respect to Restricted Share Units.

“Shares” means any or all, as applicable, of the common shares of the Corporation and any other shares of the Corporation as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made pursuant to Section 8(e) of the Plan, and any other shares of the Corporation or any Affiliate or any successor that may be so designated by the Committee.

“Share Award” means an Award of unrestricted Shares granted pursuant to Section 7(e) of the Plan.

“Tax Act” means the Income Tax Act (Canada) and the regulations thereto, as amended from time to time.

“Termination Date” means, in respect of a Participant, the date that the Participant ceases to be actively employed by, or ceases to provide services as a consultant to, the Corporation or an Affiliate for any reason, without regard to any statutory, contractual, or common law notice period that may be required by law following the termination of the Participant’s employment or consulting relationship with the Corporation or Affiliate. The Committee will have sole discretion to determine whether a Participant has ceased active employment or ceased to provide services as a consultant and the effective date on which the Participant ceased active employment or ceased to provide services as a consultant. A Participant will be deemed not to have ceased to be an employee of the Corporation or an Affiliate in the case of a transfer of his or her employment between the Corporation and an Affiliate or a transfer of employment between Affiliates.

“U.S. Participant” has the meaning set out in Schedule “A” of the Plan.

Appendix A – A-4

“Vested Restricted Share Unit” means a Restricted Share Unit which has vested.

3.	Administration

(a)

The Plan will be administered by the Committee subject to the Committee reporting to the Board as required by the Committee’s mandate. Where no Committee is in existence, all references in the Plan to the Committee shall be construed as being references to the Board.

(b)

Subject to the provisions of the Plan and to the Committee reporting to the Board on all matters relating to the Plan and obtaining approval of the Board for those matters requiring such approval by the Committee’s mandate or applicable law, the Plan will be administered by the Committee which has the sole and absolute discretion to: (i) interpret and administer the Plan and Award Agreements; (ii) establish, amend, and rescind any rules and regulations relating to the Plan and Award Agreements; (iii) designate Participants and determine the time, amount, and terms of Awards to be granted to such Participants under the Plan, including the circumstances of vesting, settlement, exercise, cancellation, and forfeiture; (iv) modify, waive, or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Shares or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award; and (v) make any other determinations that the Committee deems necessary or desirable for the administration of the Plan and Award Agreements. Any decision of the Committee with respect to the administration and interpretation of the Plan and any Award Agreement shall be final, conclusive, and binding on all parties concerned.

(c)

Awards granted to Participants who are subject to taxation under the United States Internal Revenue Code of 1986, as amended (the “Code”) will also be governed by the terms and conditions set forth in Schedule “A” hereto and, unless such Participant is also a Canadian Participant, such Awards will not be governed by the terms of the Plan specified for Canadian Participants.

(d)

Subject to the terms of the Plan and applicable law, the Board or the Committee may delegate to one (1) or more officers or managers of the Corporation or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee will determine to grant, cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards.

(e)

Subject to the terms of the Plan, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it will deem desirable to carry the Plan into effect.

(f)

At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an insider where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to a Participant who is an insider.

Appendix A – A-5

(g)

The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee of the Corporation or any Affiliate, the Corporation’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Corporation and any officer or Employee of the Corporation or any Affiliate acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Corporation with respect to any such action or determination.

(h)

References to specific dollar amounts throughout the Plan refer to Canadian dollars. The Committee shall have the discretion to implement processes and procedures for the conversion of Canadian dollars into the currency of other countries and vice versa as needed for the administration of the Plan and Awards granted thereunder with respect to Participants providing services in countries outside of Canada and/or receiving payments in currencies other than Canadian dollars.

4.	Shares Available for Awards

(a)	Shares Available. Subject to adjustment as provided in Section 8(e) of the Plan:

(i)

Calculation of Number of Shares Available.  The maximum number of Shares available for issuance pursuant to the exercise or redemption, as applicable, of Awards granted under the Plan will be 2,650,000 Shares and such Shares shall be reserved and available for delivery with respect to Awards, and such total shall be available for the issuance of Shares upon the exercise of ISOs.

(ii)	Shares Becoming Again Available.

(A)

Shares subject to an Award under the Plan that expires or is cancelled, forfeited, exchanged, settled in cash, or otherwise terminated without the actual delivery of Shares (Awards of Restricted Shares shall not be considered “delivered Shares” for this purpose), will again be available for Awards. If an Award may be settled only in cash, such Award need not be counted against any share limit under this Section 4.

(B)

Notwithstanding Section 4(ii)(A), the number of Shares tendered or withheld in payment of any taxes relating to an Award, other than an Award of Options or SARs, will not, in each case, again be available for Awards.

(C)

The number of Shares tendered or withheld in payment of any exercise or purchase price of an Option or a SAR, or taxes relating to an Option or a SAR, will, in each case, again be available for Awards.

(iii)

Sources of Shares Deliverable under Awards. Where the Corporation and Employer elect to distribute Shares pursuant to the exercise, vesting, or settlement of an Award, such Shares may consist, in whole or in part, of authorized and unissued Shares, or, except in respect of Options granted to Canadian Participants, Shares purchased on the open market. For greater certainty, except where an Award is explicitly stated to be required to be settled in Shares or as specifically provided in the applicable Award Agreement, (A) no Participant shall have any right to demand, be paid in, or receive Shares in respect of any Award; and (B) notwithstanding any election by the Corporation or Employer to settle any Award, or portion thereof, in the form of Shares,

Appendix A – A-6

the Corporation and Employer reserves the right to change its election in respect thereof at any time until payment is actually made.

(b)	Limitations on Awards.

(i)

Provided, that this Section 4(b)(i) is not intended, and does not, increase the number of Shares reserved for issuance under the Plan as set forth in Section 4(a) hereof, notwithstanding anything to the contrary in the Plan:

(A)

the maximum number of Shares underlying or relating to Awards which may be granted to any one (1) Participant under the Plan in any calendar year will not exceed ten percent (10%) of the total issued and outstanding Shares, subject to the adjustments provided in Section 8(e) hereof;

(B)

the maximum number of Shares issuable to insiders pursuant to outstanding Awards at any time under (A) the Plan and (B) all of the Corporation’s other security-based compensation arrangements, shall not exceed ten percent (10%) of the total issued and outstanding Shares, subject to the adjustments provided in Section 8(e) hereof;

(C)

the maximum number of Shares issued to insiders within any one (1) year period under (A) the Plan and (B) all of the Corporation’s other security-based compensation arrangements, shall not exceed ten percent (10%) of the total issued and outstanding Shares, subject to the adjustments provided in Section 8(e) hereof; and

(D)

the aggregate number of Shares issuable pursuant to outstanding Awards under the Plan to directors of the Corporation who are not officers or Employees of the Corporation shall be limited to one percent (1%) of the total issued and outstanding Shares provided that the value of all Options issuable to any one (1) director who is not an officer or Employee of the Corporation within any one (1) year period shall not exceed one hundred thousand dollars ($100,000) and that the value of all Awards issuable to any one (1) director who is not an officer or Employee of the Corporation within any one (1) year period shall not exceed one hundred fifty thousand dollars ($150,000), not including Awards issued or taken in lieu of cash fees or a one-time initial grant to a new director upon joining the Board.

(ii)

Notwithstanding any provision of the Plan to the contrary, the Committee shall not award to Participants more than five percent (5%) of the number of Shares available for issuance under the Plan pursuant to Awards with a vesting schedule that provides for full or partial vesting in less than one year after the date of grant; provided, however, that (i) Awards may vest upon death, termination of employment, or a Change of Control and (ii) this Section 4(b)(ii) shall not apply to Awards described in Section 4(c) of the Plan.

(c)

Shares Available Following Certain Transactions. Subject to Exchange requirements, including Exchange approval, as applicable, Awards granted pursuant to Section 8(f) of the Plan in substitution or exchange for awards previously granted by a company acquired by the Corporation or any subsidiary or with which the Corporation or any subsidiary combines shall not reduce the Shares authorized for issuance under the Plan, nor shall shares subject to such Awards be added to the Shares available for issuance under the Plan pursuant to Section 4(a)(ii) of the Plan (whether or not such Awards are later cancelled, forfeited, or otherwise terminated).

Appendix A – A-7

5.	Change of Control

(a)

Notwithstanding any other provision of this Plan, in the event of a Change of Control, any successor entity shall assume any Awards outstanding as of the closing of the transaction or shall substitute similar Awards for such outstanding Awards, on the same terms and conditions as the original Awards.

(b)

Unless otherwise provided in the applicable Award Agreement, if, within twelve (12) months following the Change of Control, a Participant’s service, consulting relationship, or employment with the Corporation, an Affiliate, or the successor entity is terminated without Cause or the Participant resigns from his or her employment with the Corporation, an Affiliate, or the successor entity for Good Reason, the vesting and exercisability of all Awards then held by such Participant will be accelerated in full and the expiration date of the Options and the SARs shall be the earlier of the date such Awards would otherwise expire and the sixtieth (60th) day following the Participant’s Termination Date.

(c)

Unless otherwise provided in the applicable Award Agreement, if, upon a Change of Control, the successor entity does not comply with Section 5(a) above, the vesting of all then outstanding Awards will be accelerated in full with effect immediately prior to the occurrence of the Change of Control and the Participant shall be permitted to conditionally redeem or exercise any or all of the remaining Share Units, Options, or SARs, as applicable, effective immediately prior to the completion of any such transaction for the sole purpose of participating in such transaction; provided that, in respect of Awards subject to Performance Criteria, for the purpose of the calculation of the Performance Criteria, as set forth in the particular Award Agreement, and determining the number of such Awards that shall vest in accordance with this Section 5(c), notwithstanding the terms of the Award Agreement, the Performance Criteria shall be measured and calculated assuming target performance was achieved.

6.	Eligibility

Any Employee or consultant of the Corporation or an Affiliate or any provider of services to the Corporation or an Affiliate shall be eligible to be designated a Participant. To the extent required by the Exchange(s), a consultant that is a Canadian Resident must provide services to the Corporation or an Affiliate for an initial, renewable, or extended period of twelve (12) months or more to be eligible to receive an Award. Notwithstanding anything else to the contrary in this Section 6 or any other section of the Plan, any individual that receives an Award that may be settled in Shares must be an “employee” of the Corporation or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8.

7.	Awards

(a)

Options.  The Committee may grant to a Participant an option to purchase a Share (each, an “Option”) which will contain the following terms and conditions and any additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee determines at the time of the grant, as may be reflected in the applicable Award Agreement:

(i)

Exercise Price.  The purchase price per Share purchasable under an Option (the “Exercise Price”) will be determined by the Committee and set out in the Award Agreement; provided, however, that, except as provided in Section 8 hereof, the Exercise Price shall not be less than the Fair Market Value of a Share on the date of grant of that Option.

(ii)	Time and Method of Exercise. Subject to the terms of Section 8 hereof, the Committee will determine the vesting conditions, the time or times at which an Option

Appendix A – A-8

may be exercised in whole or in part (provided that the Committee may determine that an Option may not be exercised in whole or part for a specified period after it is granted), and the method or methods by which, and the form or forms in which payment of the Exercise Price with respect thereto may be made. The Committee may decide to accept any of the following forms of payment for the Exercise Price: cash or cash equivalents, Shares (including previously owned Shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of Shares otherwise issuable pursuant to the Option, provided that, in the case of a Canadian Participant, the Shares cannot be Shares acquired pursuant to the exercise of an Option in the preceding twenty-four (24) months), other Awards or awards granted under other plans of the Corporation or any Affiliate, other property, or any other legal consideration the Committee deems appropriate. In the case of an exercise whereby the Exercise Price is paid with Shares, such Shares shall be valued based on the Shares’ Fair Market Value as of the date of exercise. No Option may have a term of more than ten (10) years, and all Options granted to Canadian Participants shall be exercisable only for the issuance by the Corporation of authorized and previously unissued Shares from treasury (unless the Canadian Participant is entitled to elect payment in an alternative form, as set out in the applicable Award Agreement). Vesting of Options may be based upon the duration of service to the Corporation or any Affiliate, Performance Criteria, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee.

(b)

SARs.  The Committee may grant to a Participant SARs which will contain the following terms and conditions and any additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee determines at the time of the grant, as may be reflected in the applicable Award Agreement:

(i)

Grant Price.  Each Award Agreement evidencing a SAR shall state the grant price per Share established by the Committee; provided, however, that except as provided in Section 8 hereto, the grant price per Share subject to an SAR shall not be less than the Fair Market Value per Share as of the date of grant of that SAR.

(ii)

Future Services Only.  Notwithstanding any provision of the Plan or in an Award Agreement, a SAR granted to a Canadian Participant shall be granted solely in respect of the services of such Participant to be rendered to the Corporation and its Affiliates subsequent to the date of grant of the SAR and none of the main purposes of such grant may to be provide the Canadian Participant with a payment that is in lieu of salary or wages for services rendered by such Participant in the year in a previous calendar year. For greater certainty, no SAR granted to a Canadian Participant shall have any value prior to becoming vested and exercisable.

(iii)

Time and Method of Exercise and Settlement.  Subject to the terms of Section 8 hereof, the Committee will determine the vesting conditions, the time or times at which a SAR may be exercised in whole or in part (provided that the Committee may determine that a SAR may not be exercised in whole or part for a specified period after it is granted); provided, that no SAR may have a term of more than ten (10) years and further provided that any SAR granted to a Canadian Participant shall have a term extending not later than December 15th of the calendar year in which such SAR becomes vested and exercisable. Such vesting may be based upon the duration of service to the Corporation or any Affiliate, Performance Criteria, individual performance or other specific criteria, in each case on a specified date or dates or over

Appendix A – A-9

any period or periods, as determined by the Committee.    Upon exercise of a SAR, the Employer shall make to the Participant a payment equal to the excess of (a) the Fair Market Value of one Share on the date of exercise over (b) the grant price of the SAR, which payment shall, after deduction of any applicable taxes and other source deductions required to be withheld by the Employer, be paid in cash. At the Employer’s discretion, the Employer may elect to settle the cash payment obligation in respect of a SAR in the form of Shares (or in a combination of cash and Shares), in which case the Employer shall cause the Corporation to deliver such Shares directly to the Participant.

(iv)

Rights Related to Options.  A SAR granted in connection with an Option shall entitle a Participant, in lieu of exercising the vested Option, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a Share specified in the related Option from the Fair Market Value of a Share on the date of exercise of the SAR, by (B) the number of Shares as to which that SAR has been exercised and the underlying Option surrendered. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

(c)

Restricted Share Units.  The Committee may grant to a Participant Restricted Share Units which will contain the following terms and conditions and any additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee determines at the time of the grant, as may be reflected in the applicable Award Agreement:

(i)

Vesting.  Subject to the terms of Section 8 hereof, the Committee will determine the vesting conditions. The Committee may impose any conditions or restrictions on the vesting or payout of Restricted Share Units as it may deem appropriate, including, without limitation, vesting based upon the Participant’s duration of service to the Corporation or any Affiliate, Performance Criteria, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee; provided, that no such condition or restriction shall cause any Restricted Share Unit that is granted to a Canadian Participant to fail to or cease to comply with the requirements of paragraph (k) of the exception to the definition of “salary deferral arrangement” in subsection 248(1) of the Tax Act.

(ii)	Restricted Share Unit Account.

(A)

An account, to be known as a “Restricted Share Unit Account”, shall be maintained by the Corporation for each Participant. On the date of grant, the Restricted Share Unit Account will be credited with the number of Restricted Share Units granted to a Participant on that date.

(B)

Unless otherwise determined by the Committee in its sole discretion and set out in the applicable Award Agreement but subject to the requirements of Section 9(o) of the Plan, on the payment date for cash dividends paid on Shares (the “Dividend Payment Date”), each Participant’s Restricted Share Unit Account shall be credited with additional Restricted Share Units in respect of Restricted Share Units credited to and outstanding in the

Appendix A – A-10

Participant’s Restricted Share Unit Account as of the record date for payment of such dividends (the “Dividend Record Date”). The number of such additional Restricted Share Units to be credited to the Participant’s Restricted Share Unit Account will be calculated (to two (2) decimal places) by dividing the total amount of the dividends that would have been paid to such Participant if the Restricted Share Units in the Participant’s Restricted Share Unit Account (including fractions thereof), as of the Dividend Record Date, were Shares, by the Fair Market Value of a Share on the Dividend Payment Date. The terms and conditions of any such additional Restricted Share Units shall be identical to the underlying Restricted Share Units held by such Participant. For the avoidance of doubt, no additional Restricted Share Units will be credited or granted pursuant to this Section 7(c)(ii)(B) where the Dividend Record Date relating to dividends falls after the termination of the Participant’s employment with or the cessation of services to the Corporation and its Affiliates, as applicable, or the settlement of such Restricted Share Units, whichever occurs first.

(iii)

RSU Service Year.  At the time of grant of a Restricted Share Unit to a Canadian Participant, the Committee shall specify the year of service of the Participant in respect of which the Restricted Share Unit is granted (the “RSU Service Year”). Notwithstanding anything contained herein, all Restricted Share Units granted to Canadian Participants shall be in addition to, and not in substitution for or in lieu of, ordinary salary and wages received by such Participant in respect of his or her services to the Corporation or an Affiliate, as applicable.

(iv)

Payout of Restricted Share Units.  On a date to be determined by the Committee, in its sole discretion, following the day on which any Restricted Share Units become Vested Restricted Share Units, which date, notwithstanding anything else contained in this Plan, shall in respect of all Restricted Share Units granted to Canadian Participants be on or before that date which is three (3) years following the end of the relevant RSU Service Year (the “Restricted Share Unit Entitlement Date”), such Vested Restricted Share Units shall be paid by the Participant’s Employer to the Participant or the Participant’s Beneficiary, as applicable. The Fair Market Value of the Vested Restricted Share Units so paid at such time shall, after deduction of any applicable taxes and other source deductions required to be withheld by the Employer, be paid in cash. At the Employer’s discretion, the Employer may elect to settle the cash payment obligation in respect of a Restricted Share Unit in the form of Shares (or in a combination of cash and Shares), in which case the Employer shall cause the Corporation to deliver such Shares directly to the Participant.

(d)

Restricted Shares.  The Committee may grant to a Participant Restricted Shares which will contain the following terms and conditions and any additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee determines at the time of the grant, as may be reflected in the applicable Award Agreement:

(i)

Vesting.  Subject to the terms of Section 8 hereof, the Committee will determine the vesting conditions. The Committee may impose any conditions or restrictions on the vesting or payout of Restricted Shares as it may deem appropriate, including, without limitation, vesting based upon the Participant’s duration of service to the Corporation or any Affiliate, Performance Criteria, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee.

Appendix A – A-11

(ii)

Rights of Restricted Share Holder.  Subject to the requirements of Section 9(o) of the Plan and except as otherwise provided under the terms of an Award Agreement evidencing a Restricted Share Award, the holder of Restricted Shares will generally have rights as a shareholder, including the right to receive dividends on the Shares subject to the award of Restricted Shares during the restriction period and, subject to approval of the Exchange, the right to vote the Shares subject to the award of Restricted Shares. Shares distributed in connection with a share split or share dividend and other property (including cash) distributed as a dividend will be subject to the same restrictions and a risk of forfeiture as the Restricted Shares with respect to which such Shares or other property have been distributed. As a condition to the grant of an Award of Restricted Shares, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a Restricted Share be automatically reinvested in additional Restricted Shares, applied to the purchase of additional Awards or deferred without interest to the date of vesting of the associated Award of Restricted Shares.

(iii)

Restrictions.  During the period following grant and before vesting (i.e., the restricted period) applicable to the Restricted Shares, the Restricted Shares may not be sold, transferred, pledged, hedged, hypothecated, margined, or otherwise encumbered by the Participant. Subject to the provisions of this Plan and the applicable Award Agreement, upon vesting, the Restricted Shares shall become fully transferable Shares.

(e)

Share Awards.  The Committee may grant Share Awards to a Participant as a bonus, as additional compensation, or in lieu of cash compensation any such Participant is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines is appropriate.

(f)

Other Share-Based Awards.  The Committee is authorized, subject to limitations under applicable law and approval of the Exchange(s), to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Corporation or any other factors designated by the Committee, and Awards valued by reference to the book value of Shares or the value of securities of, or the performance of, specified Affiliates. The Committee shall determine the terms and conditions of such Other Share-Based Awards, provided that the Committee shall take all reasonable measures to ensure that the Other Share-Based Awards are not adverse from a tax perspective to any particular Participant. The Committee may impose any conditions or restrictions on the vesting or payout of Other Share-Based Awards as it may deem appropriate, including, without limitation, vesting based upon the Participant’s duration of service to the Corporation or any Affiliate, Performance Criteria, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee. Shares delivered pursuant to an Other Share-Based Award in the nature of a purchase right granted under this Section 7(f) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Shares, other Awards, or other property, as the Committee shall determine.

(g)

Cash Awards.  The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Participants in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate. The Committee may impose any conditions or restrictions on the

Appendix A – A-12

vesting or payout of Cash Awards as it may deem appropriate, including, without limitation, vesting based upon the Participant’s duration of service to the Corporation or any Affiliate, Performance Criteria, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee.

8.	Amendments and Adjustments

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)

Amendments to the Plan.  Subject to the requirements of applicable law, rules and regulations, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any Award without the consent of any shareholder, Participant, other holder or Beneficiary of an Award, or other Person; provided, however, that, subject to the Corporation’s rights to adjust Awards under Sections 8(c), (d) and (e) hereof, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant or holder or Beneficiary of any Award previously granted, will not to that extent be effective without the consent of the Participant or holder or Beneficiary of an Award, as the case may be, such consent not to be unreasonably withheld. Notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Corporation, no amendment, alteration, suspension, discontinuation, or termination will be made that would:

(i)	increase the total number of Shares available for Awards under the Plan, except as provided in Section 4(a)(ii) hereof and this Section 8;

(ii)

(A) reduce the Exercise Price or extend the term of an Option or SAR beyond the original term included in the applicable Award Agreement, (B) grant a new Option or SAR in substitution for, or upon the cancelation of, any previously granted Option that has the effect of reducing the Exercise Price thereof, (C) exchange any Option or SAR for Shares, cash, or other consideration when the Exercise Price per Share exceeds the Fair Market Value of a Share, or (D) take any other action that would be considered a “repricing” of an Option or SAR under the Exchange(s), in each case, except as provided in Sections 8(d), (e), or (f);

(iii)	remove or exceed the insider participation limits in Section 4(b)(i)(B) and 4(b)(iii) hereof;

(iv)	increase limits in Section 4(b)(i)(D) hereof imposed on the participation of directors that are not officers or Employees of the Corporation, except as provided in Section 8(d) or (e);

(v)	have the effect of amending this Section 8(a);

(vi)

modify or amend the provisions of the Plan in any manner which would permit Awards, including those previously granted, to be transferable or assignable in a manner otherwise than as provided for by Section 9(e);

(vii)	change the eligible Participants under the Plan which would have the potential of broadening or increasing insider participation; or

(viii)	otherwise cause the Plan or any Awards previously granted to cease to comply with any tax or regulatory requirement, including for these purposes any approval or other requirement.

Appendix A – A-13

Without limitation to the generality of the foregoing, Shareholder approval will not be required for any of the following types of amendments:

(ix)

amendments for the purpose of curing any ambiguity, error or omission in the Plan or Award or to correct or supplement any provision of the Plan or Award that is inconsistent with any other provision of the Plan or Award;

(x)	amendments necessary to comply with applicable laws;

(xi)	amendments of a “housekeeping” nature;

(xii)	amendments intended to comply with changes in tax or regulatory requirements; or

(xiii)	a change to the termination provisions of Awards which does not entail an extension beyond the original expiry date of such Award.

(b)

Amendments to Awards.  The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate, any Award previously granted, prospectively or retroactively; provided, however, that, subject to the Committee’s right to adjust Awards under Section 8(c) and (d) hereof, any amendment, alteration, suspension, discontinuation, cancellation, or termination that would impair the rights of any Participant or holder or Beneficiary of any Award previously granted, will not to that extent be effective without the consent of the Participant or holder or Beneficiary of an Award, as the case may be, such consent not to be unreasonably withheld.

(c)

Adjustments of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events.  Subject to, if applicable, approval of the Exchange(s), the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 5 and 8(e) hereof) affecting the Corporation, any Affiliate, or the financial statements of the Corporation or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that those adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)

Recapitalization.  In the event of any change in the capital structure or business of the Corporation or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Corporation pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or Exercise Price of Awards and Performance Criteria, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4(b) hereof to equitably reflect such Adjustment Event (“Equitable Adjustments”).

(e)

Adjustments.  In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, share dividend, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other

Appendix A – A-14

securities of the Corporation, issuance of warrants or other rights to purchase Shares or other securities of the Corporation, or other similar corporate transactions or events affect the Shares (which do not constitute an Adjustment Event) such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and any Awards granted under the Plan, then the Committee may, in any manner as it may deem equitable, subject to, if applicable, approval of the Exchange(s), adjust any or all of: (i) the number and kind of Shares or other securities which thereafter may be made the subject of Awards; (ii) the number and kind of Shares or other securities subject to outstanding Awards; (iii) the Fair Market Value or the grant or Exercise Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and (iv) the limitations on the number of Shares subject to certain Awards and issuable to insiders and directors provided for in Section 4(b)(i) hereof; provided, however, that the number of Shares subject to any Award denominated in Shares will always be a whole number. Notwithstanding the foregoing, any adjustments made pursuant to this Section 8(e) shall be compliant with all applicable law and such that the “in-the-money” value of any Option or SAR granted to a Canadian Participant hereunder shall not be increased, that all Options granted to a Canadian Participant are continuously governed by section 7 of the Tax Act, that all SARs granted to a Canadian Participant are continuously not subject to the definition of “salary deferral arrangement” in subsection 248(1) of the Tax Act, and that all Restricted Share Units granted to a Canadian Participant shall continuously meet the requirements to be exempted from the definition of “salary deferral arrangement” in subsection 248(1) of the Tax Act.

(f)

Substitution Following a Transaction.  Awards may also be granted under the Plan in substitution for awards held by individuals who become Participants as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Corporation or an Affiliate. Such substituted Awards referred to in the immediately preceding sentence that are Options or SARs may have an Exercise Price or grant price that is less than the Fair Market Value of a share of Share on the date of the substitution if such substitution complies with applicable laws (including tax laws) and Exchange rules.

9.	General Provisions

(a)	Acceleration. Notwithstanding anything else herein contained, the Committee may, in its sole discretion, at any time permit the acceleration of vesting of any or all Awards.

(b)	No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(c)

Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

(d)

Forms of Payment under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Corporation or an Affiliate upon the grant, exercise, surrender, redemption, or payment of an Award may be made in such form or forms as the Committee will determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee and applicable law. Such rules and

Appendix A – A-15

procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

(e)	Limits on Transfer of Awards.

(i)

No Award, other than a Share Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a Participant other than by will, by the laws of descent or by the designation of a Beneficiary by a Participant and any such purported assignment, alienation, pledge, attachment, sale, or other transfer or encumbrance will be void and unenforceable against the Corporation or any Affiliate.

(ii)

Each Award, and each right under any Award, will be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.

(iii)

Notwithstanding the preceding provisions of this Section 9(e), an Award other than an ISO may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Corporation of a written request for such transfer and a certified copy of such order.

(f)

Share Certificates.  All certificates for Shares delivered under the Plan pursuant to any Award or the exercise or redemption thereof will be subject to any stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of Canadian securities regulators, the SEC, the Exchange(s), and any applicable federal, state, provincial or territorial securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If Shares are issued in book entry form, a notation to the same restrictive effect will be placed on the transfer agent’s books in connection with such Shares.

(g)

Delivery of Shares or Other Securities and Payment by Participant of Consideration.  No Shares or other securities will be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Corporation. Subject to the terms of the Plan, such payment may be made by such method or methods and in such form or forms as the Committee will determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Corporation, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Corporation.

(h)

No Shareholder Rights.  Under no circumstances shall any Award, other than Share Awards and Restricted Shares, made under the Plan be considered Shares or other securities of the Corporation and no Participant shall be considered the owner of Shares as a result of the grant of any Award other than Share Awards and Restricted Shares (subject to the restrictions provided in the Award Agreement pursuant to which the Restricted Shares were granted). Further, no Award other than a Share Award (or an Award of Restricted Shares, but only to the extent voting rights are approved by the Exchange and further subject to Section 9(o) of the Plan and the Award Agreement pursuant to which the Restricted Shares were granted) shall entitle any Participant to exercise voting rights or any other rights attaching to the

Appendix A – A-16

ownership of Shares or other securities of the Corporation, including, without limitation, entitlement to receive dividends or other distributions, or rights on liquidation.

(i)

No Right to Awards.  No Participant or other Person will have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(j)	Taxes and other Withholdings.

(i)

Neither the Corporation nor any Affiliate is liable for any tax or other liabilities or consequences imposed on any Participant (or any Beneficiary) as a result of the granting or crediting, holding, exercise, surrender, or redemption of any Awards under this Plan, whether or not such costs are the primary responsibility of the Corporation or Affiliate. It is the responsibility of the Participant (or Beneficiary) to complete and file any tax returns which may be required under any applicable tax laws within the period prescribed by such laws.

(ii)

The Corporation or any Affiliate is authorized to deduct or withhold from any Award granted, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant such amount as may be necessary so as to ensure the Corporation and any Affiliate will be able to comply with the applicable provisions of any federal, provincial, state, or local law relating to the withholding of tax or other required deductions (the “Applicable Withholding Taxes”), and to take any other action as may be necessary in the opinion of the Corporation or Affiliate, acting reasonably, to satisfy all obligations for the payment of those Applicable Withholding Taxes, including, for greater certainty, requiring a Participant, as a condition to the exercise or redemption of an Award, to pay or reimburse the Corporation or Affiliate, as applicable, for any Applicable Withholding Taxes. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Shares (including through delivery of previously owned shares (other than, in the case of Canadian Participants, shares previously issued upon the exercise of an Option within the preceding twenty-four (24)-month period), net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with Shares through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned Shares, the maximum number of Shares that may be so withheld or surrendered shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign, and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Corporation with respect to such Award, as determined by the Committee.

The Corporation or Affiliate may sell any Shares, other securities or property withheld, in such manner and on such terms as it deems appropriate, and shall apply the proceeds of such sale to the payment of Applicable Withholding Taxes or other amounts, and

Appendix A – A-17

shall not be liable for any inadequacy or deficiency in the proceeds received or any amounts that would have been received, had such Shares, other securities or property been sold in a different manner or on different terms.

(k)

No Limit on Other Compensation Arrangements.  Nothing contained in the Plan will prevent the Corporation or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and those arrangements may be either generally applicable or applicable only in specific cases.

(l)

Collection of Personal Information.  Each Participant shall provide the Corporation, the Board, and the Committee with all information they require in order to administer the Plan. The Corporation, any Affiliate, the Board, and the Committee may from time to time transfer or provide access to such information to a third party service provider for purposes of the administration of the Plan provided that such service providers will be provided with such information for the sole purpose of providing such services to the Corporation. By participating in the Plan, each Participant acknowledges that information may be so provided and agrees to its provision on the terms set forth herein. Except as specifically contemplated in this Section 9(l), the Corporation, any Affiliate, the Board and the Committee shall not disclose the personal information of a Participant except: (i) in response to regulatory filings or other requirements for the information by a governmental authority with jurisdiction over the Corporation; (ii) for the purpose of complying with a subpoena, warrant or other order by a court, Person, or body having jurisdiction to compel production of the information; or (iii) as otherwise required by law. In addition, personal information of Participants may be disclosed or transferred to another party during the course of, or completion of, a change in ownership of, or the grant of a security interest in, all or a part of the Corporation or its Affiliates including through an asset or share sale, or some other form of business combination, merger, or joint venture, provided that such party is bound by appropriate agreements or obligations.

(m)

No Right to Employment or Continued Service.  The grant of an Award will not be construed as giving a Participant the right to be employed or serve as an officer, director, or consultant of the Corporation or any Affiliate. Further, the Corporation or an Affiliate may at any time dismiss a Participant from employment or from service as an officer, director, or consultant free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(n)	No Right to Consultancy. The grant of an Award will not be construed as giving a Participant the right to be retained as a consultant of the Corporation or any Affiliate.

(o)

Dividends and Dividend Equivalent Rights Subject to Forfeiture.  Any dividend or Dividend Equivalent Right credited with respect to any Award (except for dividends paid following the grant of a Share Award) will be subject to the same time and/or performance-based vesting conditions applicable to such Award and shall, if vested, be delivered or paid at the same time as such Award.

(p)	Neutral Gender/Singular, Plural. In this Plan, words importing the masculine gender include feminine and vice versa and words importing the singular include the plural and vice versa.

(q)

Governing Law.  Except where foreign law is applicable, the validity, construction, and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable in Alberta.

Appendix A – A-18

(r)

Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award under any law deemed applicable by the Committee, that provision will be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, that provision will be stricken as to that jurisdiction, Person, or Award and the remainder of the Plan and any such Award will remain in full force and effect.

(s)

No Trust or Fund Created.  The Plan shall be unfunded in all respects. Neither the Plan nor any Award will create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Corporation or any Affiliate pursuant to an Award, that right will be no greater than the right of any unsecured general creditor of the Corporation or any Affiliate.

(t)

No Fractional Shares.  No fractional Shares will be issued or delivered pursuant to the Plan or any Award, and, except as otherwise provided, the Committee will determine whether cash, other securities, or other property will be paid or transferred in lieu of any fractional Shares or whether those fractional Shares or any rights thereto will be canceled, terminated, or otherwise eliminated.

(u)

Headings.  Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Those headings will not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision of the Plan.

(v)

Conditions to Delivery of Shares.  Nothing herein or in any Award Agreement shall require the Corporation to issue any Shares with respect to any Award if that issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act, any other applicable law, or the rules of the Exchange(s) as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Shares that are acquired upon grant, exercise, or vesting of an Award in any manner that would constitute a violation of any applicable laws, the Plan, or the rules, regulations, or other requirements of the SEC or the Exchange(s). At the time of any exercise of an Option, or at the time of any grant of any other Award, the Corporation may, as a condition precedent to the exercise of such Option or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the Shares being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

(w)

Clawback.  The Plan and all Awards granted hereunder are subject to any written clawback policies that the Corporation, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including, but not limited to, any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Corporation determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancellation, forfeiture, or

Appendix A – A-19

recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Corporation’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

(x)

Participants in Non-Canadian Jurisdictions.  Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than Canada in which the Corporation or any Affiliate operates or has employees, officers or directors or other service providers from time to time, or to ensure that the Corporation complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Affiliates shall be covered by the Plan; (ii) determine which individuals outside of Canada are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to a Participant outside of Canada to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as schedules), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4 of the Plan; and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than Canada or a political subdivision thereof.

(y)

Blackout Periods. If the date under any Award on which: (i) cash is to be issued in settlement of the Award, or (ii) Performance Criteria are to be evaluated by the Corporation, occurs during a Blackout Period or within three business days of the expiry of a Blackout Period applicable to the relevant Participant, then, subject to Section 7(c)(iv) in respect of Restricted Share Units, the settlement date or evaluation date, as applicable, shall be deemed to be the tenth (10th) business day after expiry of the Blackout Period, or such earlier date following the expiry of the Blackout Period as determined by the Administrator. For Canadian Participants, where a Blackout Period is continuing as of December 15th of the third (3rd) year following the RSU Service Year in respect of Restricted Share Units, the Restricted Share Units shall be paid out automatically on such December 15th date. Notwithstanding the foregoing, Shares may be issued in settlement of, or upon exercise of, an Award during a Blackout Period, provided that such Shares are subject to restrictions on trading in accordance with the Corporation’s blackout policy.

10.	Adoption, Approval and Effective Date of the Plan

This Plan is effective as of the Effective Date. No Awards may be granted under the Plan on and after the tenth (10th) anniversary of the Effective Date, which is May 22, 2030. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 8(a) hereof), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.

Appendix A – A-20

SCHEDULE “A”

Supplement to DIRTT Environmental Solutions Ltd. Long Term Incentive Plan for United States Participants

1.

General.  This supplement (“Supplement”) to the DIRTT Environmental Solutions Ltd. Long Term Incentive Plan, as such plan may be amended from time to time (the “Plan”) shall apply to Participants who are, in respect of Awards, subject to taxation under the Code (the “U.S. Participants”). In the event of any inconsistency between the Plan and this Supplement, the terms and conditions of this Supplement shall control and govern Awards granted to U.S. Participants, except to the extent necessary to ensure that a U.S. Participant who is also a Canadian Participant or otherwise subject to taxation under the Tax Act in respect of Awards granted under the Plan is not subject to material adverse tax consequences under the Tax Act. Capitalized terms not defined in this Supplement shall have the meaning given to such terms in the Plan, the terms and conditions of which are herein incorporated by reference.

2.

Governing Tax Law.  References in the Plan to section 7 and to the definition of “salary deferral arrangement” in subsection 248(1) of the Tax Act shall not apply to any Award granted to a U.S. Participant who is not also a Canadian Participant. Awards granted to U.S. Participants generally shall be subject to the requirements of the Code.

3.

Award Agreement.  Unless otherwise determined by the Committee, the Award Agreement evidencing an Award granted to a U.S. Participant shall set forth the terms, conditions, and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the U.S. Participant’s termination of service.

4.

ISOs.  The Committee is authorized to grant ISOs to U.S. Participants. Notwithstanding the provisions of Section 7(a) of the Plan, any ISO granted to an individual who owns Shares possessing more than ten percent (10%) of the total combined voting power of all classes of Shares of the Corporation or any of its subsidiaries shall (i) have an exercise price equal to at least one hundred ten percent (110%) of the Fair market Value per Share on the date of grant and (ii) not be exercisable for a period for more than five (5) years following the date of grant of the ISO. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to employees of the Corporation or any subsidiary corporation of the Corporation. Except as otherwise provided in Section 8 of the Plan, no term of the Plan relating to ISOs (including any SAR granted in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless notice has been provided to the Participant that such change will result in such disqualification. ISOs shall not be granted more than ten (10) years after the earlier of the adoption of the Plan or the approval of the Plan by the Corporation’s shareholders. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of Shares subject to an ISO and the aggregate Fair Market Value of shares of any subsidiary corporation (within the meaning of Section 424(f) of the Code) subject to any other incentive stock options of the Corporation or subsidiary corporation (within the meaning of Section 424(f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds one hundred thousand dollars ($100,000), or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of Shares issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Corporation of such disposition within the time provided to do so in the applicable award agreement. With respect to ISOs, if the Plan does not contain any provision required to be included in the Plan or this Schedule “A” under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, that to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

Appendix A – A-21

5.

Restricted Share Units. Unless otherwise provided in the applicable Award Agreement, all Restricted Share Units awarded to U.S. Participants will be settled no later than seventy (70) days of becoming Vested Restricted Share Units.

6.

Dividend-Equivalent Rights. Subject to the requirements of Section 9(o) of the Plan, to the extent that the Committee determines to grant Dividend-Equivalent Rights, such dividend equivalents shall be converted to cash or additional Shares or other Awards by such formula and at such time and subject to such restrictions and limitations as may be determined by the Committee and specified in the applicable Award Agreement. Such Dividend-Equivalent Rights shall satisfy the requirements of Section 409A (as defined below).

7.	Termination Date. The Termination Date shall not occur until the date that the Participant experiences a “separation from service” within the meaning of Section 409A.

8.

Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the limitations and requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance, and regulations thereto (“Section 409A”), and Awards will be operated and construed accordingly. Neither this Section 8 nor any other provision of the Plan or this Schedule “A” is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Shares underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Corporation or Employer be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under 409A) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under Section 409A if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (a) the date of the Participant’s death, or (b) the date that is six (6) months after the Participant’s “separation from service,” as defined under Section 409A (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date; provided, however, that if the U.S. Participant is also a Canadian Participant and the Award to be settled is a Restricted Share Unit, such Award must be settled by the date specified in Section 7(c)(iv) of the Plan. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date; provided, however, if the U.S. Participant is also a Canadian Participant, such payment will not be made later than the date specified in Section 7(c)(iv) of the Plan. The applicable provisions of Section 409A are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith; provided, however, in the case of a U.S. Participant that is also a Canadian Participant, if the applicable provisions of Section 409A are contrary to the provisions of the Tax Act, the more restrictive body of law shall control. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, in the event that following the effective date the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A.

9.

Substitution or Modification of Awards.  Awards granted or modified pursuant to Section 8 of the Plan must be granted or modified in compliance with Section 409A, including, but not limited to, Options or SARs that are substituted pursuant to Section 8(f) of the Plan that have an Exercise Price or grant price that is less than the Fair Market Value of a Share on the date of the substitution.

Appendix A – A-22

10.

Blackout Periods.  Notwithstanding the provisions of Section 9(y) of the Plan, where a Blackout Period is continuing as of the last permissible date of payment or settlement under the applicable Award Agreement or this Plan, such Award shall be settled as of such payment or settlement date, irrespective of the continuing Blackout Period, such that (i) any Award that is intended to constitute a “short term deferral” within the meaning of Section 409A will continue to so qualify and (ii) any Award that constitutes deferred compensation subject to Section 409A will be timely paid or settled and shall not incur an excise tax under Section 409A.

11.	Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

Appendix A – A-23

APPENDIX B

build better™

DIRTT

DIRTT Environmental Solutions Ltd.

Board Mandate and Corporate Governance Guidelines

dirtt.com

Appendix B – B-1

Board Mandate and

Corporate Governance

Guidelines

A.	ROLE

The business and affairs of DIRTT Environmental Solutions Ltd. (the “Company”) are conducted and managed by its employees, officers and the chief executive officer, under the direction and oversight of the Board of Directors (the “Board”) of the Company. The Board is elected by the shareholders to oversee management, to monitor strategic direction, and to serve the long-term interests of the Company, taking into account the interests of the Company’s stakeholders. The role of the Board is to focus on governance and to be responsible for the stewardship of the Company. The Board will regularly review the Company’s strategic plans and oversee management’s performance against those strategic objectives so that management is responsive to the changing business environment in which the Company operates.

For purposes of this Board Mandate and Corporate Governance Guidelines of the Company (the “Mandate”), “applicable securities laws and exchange rules” refer to: (a) the Securities Act (Alberta) and the equivalent thereof in each province and territory of Canada in which the Company is a “reporting issuer” or equivalent thereof, together with the regulations, rules and blanket orders of the securities commission or similar regulatory authority in each of those jurisdictions; (b) the United States Securities Act of 1933, the United States Securities Exchange Act of 1934 (the “U.S. Exchange Act”), and any rules or regulations thereunder; and (c) the rules of each of the Toronto Stock Exchange and The Nasdaq Stock Market LLC, to the extent that any securities of the Company are listed on those exchanges.

B.	RESPONSIBILITIES

1.	Strategic Oversight

The Board should establish strategic goals, performance objectives and operational policies, including a strategic planning process designed so that, among other things, the Board has meaningful input during management’s development of the Company’s strategy. The Board is responsible for ensuring that the Company has a strategic planning process and for approving a strategy that articulates broad strategic corporate objectives and the corporate values and metrics against which the performance of the Company will be measured. In this regard, the Board will:

a.	review and approve, annually, a strategic plan that takes into account, among other things, the opportunities and risks of the Company’s business;

b.	review and approve strategic and operational policies and budgets within which management of the Company will operate that are consistent with long-term goals; and

c.	review and approve corporate values and performance metrics against which the Company and executive performance will be measured.

2.	Governance

The Board should develop procedures relating to the conduct of the Board’s business, the fulfillment of the Board’s responsibilities and the Company’s approach to corporate governance through the Nominating & Governance Committee (the “NGC”), including the establishment and review of corporate governance principles and guidelines for the Company as the NGC may recommend from time to time.

Appendix B – B-2

Board Mandate and

Corporate Governance

Guidelines

3.	Risk and Compliance Oversight

The Board should periodically identify and monitor the principal business risks to the Company and oversee management’s implementation of appropriate systems to manage those risks. Additionally, the Board should oversee compliance with policies and procedures by which the Company operates.

4.	Management Succession

The Board should oversee succession planning and the appointment, training and monitoring of senior management of the Company in conjunction with the Compensation Committee of the Company (the “Compensation Committee”).

5.	Culture and Integrity

The Board should, to the extent feasible, satisfy itself as to the integrity of the chief executive officer and the other executive officers and oversee that the executive officers strive to create a culture of integrity throughout the Company. The Board should also set the tone for the Company and senior management so as to foster ethical and responsible decision-making by senior management of the Company and regularly review and amend, if necessary or desirable, the Company’s code of ethics and code of conduct (together, the “Codes”).

6.	Reporting Oversight

The Board should, through the work and recommendations of the Audit Committee, monitor the quality and integrity of the Company’s accounting and financial reporting systems, internal controls and disclosure controls, and management information systems intended to ensure the integrity and quality of the Company’s financial statements and other financial information and the appropriateness of their disclosure. The Board should also monitor the independence and qualifications of the Company’s external auditors, and the Company’s compliance with legal and regulatory requirements.

7.	Communications

The Board should establish a communications policy for the Company to facilitate communications of shareholders and other interested parties with the Board, independent directors, and individual directors or a committee of the Board.

All such communications will be received, processed and forwarded in accordance with the communications policy. All material communications will be reported to the Board or the appropriate committee at regular meetings in accordance with the communications policy. The Board or the appropriate committee may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them. The Company’s policy is not to take any adverse action, and not to tolerate any retaliation, against any person for asking questions or making good faith reports of possible violations of law, Company policy or the Codes.

8.	Director Compensation

Periodically, the Board will determine the form and amount of director compensation, based on the review and recommendation of the Compensation Committee (with input from the NGC). Directors who are employees of the Company will not receive any additional compensation for service on the Board.

Appendix B – B-3

Board Mandate and

Corporate Governance

Guidelines

9.	Other Responsibilities

Upon request, the Chair of the Board (the “Chair of the Board”) or the Lead Director, if the Chair of the Board is an executive, will review all expenses incurred by the chief executive officer and all other directors, and the Audit Committee Chair will review all expenses incurred by the Chair of the Board or the Lead Director, if the Chair of the Board is an executive.

The Board, in consultation with the chief executive officer, will develop the position description of the chief executive officer.

C.	QUALIFICATIONS OF DIRECTORS

1.	Codes

Directors are expected to adhere to the Company’s Codes. The Board will oversee and approve any waivers of the Codes sought by directors, executive officers, or other members of senior management. In reviewing any such waivers, the Board may consider the recommendations of the NGC or the Audit Committee, as applicable.

The Board will oversee that any waivers of the code of ethics are promptly disclosed to shareholders to the extent required by applicable securities laws. The Company will post and disclose the code of ethics as required by applicable securities laws and exchange rules.

2.	Time Commitment

Directors should devote sufficient time to effectively carry out their duties and should not assume outside responsibilities that would materially interfere with, or be incompatible with, their ability to fulfill their responsibilities as Board members of the Company.

Directors who experience a material change in their personal circumstances that has the potential to impair their ability to fufill their responsibilities as Board members are expected to advise the Chair of the NGC. In light of a material change, a director is expected to resign from the Board if the Board, on the recommendation of the NGC, determines it to be appropriate.

3.	Term Limits

The Board does not believe it is appropriate to impose arbitrary term limits on directors’ service or a mandatory retirement age. Directors who have served on the Board for an extended period of time may provide valuable insight based on their experience with and understanding of the Company’s mission, strategies and objectives. At the same time, the Board does not believe that directors should expect to be re-nominated at the end of their term. The Board self-evaluation process and re-nomination process should serve as an effective means for determining the appropriateness of the continuation of service by individual directors.

4.	Independence

A majority of the Board must be independent. Independence will have the meaning, as the context requires, given to it under applicable securities laws and exchange rules.

Each year, the Board will review the NGC’s report on the relationships between the Company and each director and determine which directors satisfy the applicable independence standards of the Board and of each committee on which those directors serve under applicable securities laws and exchange rules.

Appendix B – B-4

Board Mandate and

Corporate Governance

Guidelines

5.	Director Nominations

The Board will consider the persons recommended for nomination to the Board by the NGC, nominate candidates for election as directors at the annual meeting of the shareholders or any special meeting of shareholders called for that purpose, and approve the candidates to be appointed by the Board to fill any vacancies on the Board.

6.	Chair of the Board and Lead Director

a.

The Board will annually appoint a Chair of the Board, who is normally expected (but not required) to be an independent director. If, in any year, the Board does not appoint a Chair of the Board, the incumbent Chair of the Board will continue in that role until a successor is appointed.

b.

At any time when the Chair of the Board is not an independent director, the Board will appoint one of the independent directors as the Lead Director (the “Lead Director”). The authority and responsibilities of the Lead Director include:

i.	presiding at meetings of the Board at which the Chair of the Board is not present, including executive sessions of the independent directors;

ii.	serving as a liaison between the Chair of the Board and the independent directors;

iii.	serving as a liaison between the chief executive officer and the independent directors;

iv.	previewing information to be provided to the Board;

v.	approving meeting agenda for the Board with the Chair of the Board;

vi.	leading the Board’s discussion of the Compensation Committee’s evaluation of the performance of the chief executive officer and recommendation for the chief executive officer’s compensation;

vii.	leading the Board’s discussion of reports on the annual evaluation of the Board and its committees;

viii.	having the authority to call meetings of the independent directors; and

ix.	performing such other functions as the bylaws provide or as the Board may specify from time to time.

D.	MEETINGS

Subject to the Company’s bylaws and articles and the requirements under applicable securities laws (and in particular, the Business Companys Act (Alberta)):

1.	Scheduling

The Board will meet as often as it determines is necessary to fulfill its responsibilities, but not less than four times per year. The independent directors will have regularly scheduled executive sessions at least twice a year, and more frequently as it determines is necessary or appropriate, generally in conjunction with regularly scheduled Board meetings. The Chair of the Board or Lead Director (if appointed) or any other independent director chosen by the Board to preside at these executive sessions will have the authority to call executive sessions and will be responsible for preparing an agenda for these executive sessions.

Appendix B – B-5

Board Mandate and

Corporate Governance

Guidelines

2.	Agenda

The Chair of the Board or Lead Director (if appointed) will establish, when practicable, the agenda for each meeting. Each director may also suggest the inclusion of items on the agenda or at any meeting and raise subjects that are not on the agenda for the meeting.

Taking into account input from members of the Board and the chief executive officer, the Chair of the Board or Lead Director (if appointed) will determine the individual officers, employees or advisors who should attend or present material at each meeting.

Agenda and other relevant meeting materials, if any, should be distributed by the Chair of the Board or Lead Director (if appointed) to the directors with sufficient time to review prior to scheduled meetings when practicable.

3.	Attendance and Participation

Each member is expected to attend and participate in all meetings of the Board, executive sessions (if the member is an independent director), and meetings of committees on which that member serves, in accordance with the bylaws of the Company, and is expected to spend the time needed to prepare and meet as frequently as necessary to properly discharge his or her responsibilities.

Directors are also encouraged to attend the Company’s annual meeting of shareholders.

4.	Committees

The Board uses committees to undertake detailed reviews and to provide in-depth oversight in key areas of Board responsibility. The Board may establish committees as it sees fit and may delegate to the committees any powers of the Board except the power to fill vacancies on the Board or to approve or remove officers appointed by the Board.

Current standing committees of the Board, which the Board will have at all times, are:

a.	Audit Committee;

b.	Nominating & Governance Committee; and

c.	Compensation Committee.

Each committee will establish a separate written charter that sets out the powers and duties of the committee, accountability, and its rules and procedures. The Board will appoint committee members upon recommendation of the NGC, with consideration given to the experience and skills of individual directors.

E.	SERVICE ON OTHER BOARDS AND AUDIT COMMITTEE

Members of the Board may serve on the boards of other companies so long as these commitments do not materially interfere and are compatible with their ability to fulfill their duties as a member of the Board. A director seeking to serve on the board of directors or advisory board of another for-profit entity (whether public or private) should notify the Chair of the Board or the Lead Director (if appointed) and the Chair of the NGC in advance of accepting that service and should defer final acceptance of that position until approved by the Board based upon the NGC’s recommendation. The NGC will consider, among other things, whether that service presents any independence, conflicts or other material issues for the Company.

Appendix B – B-6

Board Mandate and

Corporate Governance

Guidelines

Directors may not serve on the boards of more than four publicly-traded companies in addition to that of the Company, but exceptions to this policy may be made in situations in which the Board deems that an exception would be appropriate. Without the prior approval of the Board, directors who serve as the chief executive officer at a publicly-traded company (including the Company) may not serve on the board of more than one publicly-traded company in addition to the Company’s Board. Directors may not serve on the board of another company on which two or more directors of the Company serve without the prior approval of the Board.

No member of the Audit Committee may serve simultaneously on the audit committee of more than two other publicly-traded companies without prior approval of the Board; provided that a member who is a retired certified public accountant, chief financial officer, or controller (or has similar experience) may not serve simultaneously on the audit committee of more than three other publicly-traded companies without prior approval of the Board.

F.	ACCESS TO OUTSIDE ADVISORS AND RECORDS

The Board may retain any outside legal, financial or other advisor at the expense of the Company at any time, without consulting or obtaining the approval of any officer of the Company in advance, and has the authority to determine any advisors’ fees and other retention terms and the authority to cause the Company to pay the fees and expenses of the advisors.

The Board, and any outside advisors retained by it or by a committee, will have access to all records and information relating to the Company that it deems relevant to the performance of its duties.

G.	EVALUATION OF BOARD, GOVERNANCE POLICIES, DIRECTORS AND COMMITTEES

Through the recommendation of the NGC, the Board will approve processes to evaluate the effectiveness of the Board as a whole, all committees of the Board, and each individual director to determine whether they are fulfilling their respective roles and responsibilities, and will approve periodically, or when the Board believes appropriate, changes to those processes. Once approved, the NGC will oversee the execution of the evaluation processes and report to the full Board.

The Board may use the results of the evaluation processes in assessing individual directors’ suitability for re-nomination and in assessing the overall structure and functioning of the Board and the committees of the Board.

H.	SHARE OWNERSHIP

The Board believes that, in order to align the interests of directors and shareholders, directors should have a financial stake in the Company. Each director is expected to comply with the Company’s equity ownership guidelines, as established from time to time. The Board will evaluate whether exceptions should be made for any director on the basis of financial hardship.

I.	CONFIDENTIALITY

The proceedings and deliberations of the Board and its committees will be confidential. Each director will maintain the confidentiality of information received in connection with his or her service as a director.

Appendix B – B-7

Board Mandate and

Corporate Governance

Guidelines

Although the Board members have the duties and responsibilities set forth in this Mandate, nothing in this Mandate is intended to create, or should be construed as creating, any responsibility or liability of the Board members, except to the extent otherwise provided under applicable law. In addition, nothing in this Mandate is intended to preclude or impair the protection provided in law for good faith reliance by Board members on reports or other information provided by others.

Appendix B – B-8

DIRTT ENVIRONMENTAL SOLUTIONS LTD. Security Class Holder Account Number Fold Form of Proxy Annual and Special Meeting to be held on Friday, May 22, 2020 This Form of Proxy is solicited by and on behalf of the Board of Directors. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by [the Board of Directors] to the holder. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors. 6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof. Fold 8. This proxy should be read in conjunction with the accompanying Management Information Circular and Proxy Statement of the Company. Proxies submitted must be received by 11:00 am, Central Time, on Wednesday, May 20, 2020 VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! telephone Call the number . listed BELOW from a touch tone Go to the following web site: communications You can enroll to electronically receive future by securityholder visiting www.investorvote.com www.investorcentre.com and clicking at the bottom of 1 866 732 VOTE (8683) Toll Free Smartphone? Scan the QR code to vote now. the page. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. [To mail this proxy card, complete, sign and date the proxy and return it in the enclosed postage paid envelope.] Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER

Appointment of Proxyholder

I/We the undersigned holder ("**Shareholder**") of common shares ("**Common Shares**") of **DIRTT Environmental Solutions Ltd.** ("**DIRTT**" or the "**Company**") hereby appoint(s): **Kevin O'Meara**, Chief Executive Officer of the Company, or failing him, **Geoffrey Krause**, Chief Financial Officer of the Company (the "**Management Nominees**")

OR

Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and revocation, and to attend, act and to vote for and on behalf of the Shareholder in accordance with the following direction, all Common Shares that the Shareholder is entitled to vote at the **Annual and Special Meeting** of Shareholders of the Company to be held at the [•] on Friday, May 22, 2020 at [11:00 am] (Central Time), and any adjournment or postponement thereof, upon the following matters and, in their discretion, upon any other business that may properly come before the meeting of any adjournment or postponement thereof.

1. Election of Directors

Fold

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors.**

Signature(s)

Date

DD / MM / YY

Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Financial Statements - Mark this box if you would NOT like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

Appointment of Proxyholder I/We the undersigned holder (“Shareholder”) of common shares (“Common OR Print the name of the person Shares hereby appoint(s): ”) of DIRTT Kevin Environmental O’Meara, Chief Solutions Executive Ltd. (“ Officer DIRTT of “ or the the Company, “Company or “) you is someone are appointing other than if this the person failing “Management him, Geoffrey Nominees Krause, ”) Chief Financial Officer of the Company (the Management herein. Nominees listed as my/our proxyholder with full power of substitution and revocation, and to attend, act and to vote for and on behalf of the Shareholder in accordance with the following direction, all Common (Central Time), Shares and that any the adjournment Shareholder or is postponement entitled to vote thereof, at the Annual upon the and following Special matters Meeting and, of in Shareholders their discretion, of the upon Company any other to be business held at that the [may on properly Friday, come May 22, before 2020 the at meeting [11:00 am] of any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Election of Directors Withhold Withhold Withhold 01. Wayne Boulais 02. John (Jack) Elliott 03. Ronald Kaplan Fold 04. Denise Karkkainen 05. Todd Lillibridge 06. Christine McGinley 07. Kevin O’Meara 08. Steve Parry Withhold 2. Appointment of Independent Registered Public Accounting Firm To appoint PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2020 and to authorize the directors to fix the Independent registered public accounting firm’s remuneration. Against 3. By Laws Amendment To amend the quorum threshold to hold a meeting of the shareholders in the Amended and Restated By Law No. 1 of the Company, as described in the Management Information Circular and Proxy Statement of the Company. Against 4. Approval of the 2020 Long Term Incentive Plan To approve the 2020 Long Term Incentive Plan, as described in the Management Information Circular and Proxy Statement of the Company. Authorized Signature(s) This section must be completed for your Signature(s) Date instructions to be executed. I/We revoke authorize any proxy you previously to act in accordance given with respect with my/our to the instructions Meeting. If set no out voting above instructions . I/We hereby are indicated above, this Proxy will be voted as recommended by the Board of Directors. like Interim to receive Financial Interim Statements Financial Statements Mark this box and if you would NOT Annual like Financial to receive Statements the Annual Financial Mark this Statements box if you would and mail accompanying . Management’s Discussion and Analysis by mail accompanying . Management’s Discussion and Analysis by If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. D G D Q 2 9 1 2 8 4 A R 2